   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 8, 1997
                                                       REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------
                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                       SALEM COMMUNICATIONS CORPORATION
                            AND OTHER REGISTRANTS*
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      CALIFORNIA                  4832,4899                  77-0121400
    (STATE OR OTHER           (PRIMARY STANDARD           (I.R.S. EMPLOYER
    JURISDICTION OF              INDUSTRIAL              IDENTIFICATION NO.)
   INCORPORATION OR          CLASSIFICATION CODE
     ORGANIZATION)                 NUMBER)

                             4880 SANTA ROSA ROAD
                                   SUITE 300
                          CAMARILLO, CALIFORNIA 93012
                                (805) 987-0400
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
 INCLUDING AREA CODE, OF REGISTRANT'S AND CO-REGISTRANT'S PRINCIPAL EXECUTIVE
                                   OFFICES)

                            JONATHAN L. BLOCK, ESQ.
                       SALEM COMMUNICATIONS CORPORATION
                             4880 SANTA ROSA ROAD
                                   SUITE 300
                          CAMARILLO, CALIFORNIA 93012
                                (805) 987-0400
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ---------------
                                WITH COPIES TO:

       ERIC H. HALVORSON, ESQ.                  THOMAS D. MAGILL, ESQ.
  SALEM COMMUNICATIONS CORPORATION            GIBSON, DUNN & CRUTCHER LLP
   4880 SANTA ROSA ROAD, SUITE 300             4 PARK PLAZA, SUITE 1400
     CAMARILLO, CALIFORNIA 93012               IRVINE, CALIFORNIA 92614

                               ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                               ---------------

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ---------------
                        CALCULATION OF REGISTRATION FEE

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                                                                   PROPOSED
                                                     PROPOSED      MAXIMUM
                                        AMOUNT       MAXIMUM      AGGREGATE    AMOUNT OF
       TITLE OF EACH CLASS OF           TO BE     OFFERING PRICE   OFFERING   REGISTRATION
    SECURITIES TO BE REGISTERED       REGISTERED   PER UNIT(1)     PRICE(1)       FEE
------------------------------------------------------------------------------------------
9 1/2% Series B Senior Subordinated
 Notes Due 2007 (the "Notes")......  $150,000,000      100%      $150,000,000   $44,250
------------------------------------------------------------------------------------------
Guarantees of the Notes*...........  $150,000,000         (2)           (2)          (2)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(f) solely for the purposes of computing the registration fee.
(2) No separate consideration will be received for the Guarantees.

                               ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
                                                       (Continued on next page)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(Continued from previous page)
                               *OTHER REGISTRANTS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                      PRIMARY
                                   STATE OR OTHER     STANDARD        I.R.S.
                                  JURISDICTION OF    INDUSTRIAL      EMPLOYER
    EXACT NAME OF REGISTRANT      INCORPORATION OR CLASSIFICATION IDENTIFICATION
  AS SPECIFIED IN ITS CHARTER       ORGANIZATION    CODE NUMBERS      NUMBER
--------------------------------------------------------------------------------
ATEP Radio, Inc. ..............    California           4832        77-0132973
Beltway Media Partners.........    Virginia             4832        77-0293196
Bison Media, Inc. .............    Colorado             4832        77-0434654
Caron Broadcasting, Inc. ......    Ohio                 4832        77-0439370
Common Ground Broadcasting,
 Inc. .........................    Oregon               4832        93-1079989
Golden Gate Broadcasting
 Company, Inc. ................    California           4832        94-3082936
Inland Radio, Inc. ............    California           4832        77-0114987
Inspiration Media, Inc. .......    Washington           4832        77-0132974
Inspiration Media of Texas,
 Inc. .........................    Texas                4832        75-2615876
New England Continental Media,
 Inc. .........................    Massachusetts        4832        04-2625658
New Inspiration Broadcasting
 Company, Inc. ................    California           4832        95-3356921
Oasis Radio, Inc. .............    California           4832        77-0061780
Pennsylvania Media Associates,
 Inc. .........................    Pennsylvania         4832        94-3134636
Radio 1210, Inc. ..............    California           4832        77-0052616
Salem Communications
 Corporation...................    Delaware          4832, 4899     77-0363592
Salem Media Corporation........    New York             4832        95-3482072
Salem Media of California,
 Inc. .........................    California           4832        95-1581210
Salem Media of Colorado, Inc. .    Colorado             4832        84-1239646
Salem Media of Louisiana,
 Inc. .........................    Louisiana            4832        77-0114983
Salem Media of Ohio, Inc. .....    Ohio                 4832        95-3690954
Salem Media of Oregon, Inc. ...    Oregon               4832        77-0114986
Salem Media of Pennsylvania,
 Inc. .........................    Pennsylvania         4832        77-0237182
Salem Media of Texas, Inc. ....    Texas                4832        77-0379125
Salem Music Network, Inc. .....    Texas                4899        77-0434655
Salem Radio Network
 Incorporated..................    Delaware             4899        77-0305542
Salem Radio Representatives,
 Inc. .........................    Texas                4899        77-0281576
South Texas Broadcasting,
 Inc. .........................    Texas                4832        77-0388924
SRN News Network, Inc. ........    Texas                4899        77-0426090
Vista Broadcasting, Inc. ......    California           4832        77-0389639
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED DECEMBER 8, 1997

PROSPECTUS

[LOGO OF SALEM COMMUNICATIONS CORPORATION]

                                  $150,000,000

                        SALEM COMMUNICATIONS CORPORATION

    OFFER FOR OUTSTANDING 9 1/2% SERIES A SENIOR SUBORDINATED NOTES DUE 2007
       IN EXCHANGE FOR 9 1/2% SERIES B SENIOR SUBORDINATED NOTES DUE 2007

                                --------------

  Salem Communications Corporation, a California corporation (the "Company") hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal, to exchange up to $150,000,000 aggregate principal amount of its 9 1/2% Series B Senior Subordinated Notes due 2007 (the "Notes") of the Company for a like amount of the privately placed 9 1/2% Series A Senior Subordinated Notes Due 2007 (the "Old Notes") of the Company issued on September 25, 1997, from the holders thereof.

  The Notes are being offered hereunder in order to satisfy the obligations of the Company under a Registration Rights Agreement dated September 17, 1997 (the "Registration Rights Agreement") by and among the Company, the Guarantors (as defined herein), and Furman Selz LLC, Smith Barney Inc., BancBoston Securities, Inc., and BNY Capital Markets, Inc. (the "Initial Purchasers"). The Exchange Offer is designed to provide to holders an opportunity to acquire the Notes which, unlike the Old Notes, are expected to be freely transferable at all times, subject to state "blue sky" law restrictions, provided that the holder is not an "affiliate" of the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and represents that the Notes are being acquired in the ordinary course of such holder's business and the holder is not engaged in, and does not intend to engage in, a distribution of the Notes. With the exception of the freely transferable nature of the Notes, the Notes are substantially identical to the Old Notes. See "The Exchange Offer-- Purpose of the Exchange Offer."

  The Company will accept for exchange any and all validly tendered Old Notes
on or prior to 5:00 P.M., New York time, on      , 1998, unless extended (the
"Expiration Date"). Tenders of Old Notes made pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. In the event the Company terminates the Exchange Offer and does not accept any Old Notes with respect to the Exchange Offer, the Company will promptly return such Old Notes to the holders thereof. The Company will not receive any proceeds from the Exchange Offer.

  Interest on the Notes will accrue from the date of issuance and will be payable semi-annually on each April 1 and October 1, commencing April 1, 1998. The Notes will mature on October 1, 2007. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after October 1, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest to the redemption date. In addition, the Company, at its option, may redeem up to $50.0 million in aggregate principal amount of the Notes at any time on or prior to October 1, 2000 at 109.50% of the aggregate principal amount so redeemed, plus accrued and unpaid interest thereon to the redemption date, with the proceeds of one or more Public Equity Offerings (as defined herein), provided that at least $100.0 million in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of any such redemption. See "Description of the Notes--Optional Redemption." Upon a Change of Control (as defined herein), each holder of the Notes will be entitled to require the Company to purchase such holder's Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date. There can be no assurance that the Company will have sufficient funds to repurchase the Notes upon a Change of Control. See "Description of the Notes--Certain Covenants--Purchase of Notes Upon a Change of Control."

  The Notes will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Indebtedness (as defined herein), including the Company's obligations under the Credit Agreement (as defined herein), and senior in right of payment to all existing and future Subordinated Indebtedness (as defined herein) of the Company. See "Description of Certain Indebtedness" and "Description of the Notes--Subordination." The Notes will be guaranteed, jointly and severally (the "Guarantees"), on a senior subordinated basis by all of the Company's current subsidiaries (the "Guarantors"). See "Description of the Notes--Guarantees." The Guarantees will be general unsecured obligations of the Guarantors, subordinated in right of payment to all Guarantor Senior Indebtedness (as defined herein), including any guarantees by Guarantors of the Company's obligations under the Credit Agreement and senior in right of payment to any Subordinated Indebtedness of the Guarantors. As of September 30, 1997, the Company and the Guarantors had an aggregate of approximately $10.1 million of Senior Indebtedness outstanding under the Credit Agreement and no other Indebtedness (as defined herein) outstanding other than the Notes.

                                                   (Continued on following page)

                                --------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 14 HEREIN FOR A DISCUSSION OF CERTAIN RISKS THAT HOLDERS OF OLD NOTES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

                                --------------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
   CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is      , 1998.

  The Old Notes were sold by the Company on September 25, 1997 to the Initial Purchasers in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the "Offering"). The Initial Purchasers subsequently placed the Old Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act. The Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available.

  Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes that a holder of Notes (other than (i) a broker-dealer who purchases such Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person who is an affiliate of the Company within the meaning of Rule 405 under the Securities
Act) who exchanges Old Notes for Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Notes, will be allowed to resell the Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Notes a prospectus that satisfies the requirements of the Securities Act. See "The Exchange Offer--Purpose of the Exchange Offer" and "Resales of Notes." However, a broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act. If any other holder is deemed to be an "underwriter" within the meaning of the Securities Act or acquires Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Notes, such holder must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. For a period of 180 days from the Expiration Date, the Company will make copies of this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resales. See "Plan of Distribution."

  If a holder of Old Notes does not exchange such Old Notes for Notes pursuant to the Exchange Offer, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

  The Old Notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Following commencement of the Exchange Offer but prior to its consummation, the Old Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the Notes will not be eligible for PORTAL trading.

  It is not currently anticipated that an active public market for the Notes will develop. The Company currently does not intend to apply for the listing of the Notes on any securities exchange or to seek approval for quotation through any automated quotation system. No assurance can be given as to the liquidity of the trading market for the Notes.

  The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions. See "The Exchange Offer--Conditions to the Exchange Offer." Old Notes may be tendered only in integral multiples of $1,000.

             AVAILABLE INFORMATION AND INCORPORATION BY REFERENCE

  The Company and the Guarantors have filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Notes offered hereby (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description thereof, and each such statement shall be deemed qualified in its entirety by such reference.

  Upon effectiveness of the Registration Statement, the Company and the Guarantors will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith must file periodic reports and other information with the Commission, unless granted relief from such requirements. All documents filed by the Company or any of the Guarantors pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Registration Statement and the exhibits and schedules thereto and any periodic reports or other information filed pursuant to the Exchange Act may be inspected without charge and copies at prescribed rates at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a website that contains reports, proxy and information statements and other information filed electronically with the Commission at http://www.sec.gov.

  The Company and the Guarantors have agreed to furnish to holders of the Notes and Old Notes and prospective purchasers and securities analysts, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                    NOTICE TO NEW HAMPSHIRE RESIDENTS ONLY

  NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE ATTORNEY GENERAL OR THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE ATTORNEY GENERAL OR THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

        SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

  This Prospectus contains forward-looking statements, including statements regarding, among other items, (i) the realization of the Company's business strategy, (ii) the sufficiency of cash flow to fund the Company's debt service requirements and working capital needs and (iii) the anticipated trends in the radio broadcasting industry. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Actual results could differ materially from those contemplated by these forward-looking statements. There can be no assurance that the results and events contemplated by the forward-looking information contained in this Prospectus will in fact transpire. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company does not undertake any obligation to update or revise any forward-looking statements.

                              MARKET DATA SOURCES

  All metropolitan statistical area ("MSA") rank information set forth in this Prospectus has been obtained from the Spring 1997 Radio Market Survey Schedule & Population Ranking published by The Arbitron Company. According to the Survey, the population estimates used were based upon 1990 U.S. Bureau Census estimates updated and projected to January 1, 1997 by Market Statistics, based on the data from Sales & Marketing Management's 1996 Survey of Buying Power. Information regarding the number of radio stations in the United States featuring religious talk and music formats, including formats identified as Religious, Gospel, Christian, Inspirational or Sacred, the growth in the number of stations featuring religious formats from 1989 to 1996, the religious format as the fourth largest radio format in the United States and the size of the listening audience for religious programming have been obtained from the 1997 Broadcasting & Cable Yearbook, The M Street Journal (November 26, 1997) and Religion & Media Quarterly (July 1997).

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. As used in this Prospectus, the term the "Company" refers to Salem Communications Corporation and its subsidiaries, unless the context otherwise requires. Edward G. Atsinger III and Stuart W Epperson are referred to herein as the "Principal Shareholders" and together with Nancy A. Epperson, the wife of Mr. Epperson and the sister of Mr. Atsinger, as the "Shareholders." The Shareholders reorganized the Company in August 1997 such that certain entities owned by the Shareholders became wholly owned by the Company. In addition to the historical information contained herein, certain statements in this Prospectus constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 (the "Reform Act") which involve risks and uncertainties. The Company's actual results may differ significantly from those discussed herein. Factors that might cause such a difference include, but are not limited to, those discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as those discussed elsewhere in this Prospectus. See "Special Cautionary Notice Regarding Forward-Looking Statements."

                                  THE COMPANY

  Salem Communications Corporation is the leading radio broadcast company in the United States, measured by number of stations owned and audience coverage, that focuses on serving the religious/conservative listening audience. The Company's two primary businesses include the ownership and operation of religious format radio stations and the development and expansion of a national radio network (the "Network") offering talk programming, news and music to affiliated stations. The Company owns and/or operates 43 radio stations concentrated in 28 geographically diverse markets across the United States.

  The Company offers a variety of specialized talk programming emphasizing Bible study and Judeo-Christian values applied to family and community issues as well as contemporary and traditional religious music. The 1997 Broadcasting & Cable Yearbook identifies over 1,800 radio stations throughout the United States that feature religious talk and music formats, including formats identified as Religious, Gospel, Christian, Inspirational or Sacred. According to statistics appearing in The M Street Journal, a broadcast industry newsletter, the number of radio stations featuring religious formats has grown approximately 69% between 1989 and 1997 and the religious format is the fourth largest radio format in the United States after country, news/talk and adult contemporary. According to Religion & Media Quarterly, religious format radio stations have an audience of approximately 20.6 million listeners.

  The Company focuses on serving the top 25 markets in terms of audience size in the United States and has radio stations in nine of the top ten and 19 of the top 25 of those markets. Since January 1, 1992, the Company has grown significantly by acquiring ownership of, or operating rights to, 29 radio stations in 20 markets, including 17 stations in 14 markets since January 1, 1996. Many of these recently acquired radio stations were previously broadcasting in non-religious formats and have been re-formatted by the Company. The Company's experience has been that changing the format of an acquired station typically requires a transition period during which the Company develops its program customer and listener base. During such transition period, these stations typically do not generate significant cash flow from operations. The Company's total gross revenue, broadcast cash flow and EBITDA (as defined herein) were $65.1 million, $25.5 million and $20.9 million, respectively, for the year ended December 31, 1996 and were $54.5 million, $20.6 million and $16.2 million, respectively, for the nine months ended September 30, 1997. The Company's results of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 include the results of many stations in transition periods, which have not generated significant cash flow from operations in the aggregate.

  Owned and/or Operated Stations. The following table sets forth information about the number of radio stations owned and/or operated by the Company and the markets served in order of market size:

                                      NUMBER OF                                           NUMBER OF
                                      STATIONS                                            STATIONS
                                      ---------                                           ------------
        MARKET(1):        MSA RANK(2)  FM   AM            MARKET(1):          MSA RANK(2)  FM      AM
        ----------        ----------- ---- ----           ----------          ----------- ----    ----
 New York, NY............       1        0    2    Pittsburgh, PA..........        20        1       1
 Los Angeles, CA.........       2        2    1    Cleveland, OH...........        22        0       2
 Chicago, IL.............       3        1    0    Denver-Boulder, CO......        23        1       2
 San Francisco, CA.......       4        0    1    Portland, OR............        24        1       1
 Philadelphia, PA........       5        0    2    Cincinnati, OH..........        25        0       1
 Dallas-Ft. Worth, TX....       7        1    0    Riverside-San
 Washington, D.C. .......       8        1    0    Bernardino, CA..........        26        0       1(5)
 Houston-Galveston, TX...       9        1    1    Sacramento, CA..........        28        0       2
 Boston, MA..............      10        0    1    Columbus, OH............        32        0       1
 Seattle-Tacoma, WA......      13        0    3(3) San Antonio, TX.........        34        0       1
 San Diego, CA...........      14        0    1    Akron, OH...............        67        0       1
 Minneapolis-St. Paul, MN                          Spokane, WA.............        87        1       0
 ........................      16        0    1    Colorado Springs, CO....        95        3       0
 Phoenix, AZ.............      18        0    1    Oxnard, CA..............       109        1       0
 Baltimore, MD...........      19        0    1(4) Canton, OH..............       120        1(6)    0
                                                                                          ----    ----
                                                     TOTAL..............................    15      28
                                                                                          ====    ====

--------------------
(1) Actual city of license may differ from metropolitan market served.

(2) "MSA" means metropolitan statistical area.

(3) The Company operates one of the stations, which is licensed to a corporation owned by the Principal Shareholders of the Company, under the terms of a local marketing agreement. See "Federal Regulation of Radio Broadcasting--Local Marketing Agreements" and "Certain Transactions."

(4) The station is simulcast with WAVA-FM, Washington, D.C.

(5) The station is simulcast with KKLA-FM, Los Angeles.

(6) The station is simulcast with WHK-AM, Cleveland.

  For the year ended December 31, 1996 and the nine months ended September 30, 1997, the Company derived 57.5% and 53.4% of its gross revenue, or $37.5 million and $29.1 million, respectively, from the sale of nationally syndicated and local block program time. The Company believes that sales of block program time lessen its exposure to swings in general economic activity and thus make its revenue stream less volatile. The Company derives its nationally syndicated program revenue from a programming customer base consisting primarily of geographically diverse, well-established non-profit religious and educational organizations that purchase time on stations in a large number of markets in the United States. These nationally syndicated program producers typically purchase 13, 26 or 52 minute blocks on a Monday through Friday basis and may offer supplemental programming for weekend release. The recognized leading daily radio program featured on religious talk format stations is Focus on the Family, which according to the 1997 Directory of Religious Media is syndicated on 943 radio stations in the United States, including 35 Company stations as of November 1997. Other leading radio programs currently include Insight for Living (590 stations, including 26 Company stations), In Touch (490 stations, including 27 Company stations) and Grace to You (294 stations, including 22 Company stations).

  For the year ended December 31, 1996 and the nine months ended September 30, 1997, the Company derived 26.7% and 27.6% of its gross revenue, or $17.4 million and $15.0 million, respectively, from the sale of local spot advertising and 6.3% and 9.4% of its gross revenue, or $4.1 million and $5.1 million (including $2.7 million of reclassified infomercial advertising revenue), respectively, from the sale of national spot advertising. The Company in recent years has begun to place greater emphasis on the development of local spot sales in all of its markets. The Company believes that the listening audience for its radio stations is responsive to affinity advertisers that promote products targeted to the religious/conservative audience and is receptive to direct response appeals such as those offered through infomercials. The Company's stations all have affinity advertising customers in their respective markets. The Company also generates spot advertising revenue from general market retailers, including automobile dealers and grocery store chains, in many of its markets. Because the Company does not sell advertising based on market share, it does not subscribe to traditional audience measuring services, but instead sells advertising based upon the proven success of its other advertising customers. The Company's radio stations also receive revenue from national advertisers desiring to include selected Company stations in national buys covering multiple markets. These national advertising buys are placed through Salem Radio Representatives ("SRR"), a wholly owned subsidiary of the Company, which sells all national commercial advertising placed on the Network's commercial affiliate radio stations.

  The Network. In 1993, the Company established the Network in connection with its acquisition of certain assets of the former CBN Radio Network. Establishment of the Network was a part of the Company's overall business strategy to develop a national network of affiliated radio stations anchored by the Company's owned and operated radio stations in major markets. The Network, which is headquartered in Dallas, is focused on the development, production and syndication of a broad range of programming specifically targeted to religious talk and music stations as well as general market news/talk stations. Currently, the Company has rights to six full-time satellite channels and all Network product is delivered to affiliates via satellite.

  As of November 30, 1997, the Network had approximately 750 affiliate stations, including the Company's owned and operated stations, that broadcast one or more of the offered programming options. These programming options feature talk shows, such as The Oliver North Show and The Alan Keyes Show, news and music. Network operations also include commission revenue of SRR from unaffiliated customers and an allocation of operating expenses estimated to relate to such commission revenue. The Network's gross revenue for the year ended December 31, 1996 and the nine months ended September 30, 1997 were $5.3 million and $4.5 million, respectively. While the Network earned net operating income of $274,000 for the year ended December 31, 1996, it incurred a net operating loss of $542,000 for the nine months ended September 30, 1997, due primarily to continued costs associated with the development of a news programming production and distribution capability and reduced advertising revenue associated with syndicated talk programming.

  The Company is a California corporation. Its principal offices are located at 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012 and its telephone number is (805) 987-0400.

                               OPERATING STRATEGY

  Maintain and Enhance Leadership Position in Religious Talk Format. The Company believes that an important factor in its ability to attract and retain quality programming customers is its demonstrated long-term commitment to the religious talk format. Program customers tend to be sophisticated purchasers of air time that recognize that building a listener base capable of generating revenue sufficient to cover programming costs may take several years. The Company's experience has been that such programmers are accordingly reluctant to make the commitment to building a new listener base unless they have a reasonable expectation that the format will remain in place. Management of the Company therefore intends to continue its long-term commitment to the religious talk format. Management believes its commitment to growing the religious talk format, increasing the number of owned and operated stations and developing network operations and national sales activities allows for future growth opportunities for the Company.

  Identify and Develop New Program Producers. The Company recognizes that the ongoing success of its religious talk format is largely dependent on the continued availability of quality programs. Management of the Company is committed to assisting promising new program producers with advice on content and structuring of programs in addition to advice on levels of support staffing, engineering and programming delivery options. Station managers are encouraged to evaluate local talk programs with a view toward expansion of promising programs into national syndication. The Company continues to emphasize this important development area with the goal of maintaining a backlog of quality programs available for placement in new markets and existing markets where the Company may add additional stations.

  Emphasize Signal Quality and Market Coverage. The Company is committed to the ongoing evaluation and improvement of its technical facilities, including power increases, tower/antenna relocations and investment in state of the art equipment. The Company believes that its success is attributable in part to its ownership of broadcast facilities that provide broad signal coverage in its markets.

  Build Station Identity Through Development of Strong Production Values. The Company believes that an important element in retaining and increasing the listening audience and expanding the base of potential advertisers for its stations is the development of local station identity. The Company believes that its emphasis on development of a station's identity during those times when the Company is not broadcasting its customers' block programming will allow it to compete with general format stations for listening audience and advertising customers. Station employees with responsibility for programming are encouraged to build identity through continual improvement of production values and to share their ideas with other Company stations. The Company assists local personnel and coordinates development of increased production values through its director of programming located at the corporate headquarters. Certain of the Company's stations have successfully adopted techniques that have built identity through the development of local on-air personalities associated with segments of the broadcast day, and these techniques are being implemented at other Company stations.

  Expand and Diversify National Network. The Company is committed to expanding the Network by adding to its menu of Network product offerings and by actively promoting these products to Network affiliates. The Company believes that by continually increasing the quality of its Network product it will add to its affiliate base, thereby providing more audience reach that will attract more national advertising customers and potentially generate business from national advertising agencies. The Company competes aggressively for talk show talent it believes will be attractive to existing and potential affiliates, refines existing music formats and develops political commentary and public affairs programming that are complementary to the product offerings of the Network. The Company will continue to explore ways to better serve its customers and the religious/conservative listening audience by using the combined resources of its owned and operated stations and the Network. For example, unused Network inventory can be used as an incentive to potential or existing program producers to purchase block program time on the Company's radio stations. The Company has successfully implemented this strategy in the past and will continue to devote significant time and resources to find additional synergistic uses of its radio stations and the Network.

                              ACQUISITION STRATEGY

  Expand Into New Markets. The Company continues to pursue an acquisition strategy of acquiring radio stations in the top 25 markets in which it currently does not have a presence and acquiring selected stations in mid-sized markets. The Company believes that its presence in large markets makes it attractive to national program syndicators and national advertisers. In addition, the geographic diversity of the Company's markets reduces its dependence on any single local economy. Over the past 20 years, the Company has developed and implemented a model for evaluating the desirability of entering a new market. Management considers the number of stations already serving the target market with religious formats, the programming within that format (music or talk), the quality of talk programs offered and the signal strength of the competing stations. The signal strength of any station that becomes available for purchase is a critical factor in the evaluation process.

  Expand in Existing Markets. The Company pursues the acquisition of additional stations in markets in which it already has a presence. The experience of the Company with existing duopolies and triopolies has been positive. Multiple stations making use of one general manager and sales staff and one broadcast facility have resulted in operational efficiencies in certain markets. In addition, the Company intends to develop more talk and music product at the Network level that will be available for use on additional stations in a market. The Company believes new religious music formats are gaining increased popularity and are complementary to the Company's religious talk format. Three separate music formats are produced by the Network and are available for use by Company stations. This strategy has been implemented successfully in Colorado Springs, where the Company owns three FM stations, two of which offer religious music formats and one of which features a religious talk format.

  Upgrades in Existing Markets. The Company is continually looking for upgrade opportunities in existing markets to expand its audience reach. This strategy of acquiring upgraded facilities in existing markets has been an area of emphasis for senior management for many years and has been successfully demonstrated in such markets as Seattle and New York in prior years. More recently, the Company has significantly improved its position in Boston and Dallas through the acquisition of more powerful stations that have allowed the Company to continue its business strategy of operating stations that provide broad signal coverage in its markets.

  Acquisition Financing. In the past, the Company has principally financed acquisitions of radio stations through borrowings, including borrowings under credit agreements with banks and, to a lesser extent, from cash flow from operations and selected asset dispositions. Taking into account certain restrictions under the Credit Agreement, however, the Company is not currently able to borrow for acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                              RECENT DEVELOPMENTS

  The Company has completed the purchase of the following radio stations in 1997:

   DATE                             MARKET     STATION MSA RANK PURCHASE PRICE
   ----                             ------     ------- -------- --------------
   January 1997................ Dallas, TX     KWRD-FM     7     $40,100,000(1)
   January 1997................ Cleveland, OH  WHK-AM     22       6,220,000
   February 1997............... Canton, OH     WHK-FM    120       5,903,000
   February 1997............... Akron, OH      WHLO-AM    67       1,995,000
   February 1997............... Boston, MA     WEZE-AM    10       7,030,000
   April 1997.................. Sacramento, CA KTKZ-AM    28       1,485,000
   July 1997................... Baltimore, MD  WITH-AM    19       1,114,000
   July 1997................... Cincinnati, OH WTSJ-AM    25       1,114,000
   October 1997................ Cleveland, OH  WCCD-AM    22         700,000

--------------------
(1) This acquisition was consummated on December 30, 1996, but operational control was not transferred until January 1997.

  In November 1997, the Company sold substantially all of the assets of radio station WPZE-AM, Boston, Massachusetts, for $5 million. Proceeds from the sale are being held by a qualified intermediary under a like-kind exchange agreement to preserve the Company's ability to effect a tax-deferred exchange. If the Company does not identify replacement property it will use the proceeds to reduce outstanding borrowings under the Credit Agreement.

                               THE EXCHANGE OFFER

 Securities Offered......................... Up to $150,000,000 aggregate principal amount of 9 1/2% Series
                                             B Senior Subordinated Notes due
                                             2007.
 The Exchange Offer......................... The Notes are being offered in exchange for a like principal
                                             amount of the Company's Old
                                             Notes. Old Notes may be exchanged
                                             only in integral multiples of
                                             $1,000. The issuance of the Notes
                                             is intended to satisfy the
                                             obligations of the Company under
                                             the terms of the Registration
                                             Rights Agreement.
 Tenders; Expiration Date; Withdrawal....... The Exchange Offer will expire at
                                             5:00 P.M., New York City time on
                                                  , 1998, or such later date
                                             and time to which it is extended
                                             by the Company (the "Expiration
                                             Date"). Tenders of Old Notes
                                             pursuant to the Exchange Offer
                                             may be withdrawn at any time
                                             prior to the Expiration Date. In
                                             the event the Company terminates
                                             the Exchange Offer and does not
                                             accept for exchange any Old Notes
                                             pursuant to the Exchange Offer,
                                             the Company will promptly return
                                             such Old Notes to the Holders
                                             thereof.
 Accrued Interest on the Notes.............. The Notes will bear interest from and including the date of
                                             issuance of the Old Notes.
                                             Accordingly, Holders who receive
                                             Notes in exchange for Old Notes
                                             will forego accrued but unpaid
                                             interest on their exchanged Old
                                             Notes for the period from and
                                             including the date of issuance of
                                             the Old Notes to the date of
                                             exchange, but will be entitled to
                                             such interest under the Notes.
 Conditions of the Exchange Offer........... The Exchange Offer is subject to certain customary conditions, any
                                             or all of which may be waived by
                                             the Company. The Company
                                             currently expects that each of
                                             the conditions will be satisfied
                                             and that no waivers will be
                                             necessary. See "The Exchange
                                             Offer--Conditions to the Exchange
                                             Offer."
 Procedures for Tendering Old Notes......... Each Holder wishing to accept the
                                             Exchange Offer must complete and
                                             sign the Letter of Transmittal,
                                             in accordance with the
                                             instructions contained therein,
                                             and submit the Letter of
                                             Transmittal to the Exchange Agent
                                             identified below. See "The
                                             Exchange Offer--Procedures for
                                             Tendering."
 Guaranteed Delivery Procedures............. Holders of Old Notes who wish to tender their Old Notes and whose
                                             Old Notes are not immediately
                                             available or who cannot deliver
                                             their Old Notes and the Letter of
                                             Transmittal and any other
                                             documents required by the Letter
                                             of Transmittal to the Exchange
                                             Agent prior to the Expiration
                                             Date, must tender their Old Notes
                                             according to the guaranteed
                                             delivery procedures set forth in
                                             "The Exchange Offer--Guaranteed
                                             Delivery Procedures."

 Acceptance of Old Notes and Delivery of
  Notes..................................... The Company will accept for exchange any and all Old Notes
                                             which are properly tendered in
                                             the Exchange Offer prior to 5:00
                                             P.M., New York City time, on the
                                             Expiration Date. See "The
                                             Exchange Offer--Acceptance of Old
                                             Securities for Exchange; Delivery
                                             of Securities."
 Rights of Dissenting Holders............... Holders of Old Notes do not have any appraisal or dissenters'
                                             rights under the California
                                             General Corporation Law in
                                             connection with the Exchange
                                             Offer.
 Exchange Agent............................. The Bank of New York; telephone
                                             (212) 815-[TBD]. See "The
                                             Exchange Offer--Exchange Agent."

                               TERMS OF THE NOTES

  The terms of the Notes are identical in all material respects to the terms of the Old Notes, except that the Notes are expected to be freely transferable as described under "The Exchange Offer--Resales of Notes."

 Maturity Date.............................. October 1, 2007.
 Interest Payment Dates..................... April 1 and October 1 of each year, commencing April 1, 1998.
 Optional Redemption........................ The Notes are redeemable at the option of the Company, in whole
                                             or in part, at any time on or
                                             after October 1, 2002, at the
                                             redemption prices set forth
                                             herein, plus accrued and unpaid
                                             interest to the redemption date.
                                             In addition, the Company, at its
                                             option, may redeem up to $50.0
                                             million in aggregate principal
                                             amount of the Notes at any time
                                             on or prior to October 1, 2000 at
                                             109.50% of the aggregate
                                             principal amount so redeemed,
                                             plus accrued and unpaid interest
                                             thereon to the redemption date,
                                             with the proceeds of one or more
                                             Public Equity Offerings, provided
                                             that at least $100.0 million in
                                             aggregate principal amount of the
                                             Notes remain outstanding
                                             immediately after the occurrence
                                             of any such redemption. See
                                             "Description of the Notes--
                                             Optional Redemption."
 Change of Control.......................... Upon a Change of Control, each holder of the Notes will be
                                             entitled to require the Company
                                             to purchase such holder's Notes
                                             at 101% of the principal amount
                                             thereof, plus accrued and unpaid
                                             interest to the purchase date.
                                             See "Description of the Notes--
                                             Certain Covenants--Purchase of
                                             Notes Upon a Change of Control."
 Guarantees................................. The Notes will be guaranteed, jointly and severally, on a
                                             senior subordinated basis by the
                                             Guarantors. The Guarantees will
                                             be general unsecured obligations
                                             of the Guarantors, subordinated
                                             in right of payment to all
                                             Guarantor Senior Indebtedness,
                                             including any guarantees by
                                             Guarantors of the Company's
                                             obligations under the Credit
                                             Agreement, and senior in right of
                                             payment to any Subordinated
                                             Indebtedness of the Guarantors.
                                             See "Description of Notes--
                                             Guarantees."
 Subordination.............................. The Notes will be general unsecured obligations of the
                                             Company, subordinated in right of
                                             payment to all existing and
                                             future Senior Indebtedness,
                                             including the Company's
                                             obligations under the Credit
                                             Agreement, and senior in right of
                                             payment to any Subordinated
                                             Indebtedness of the Company. See
                                             "Description of Notes--
                                             Subordination."
 Certain Covenants.......................... The Indenture under which the Old
                                             Notes were and the Notes will be
                                             issued contains certain covenants
                                             that, among other things, limits
                                             the incurrence of additional
                                             indebtedness by the Company and
                                             Restricted Subsidiaries

                                             (as defined herein), the payment
                                             of dividends, the use of proceeds
                                             of certain asset sales and
                                             certain transactions with
                                             affiliates and contains certain
                                             other restrictive covenants
                                             affecting the Company and
                                             Restricted Subsidiaries. See
                                             "Description of Notes--Certain
                                             Covenants."
 Absence of a Public Market for the Notes... There has been no public market for the Old Notes and it is not
                                             currently anticipated that an
                                             active public market for the
                                             Notes will develop. No assurance
                                             can be given as to the liquidity
                                             of the trading market for the
                                             Notes following the Exchange
                                             Offer.

           SUMMARY CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY

  The summary consolidated financial information below should be read in conjunction with, and is qualified by reference to, the Company's consolidated financial statements and related notes, "Selected Consolidated Financial Information of the Company" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The financial results of the Company are not comparable from year to year because of the acquisition and disposition of various radio stations and radio networks by the Company.

                                                                         NINE MONTHS
                                                                            ENDED
                                  YEAR ENDED DECEMBER 31                SEPTEMBER 30
                          -------------------------------------------  ----------------
                           1992     1993     1994     1995     1996     1996     1997
                          -------  -------  -------  -------  -------  -------  -------
                                          (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
Net revenue.............  $28,532  $32,423  $38,575  $48,168  $59,010  $42,465  $49,449
Operating expenses:
 Station operating
  expenses..............   14,922   17,011   22,179   27,527   33,463   23,907   28,793
 Corporate expenses.....    2,647    3,193    3,292    3,799    4,663    3,413    4,998
 Tax reimbursements to
  S corporation
  shareholders..........    1,029    1,311      977    2,057    2,038    1,529    1,780
 Depreciation and
  amortization..........    6,441    6,601    7,633    7,884    8,394    6,148    9,382
                          -------  -------  -------  -------  -------  -------  -------
Operating expenses......   25,039   28,116   34,081   41,267   48,558   34,997   44,953
                          -------  -------  -------  -------  -------  -------  -------
 Net operating income...    3,493    4,307    4,494    6,901   10,452    7,468    4,496
Other income (expense):
 Interest
  income/expense, net...   (2,516)  (2,349)  (3,438)  (6,327)  (6,838)  (5,198)  (8,392)
 Gain (loss) on disposal
  of assets.............   (1,044)   1,603     (482)      (7)  16,064   12,659     (190)
 Other income (expense).     (393)       2     (135)    (255)    (270)    (209)    (288)
                          -------  -------  -------  -------  -------  -------  -------
Total other income
 (expense)..............   (3,953)    (744)  (4,055)  (6,589)   8,956    7,252   (8,870)
Income (loss) before
 income taxes and
 extraordinary item.....     (460)   3,563      439      312   19,408   14,720   (4,374)
Provision (benefit) for
 income taxes...........     (415)   1,437     (247)    (204)   6,655    5,046   (1,790)
                          -------  -------  -------  -------  -------  -------  -------
Income (loss) before
 extraordinary item.....      (45)   2,126      686      516   12,753    9,674   (2,584)
Extraordinary gain
 (loss)(1)..............      921      --       --      (394)     --       --    (1,090)
                          -------  -------  -------  -------  -------  -------  -------
Net income (loss).......  $   876  $ 2,126  $   686  $   122  $12,753  $ 9,674  $(3,674)
                          =======  =======  =======  =======  =======  =======  =======
Pro forma net income
 (loss)(2)..............  $ 1,262  $ 2,917  $   848  $ 1,024  $12,838  $ 9,727  $(2,651)
                          =======  =======  =======  =======  =======  =======  =======
OTHER DATA:
Broadcast cash flow(3)..  $13,610  $15,412  $16,396  $20,641  $25,547  $18,558  $20,656
Broadcast cash flow
 margin(4)..............     47.7%    47.5%    42.5%    42.9%    43.3%    43.7%    41.8%
EBITDA (excludes all
 other income items)(3).  $10,963  $12,219  $13,104  $16,842  $20,884   15,145   15,658
Capital expenditures....    1,691      912    2,441    3,040    6,982    4,119    5,502
Purchase price of radio
 stations...............   20,000   15,500   14,935   24,550   59,621    8,302   24,861
Earnings to fixed
 charges ratio(5).......      0.9x     2.1x     1.1x     1.0x     3.2x               .5x
PRO FORMA RATIO:
Pro forma earnings to
 fixed charges ratio(5).                                          1.7x               .4x

                                        DECEMBER 31
                         ----------------------------------------- SEPTEMBER 30
                          1992    1993    1994     1995     1996       1997
                         ------- ------- ------- -------- -------- ------------
BALANCE SHEET DATA:
Cash and cash
 equivalents............ $ 2,479 $ 1,277 $ 1,780 $  1,007 $  1,962   $  2,103
Working capital.........     322   5,836   1,852    1,088    8,258     17,573
Intangible assets, net..  32,146  39,296  46,748   61,923  106,781    121,833
Total assets............  62,106  69,656  82,041  104,817  159,185    184,133
Long-term debt
 (including current
 portion)...............  44,915  48,656  60,656   81,020  121,790    160,100
Shareholders' equity....  10,348  12,474  13,160   13,282   20,354      9,386

--------------------
(1) The extraordinary gain in 1992 represents a gain on early extinguishment of a private annuity agreement. The extraordinary loss in 1995 and 1997 relates to the write-off of loan and related fees related to the repayment of long-term debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 4 of the Notes to Consolidated Financial Statements.

(2) The Company's consolidated financial data for the periods presented include the results of operations, assets and liabilities of New Inspiration Broadcasting Company, Inc. ("New Inspiration") and Golden Gate Broadcasting Company, Inc. ("Golden Gate"), which were both S corporations under common ownership and control with the Company prior to the Reorganization (as defined herein). Federal and state income taxes (except for a 1.5% state franchise tax) are not provided for New Inspiration and Golden Gate in the consolidated statements of operations of the Company for the periods presented because the tax attributes of S corporations are passed through to their shareholders. Prior to the Reorganization, New Inspiration and Golden Gate reimbursed the S corporation shareholders for their individual income tax liabilities on the earnings of the S corporations. These tax reimbursements to S corporation shareholders are reflected as an operating expense in the Company's consolidated financial statements.

  In August 1997, the Company, New Inspiration and Golden Gate effected the Reorganization pursuant to which the S corporations became wholly owned by the Company. The S corporation status of New Inspiration and Golden Gate was terminated in the Reorganization. To give effect to the Reorganization, including the termination of the S corporation status of New Inspiration and Golden Gate, pro forma net income excludes the tax reimbursements to S corporation shareholders (because such amounts would not have been paid had New Inspiration and Golden Gate been subject to income taxes) and includes a pro forma tax provision at an estimated combined federal and state income tax rate of approximately 40% (to reflect an estimated income tax provision (benefit) of the Company) as if the Reorganization had occurred at the beginning of each period presented in the Company's consolidated financial data. See "Business--Corporate Structure and Reorganization."

  The following table reflects the pro forma adjustments to historical net income:

                                                                 NINE MONTHS
                                                                    ENDED
                               YEAR ENDED DECEMBER 31           SEPTEMBER 30
                         ------------------------------------- ---------------
                          1992    1993   1994   1995    1996    1996    1997
                         ------  ------ ------ ------  ------- ------- -------
 Pro Forma Information:
   Income (loss) before
    income taxes and
    extraordinary
    item as reported
    above............... $ (460) $3,563 $  439 $  312  $19,408 $14,720 $(4,374)
   Add back tax
    reimbursements to
    S corporation
    shareholders........  1,029   1,311    977  2,057    2,038   1,529   1,780
                         ------  ------ ------ ------  ------- ------- -------
   Pro forma income
    (loss) before income
    taxes and
    extraordinary item .    569   4,874  1,416  2,369   21,446  16,249  (2,594)
   Pro forma income tax
    provision (benefit).    228   1,957    568    951    8,608   6,522  (1,033)
                         ------  ------ ------ ------  ------- ------- -------
   Pro forma income
    (loss) before
    extraordinary item..    341   2,917    848  1,418   12,838   9,727  (1,561)
   Extraordinary gain
    (loss)..............    921     --     --    (394)     --      --   (1,090)
                         ------  ------ ------ ------  ------- ------- -------
   Pro forma net income
    (loss).............. $1,262  $2,917 $  848 $1,024  $12,838 $ 9,727 $(2,651)
                         ======  ====== ====== ======  ======= ======= =======

(3) "Broadcast cash flow" consists of net operating income before tax reimbursements to S corporation shareholders, depreciation and amortization and corporate expenses. "EBITDA" consists of net operating income before tax reimbursements to S corporation shareholders and depreciation and amortization. Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company because they are measures widely used in the broadcast industry to evaluate a radio company's operating performance. However, broadcast cash flow and EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP as a measure of liquidity or profitability.

(4) Broadcast cash flow margin is broadcast cash flow as a percentage of net revenue.

(5) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of income from operations before income taxes plus fixed charges, and "fixed charges" consist of interest expense plus an allocation of a portion of rent expense representing interest. The pro forma earnings to fixed charges ratio assumes the issuance of the Notes and the repayment in full of the Company's outstanding indebtedness under the Company's prior credit agreement which was repaid in full upon issuance of the Old Notes on September 25, 1997 as if each occurred at the beginning of each period presented. For the years ended December 31, 1992 and 1995, and for the nine months ended September 30, 1997, the Company's earnings were inadequate to cover fixed charges; the coverage deficiency for the years ended
    December 31, 1992 and 1995 was $460,000 and $313,000, respectively, and for the nine months ended September 30, 1997 was $4.4 million (actual) and $7.2 million (pro forma).

                                 RISK FACTORS

  In addition to the other information set forth elsewhere in this Prospectus, the following risk factors should be carefully considered before making an investment in the Notes offered hereby.

SUBSTANTIAL LEVERAGE; SUBORDINATION; RESTRICTIONS IMPOSED BY CREDIT AGREEMENT; ASSET ENCUMBRANCE

  The Company is highly leveraged with approximately $160.1 million of total Indebtedness outstanding and approximately $9.4 million of shareholders' equity. The degree to which the Company is leveraged could have important consequences to holders of the Notes, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; (ii) the Company must pay interest on the Notes and interest and principal on its other indebtedness, leaving less funds for other purposes, (iii) the Company may be at a competitive disadvantage to its less leveraged competitors; and
(iv) the Company could be more vulnerable to a downturn in general economic conditions.

  The Notes are unsecured and thus, in effect, will rank junior to any secured indebtedness of the Company and the Guarantors. The payment of any amount owing in respect of the Notes will be subordinated to the prior payment in full of all existing and future Senior Indebtedness of the Company, including all amounts owing under the Credit Agreement. In addition, the Guarantees of the Notes will be subordinated to the prior payment in full of all existing and future Guarantor Senior Indebtedness of the Guarantors. Consequently, in the event of the liquidation, dissolution, reorganization or similar proceeding with respect to the Company or the Guarantors, assets of the Company and the Guarantors will be available to pay obligations on the Notes only after all Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, has been paid in full, and there can be no assurance that sufficient assets to pay amounts due on all or any of the Notes will remain. See "Description of the Notes--Subordination." As of September 30, 1997, the Company and the Guarantors had an aggregate of $10.1 million of Senior Indebtedness outstanding under the Company's $75.0 million senior secured reducing revolving credit facility (the "Credit Agreement") and no other Indebtedness outstanding other than the Notes. Subject to restrictions in the Indenture and the Credit Agreement, the Company will be able to incur additional Senior Indebtedness, including indebtedness under the Credit Agreement.

  The indebtedness outstanding under the Credit Agreement is secured by liens on substantially all of the assets of the Company and the Guarantors, constitutes Senior Indebtedness and will come due prior to the maturity of the Notes. Indebtedness under the Credit Agreement is at variable rates of interest, which will cause the Company to be vulnerable to increases in interest rates (except to the extent the Company has entered into certain Interest Rate Agreements (as defined herein) with respect thereto). The Credit Agreement includes certain restrictive covenants that, among other things and with certain exceptions, limit the Company's ability to incur additional indebtedness, enter into affiliate transactions, pay dividends, consolidate, merge or effect certain asset sales, make certain investments or loans and change the nature of its business. The Credit Agreement also requires satisfaction by the Company of certain financial covenants, which will require maintenance of specified financial ratios and compliance with certain financial tests, including ratios for maximum leverage, minimum interest coverage, minimum debt service coverage and minimum fixed charge coverage. The ability of the Company to comply with these and other provisions of the Credit Agreement may be affected by events beyond the Company's control. The breach of any of these covenants could result in a default under the Credit Agreement, in which case, depending on the actions taken by the lenders thereunder or their successors in interest, such lenders would be entitled to declare all amounts borrowed under the Credit Agreement, together with accrued interest, to be due and payable. If the Company were unable to repay such borrowings, such lenders could proceed against their collateral. See "Description of Certain Indebtedness--Credit Agreement." If the indebtedness under the Credit Agreement were accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the other indebtedness of the Company, including the Notes. See "Description of the Notes."

OPERATING AND GROWTH STRATEGY

  Because the Company maintains a religious format at nearly all its owned and operated radio stations and offers religious programming options through the Network, the success of the Company is dependent upon the popularity of religious formats, the financial success of the organizations purchasing block program time and spot advertising on the Company's stations and the financial success of religious format radio stations that purchase programming through the Network. The Company recognizes that this commitment may result in the foregoing of certain opportunities, such as switching to non-religious formats in certain markets that appear, or may appear in the future, to offer better profit opportunities. The Company believes, however, that this commitment is necessary in order to continue to obtain commitments from those quality program producers whose presence on the Company's stations will attract and retain the religious/conservative listening audience. While the Company has been successful in the past with the religious formats of its stations and Network programming, no assurance can be given that this format will be successful in the future.

  Since January 1, 1992, the Company has grown significantly by acquiring ownership of, or operating rights to, 29 radio stations in 20 markets, nine of which were acquired after January 1, 1997. Typically the Company has acquired radio stations that operate under a different format than the religious/talk format the Company employs. The Company is committed to the religious/talk format and considers its commitment to have brought it success by allowing quality programmers to commit their resources to development of their programming based on the comfort that the format will exist long enough for such programmers to succeed in building an audience on the Company's stations. The Company intends to continue its growth and operating strategies through continued acquisitions of radio station groups and individual radio stations in selected markets and expects that, consistent with past practices, it will reformat most of these radio stations. See "Business--Acquisition Strategy." The Company's growth and operating strategy has a number of inherent risks including: (i) the Company may be unable to generate cash flow in reformatted stations as effectively as it has in the past, (ii) the Company's management team may be unable to manage a larger organization or may be unable to integrate newly acquired stations into its management structure as effectively as when it had fewer stations to manage, (iii) the acquisitions that the Company makes may not benefit the Company as expected, (iv) the Company may be unable to locate attractive acquisition opportunities or may be forced to pay higher prices due to increased competition for such radio stations and (v) to continue its acquisition strategy, the Company may need and be unable to obtain additional financing on terms acceptable to its management and in compliance with the Indenture and the Credit Agreement or at all. Taking into account certain restrictions under the Credit Agreement, the Company is not currently able to borrow for acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." The Company currently is evaluating certain acquisitions but has no binding acquisition commitments other than as described in "Summary--Recent Developments."

DEPENDENCE ON KEY CUSTOMERS AND KEY MARKETS; MARKET GROWTH CONSTRAINTS

  A substantial portion of the Company's historical revenue has been realized from the sale of block program time to independent producers of religious programming. While no single programming customer represented more than 7.5% of total program revenue for the year ended December 31, 1996 or the six months ended June 30, 1997, the top five revenue-producing program customers accounted for 20.7% and 22.2%, respectively, of gross program revenue and 11.9% of gross revenue for such periods. These top programmers purchase block program time on many of the Company's stations. The Company's contracts with program providers are not exclusive and, with limited exceptions, may be terminated by either party on 30 days' notice. The Company's operating results and business could be materially and adversely affected should any of its significant programmers experience financial difficulties or determine to move their programs to other radio broadcasters or media.

  A substantial portion of the Company's historical revenue has been realized from the results of operations of several of its radio stations in certain key markets. The Company's top four revenue-producing stations accounted for 38.3% and 36.1%, respectively, of the Company's net revenue for the year ended December 31, 1996 and the nine months ended September 30, 1997 and 59.5% and 59.7%, respectively, of the Company's EBITDA for the same periods. A significant decline in net revenue from the Company's stations in these markets could have a material adverse effect on the Company's financial position and results of operations.

  In addition, the Company's ability to enter new markets has been dependent to a significant degree upon the willingness of its core group of national programming customers to purchase air time in these new markets and thus expand the distribution of their programs. There can be no assurance that such core group will continue to support the Company's further expansion into new markets. Because of the substantial investment required to purchase block program time in new markets and the significant time lag involved in creating a listener base capable of generating revenue sufficient to cover these programming costs, these programming customers may not be willing to make the financial commitment associated with expanding into new markets, which may in turn affect the Company's ability to expand into new markets. In addition, the Company's ability to expand into new markets could be limited by programming customers having pre-existing relationships with other stations in such markets.

HOLDING COMPANY STRUCTURE; POSSIBLE UNENFORCEABILITY OF GUARANTEES; FRAUDULENT CONVEYANCES AND PREFERENTIAL TRANSFERS

  The Company is a holding company that derives substantially all of its operating income from the Guarantors, including income used for the payment of principal of and interest on the Notes. The ability of the Guarantors to make such payments is restricted by, among other things, applicable state corporate laws, other laws and regulations or terms of agreements to which they may become party.

  The Guarantees provided by the Guarantors may be subject to legal challenge in the event of the bankruptcy of a Guarantor. To the extent that the Guarantees are not enforceable, the rights of holders of the Notes to participate in any distribution of assets of any Guarantor upon liquidation, bankruptcy, reorganization or otherwise may, as is the case with other unsecured creditors of the Company, be subject to prior claims of creditors of the Guarantor.

  Enforcement of the Guarantees may be limited by certain fraudulent conveyance laws. Various fraudulent conveyance and similar laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to avoid the Guarantees. The requirements for establishing a fraudulent conveyance vary depending on the law of the jurisdiction that is being applied. Generally, if in a bankruptcy, reorganization, rehabilitation or similar proceeding in respect to the Company or a Guarantor, or in a lawsuit by or on behalf of creditors against the Company or a Guarantor, a court were to find that (i) the Company or a Guarantor, as the case may be, incurred indebtedness in connection with the Notes (including the Guarantees) with the intent of hindering, delaying or defrauding current or future creditors of the Company or the Guarantor, as the case may be, or (ii) the Company or a Guarantor, as the case may be, received less than reasonably equivalent value or fair consideration for incurring such indebtedness (including the Guarantees), as the case may be, and either
(a) was insolvent at the time of the incurrence of such indebtedness (including the Guarantees), (b) was rendered insolvent by reason of incurring such indebtedness (including the Guarantees), (c) was at such time engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court could, with respect to the Company or the Guarantor, as the case may be, declare void in whole or in part the obligations of the Company or such Guarantor in connection with the Notes (including the Guarantees). Generally, an entity will be considered insolvent if the sum of its respective debts was greater than the fair saleable value of all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts, as they become absolute and mature.

  Additionally, under federal bankruptcy or applicable state insolvency law, if certain bankruptcy or insolvency proceedings were initiated by or against the Company or any Guarantor within 90 days after any payment by the Company or such Guarantor with respect to the Notes or a Guarantee, respectively, or if the Company or such Guarantor anticipated becoming insolvent, all or a portion of such payment could be avoided as a preferential transfer and the recipient of such payment could be required to return such payment.

DEPENDENCE ON KEY PERSONNEL; CONTROL OF COMPANY

  The Company's business is dependent upon the performance of certain key individuals, particularly Edward G. Atsinger III, the President, Chief Executive Officer and a director, and Stuart W. Epperson, the Chairman of the Board. The loss of the services of either Mr. Atsinger or Mr. Epperson, each of whom has been involved in the radio broadcasting industry for more than 25 years, could have a material adverse effect upon the Company. The Company has entered into Employment Agreements with Mr. Atsinger and Mr. Epperson which expire July 31, 2000. See "Management--Employment Agreements." In addition, the Company has purchased key-man life insurance covering Mr. Atsinger and Mr. Epperson in the amount of $5.0 million each.

  The Principal Shareholders hold 86.8% of the outstanding common stock of the Company. See "Securities Ownership of Certain Beneficial Owners." As a result, the Principal Shareholders are effectively able to elect all of the members of the Board of Directors of the Company and therefore direct the management and policies of the Company. The Principal Shareholders may have interests different from those of holders of the Notes.

COMPETITION

  The radio broadcasting industry, including the religious format segment of this industry, is a highly competitive business. The financial success of each of the Company's radio stations that features talk programming is dependent, to a significant degree, upon its ability to generate revenue from the sale of block program time to national and local religious and educational organizations. The Company competes for this program revenue with a number of different commercial and noncommercial radio station licensees. While no group owner specializing in the religious format approaches the Company in size and major market penetration, religious format stations exist and enjoy varying degrees of prominence and success in all markets. While management believes that its commitment to acquiring full market coverage facilities, its reputation for quality programming and its relationships with key customers position it well for continued growth and stability of program revenue, there can be no assurance that the Company will be able to maintain or increase its current program revenue.

  The Company also competes for revenue in the spot advertising market with other commercial religious format and general format radio station licensees. There can be no assurance that the Company will be able to maintain or increase its current advertising revenue. The Company competes in the spot advertising market with other media as well, including broadcast television, cable television, newspapers, magazines, direct mail coupons and billboard advertising. Competition may also come from new media technologies currently being developed or introduced, such as the delivery of audio programming by cable television systems, by satellite and by digital audio broadcasting ("DAB"). DAB may deliver by satellite to national and regional audiences, multi-channel, multiformat digital radio services with quality equivalent to compact discs. The delivery of information through the Internet also could create new competition. The Federal Communications Commission (the "FCC") has recently authorized spectrum for the use of a new technology, satellite digital audio radio services ("DARS"), to deliver audio programming. DARS may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and national audiences. The Company cannot predict at this time the effect, if any, that any such new technologies may have on the radio broadcasting industry.

  The Network also faces competition. The Network competes with other commercial radio networks that offer news and talk programming to religious format stations and two noncommercial networks that offer religious music formats. The Network also competes with other radio networks for the services of talk show personalities. While management believes that the variety of products offered by the Network and its presence in major markets through affiliation with Company owned and operated stations gives the Network a strong competitive position, there can be no assurance that existing and new competitors will not adversely affect the Network's growth potential and profitability.

REGULATORY MATTERS

  Each of the Company's radio stations operates pursuant to one or more licenses issued by the FCC that expire at different times. Although the Company can and intends to apply to renew these licenses, third parties may challenge the Company's renewal applications. There can be no assurance that the Company's licenses to operate its radio stations will be renewed.

  The radio broadcasting industry is subject to extensive and changing regulation. Among other things, the Communications Act of 1934 (the "Communications Act") and FCC rules and policies require FCC approval for transfers of control of FCC licenses and assignments of FCC licenses. The filing of complaints against the Company or other FCC licensees could result in the FCC's delaying the grant of, or refusing to grant, its consent to the assignment of licenses to or from an FCC licensee against whom a complaint is pending. See "Business--Federal Regulation of Radio Broadcasting."

  Further, in addition to the other risks associated with the acquisition of radio stations, the Company also is aware that the FCC and the Department of Justice (the "DOJ"), which evaluate transactions to determine whether those transactions should be challenged under the federal antitrust laws, have recently been increasingly active in their review of radio station acquisitions, particularly where an operator proposes to acquire additional stations in its existing markets. There can be no assurance that the DOJ or the Federal Trade Commission ("FTC") will not require the restructuring of future acquisitions. See "Business--Federal Regulation of Radio Broadcasting."

POTENTIAL INABILITY TO PURCHASE TENDERED NOTES UPON A CHANGE OF CONTROL

  Each holder has the option to cause the Company to purchase its Notes, in whole or in part, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon through the date of repurchase, following a Change of Control (as defined herein). In addition, a Change of Control would be an event of default under the Credit Agreement. The Company currently does not have sufficient funds available to it to purchase all of the outstanding Notes were they to be tendered in the event of a Change of Control. There can be no assurance that the Company will be able to repay all outstanding Senior Indebtedness and repurchase the Notes in the future upon a Change of Control. See "Description of the Notes--Certain Covenants-- Purchase of Notes Upon a Change of Control."

LACK OF PUBLIC MARKET; RESTRICTIONS ON RESALE

  The Notes are new securities for which there is currently no market. The Old Notes are currently eligible for trading by qualified buyers in the PORTAL market. Following commencement of the Exchange Offer but prior to its consummation, the Old Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the Notes will not be eligible for PORTAL trading. Although the Initial Purchasers have informed the Company that they currently intend to make a market for the Notes, they are not obligated to do so and any such market may be discontinued at any time without notice. There can be no assurance that an active public market for the Notes will develop or, if developed, will continue to exist. If a public trading market for the Notes develops, future trading prices will depend on many factors, including, among other things, general market conditions, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending upon such factors, the Notes may trade at a discount from their original issue price. Further, in the case of non-tendering holders of Old Notes, no assurance can be given as to the liquidity of the trading market for the Old Notes following the Exchange Offer.

                                USE OF PROCEEDS

  The Company will receive no proceeds from the exchange of the Notes for the Old Notes pursuant to the Exchange Offer.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  The Exchange Offer is designed to provide holders of the Old Notes with an opportunity to acquire Notes which, unlike the Old Notes, will be freely tradable at all times, subject to any restrictions on transfer imposed by state "blue sky" laws and provided that the holder is not an affiliate of the Company within the meaning of the Securities Act and represents that the Notes are being acquired in the ordinary course of such holder's business and the holder is not engaged in, and does not intend to engage in a distribution of the Notes. The outstanding Old Notes in the aggregate principal amount at maturity of $150.0 million were originally issued and sold on September 25, 1997 (the "Original Issue Date") in order to repay outstanding indebtedness. The original sale to the Initial Purchasers was not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and the concurrent resale of the Old Notes to investors was not registered under the Securities Act in reliance upon the exemption provided by Rule 144A promulgated under the Securities Act. The Old Notes may not be reoffered, resold or transferred other than pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available. Pursuant to Rule 144, Old Notes may generally be resold (a) commencing one year after the Original Issue Date, in an amount up to, for any three-month period, the greater of 1% of the Old Notes then outstanding or the average weekly trading volume of the Old Notes during the four calendar weeks immediately preceding the filing of the required notice of sale with the Commission and (b) commencing two years after the Original Issue Date, in any amount and otherwise without restriction by a holder who is not, and has not been for the preceding 90 days, an affiliate of the Company. The Old Notes are eligible for trading in the PORTAL Market, and may be resold to certain qualified institutional buyers pursuant to Rule 144A. Certain other exemptions may also be available under other provisions of the federal securities laws for the resale of the Old Notes.

  In connection with the original issue and sale of the Old Notes, the Company and the Guarantors entered into a Registration Rights Agreement, pursuant to which they agreed to use their best efforts to file with the Commission and cause to become effective a registration statement covering the exchange of the Notes for the Old Notes (the "Exchange Offer Registration Statement").

  In the event that (i) due to a change in applicable law or current interpretations by the Commission, the Company and the Guarantors are not permitted to effect the Exchange Offer for all of the Old Notes, (ii) the Exchange Offer is not for any other reason consummated within 180 days after the Original Issuance Date of the Old Notes, (iii) any holder of the Old Notes shall, within 30 days after commencement of the Exchange Offer, notify the Company that such holder (x) is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (y) may not resell Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (z) is a broker-dealer and holds Old Notes acquired directly from the Company or any Guarantor or an "affiliate" of the Company or any Guarantor, then in addition to or in lieu of conducting the Exchange Offer, or
(iv) at the request of any of the Initial Purchasers, the Company and the Guarantors will be required to file a registration statement (a "Shelf Registration Statement") covering resales (a) by the holders of the Old Notes in the event the Company and the Guarantors are not permitted to effect the Exchange Offer pursuant to the foregoing clause (i) or the Exchange Offer is not consummated within 180 days after the Original Issuance Date of the Old Notes, pursuant to the foregoing clause (i) or (ii) or (b) by the holders of Old Notes with respect to which the Company receives notice pursuant to the foregoing clauses (iii) or (iv), and will use its best efforts to cause any such Shelf Registration Statement to become effective and to keep such Shelf Registration Statement continuously effective for two years from the effective date thereof or such shorter period that will terminate when all of the Notes covered by the Shelf Registration

Statement have been sold pursuant to the Shelf Registration Statement. The Company and the Guarantors shall, if they file a Shelf Registration Statement, provide to each holder of the Old Notes copies of the related prospectus and notify each such holder when the Shelf Registration Statement has become effective. A holder that sells Old Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a current prospectus to purchasers, and will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales.

  Under the Registration Rights Agreement, the Company and the Guarantors have agreed to use their best efforts to: (i) file the Exchange Offer Registration Statement or a Shelf Registration Statement with the Commission as soon as practicable after the Original Issuance Date of the Old Notes or notice from holders in the event of clauses (iii) or (iv) of the prior paragraph, (ii) have such Exchange Offer Registration Statement or Shelf Registration Statement declared effective by the Commission as soon as practicable after the filing thereof, and (iii) commence the Exchange Offer and issue the Exchange Notes in exchange for all Old Notes validly tendered in accordance with the terms of the Exchange Offer prior to the close of the Exchange Offer, or, in addition or in the alternative, cause such Shelf Registration Statement to remain continuously effective for two years from the effective date thereof or such shorter period that will terminate when all of the Old Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. Each holder of the Old Notes is bound by the provisions of the Registration Rights Agreement which may require the holder to furnish notice or other information to the Company as a condition to certain obligations of the Company and the Guarantors to file a Shelf Registration Statement by a particular date or to maintain its effectiveness for the prescribed two-year period.

  If the Company or the Guarantors fail to comply with the above provisions, the Company and the Guarantors agree to pay liquidated damages to each holder of Old Notes or Notes as follows:

    (i) (A) if an Exchange Offer Registration Statement (or, in the event of a change in applicable law or due to current interpretations by the Commission, the Company and the Guarantors are not permitted to effect the Exchange Offer, a Shelf Registration Statement) is not filed within 75 days following the Original Issuance Date of the Old Notes, (B) in the event that within the 30 days after commencement of the Exchange Offer, any holder of Old Notes shall notify the Company that such holder (x) is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (y) may not resell Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (z) is a broker-dealer and holds Old Notes acquired directly from the Company or any Guarantor or an "affiliate" of the Company or any Guarantor and a Shelf Registration Statement is not filed within 75 days after such notice, or
  (C) upon the request of an Initial Purchaser, a Shelf Registration Statement is not filed within 75 days after such request, then commencing on either the 76th day after the Original Issuance Date of the Old Notes or the expiration of the 75-day time periods set forth in clauses (B) and (C) above (either a "Prescribed Time Period"), as the case may be, penalty amounts shall be accrued on the Old Notes over and above the stated payment rates thereon at a rate of 0.25% per annum for the first 90 days immediately following the 76th day after either the Closing Date or the expiration of the Prescribed Time Period, as the case may be (the "Penalty Amounts"), such Penalty Amount rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

    (ii) if an Exchange Offer Registration Statement or a Shelf Registration Statement is filed pursuant to clause (i) above and is not declared effective within either 150 days following the Original Issuance Date of the Old Notes or 75 days following the expiration of the Prescribed Time Period, as the case may be, then commencing on the 151st day after the Original Issuance Date or the 76th day following the expiration of the Prescribed Time Period, as the case may be, Penalty Amounts shall be accrued on the Old Notes over and above the accrued stated payment rates thereon at a rate of 0.25% per annum for the first 90 days immediately following the 151st day after the Closing Date or the 76th day after the expiration of the Prescribed Time Period, as the case may be, such Penalty Amounts rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; and

    (iii) if either (A) the Company and the Guarantors have not exchanged Exchange Notes for all Old Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 180 days after the Original Issuance Date or (B) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective prior to two years from its original effective date or such shorter period that will terminate when all of the Old Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, then, subject to certain exceptions, Penalty Amounts shall be accrued on the Old Notes over and above the stated payment rates at a rate of 0.25% per annum for the first 90 days immediately following (x) the 181st day after the Original Issuance Date in the case of
  (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Penalty Amounts rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; provided, however, that the Penalty Amounts rate on the applicable Old Notes may not exceed 1.0% per annum; and provided further that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Notes for all Old Notes tendered in the Exchange Offer or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective prior to two years from its original effective date (in the case of (iii) above), Penalty Amounts as a result of such clause (i), (ii) or (iii) shall cease to accrue.

  Any Penalty Amounts due pursuant to clause (i), (ii) or (iii) above will be payable in cash on the various payment dates related to the Old Notes. The Penalty Amounts will be determined by multiplying the applicable Penalty Amounts rate by the principal amount of the Old Notes, multiplied by a fraction, the numerator of which is the number of days such Penalty Amount rate was applicable during such period, and the denominator of which is 360.

  The foregoing summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Registration Rights Agreement filed as an exhibit to the Registration Rights Agreement. Copies of the Registration Rights Agreement are available from the Company or the Initial Purchasers upon request.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, the Company will exchange $1,000 principal amount of Notes for each $1,000 principal amount of its outstanding Old Notes. Notes will be issued only in integral multiplies of $1,000 to each tendering holder of Old Notes whose Old Notes are accepted in the Exchange Offer.

  The Notes will bear interest from and including the Original Issue Date. Accordingly, holders who receive Notes in exchange for Old Notes will forego accrued but unpaid interest on their exchanged Old Notes for the period from and including the Original Issue Date to the date of exchange, but will be entitled to such interest under the Notes.

  As of      , 1998, $150.0 million aggregate principal amount at maturity of
Old Notes were outstanding. This Prospectus, the Letter of Transmittal and Notice of Guaranteed Delivery are being sent to all registered holders of Old Notes as of that date. Tendering holders will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain transfer taxes which may be imposed, in connection with the Exchange Offer. See "--Payment of Expenses."

  Holders of Old Notes do not have any appraisal or dissenters' rights under the California General Corporation Law in connection with the Exchange Offer.

EXPIRATION DATE; EXTENSIONS; TERMINATION

  The Exchange Offer will expire at 5:00 P.M., New York City time, on      ,
1998, subject to extension by the Company by notice to the Exchange Agent as herein provided. The Company reserves the right to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the time and date on which the Exchange Offer as so extended shall expire. The Company shall notify the Exchange Agent of any extension by oral or written notice and shall mail to the registered holders of Old Notes an announcement thereof, each prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date.

  The Company reserves the right to extend or terminate the Exchange Offer and not accept for exchange any Old Notes if any of the events set forth below under "--Conditions to the Exchange Offer" occur and are not waived by the Company, by giving oral or written notice of such delay or termination to the Exchange Agent. See "--Conditions to the Exchange Offer." The rights reserved by the Company in this paragraph are in addition to the Company's rights set forth below under the caption "--Conditions to the Exchange Offer."

PROCEDURES FOR TENDERING

  The tender to the Company of Old Notes by a holder thereof pursuant to one of the procedures set forth below and the acceptance thereof by the Company will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company pursuant to the procedure of book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or
(iii) the holder must comply with the guaranteed delivery procedures described below. LETTERS OF TRANSMITTAL AND OLD NOTES SHOULD NOT BE SENT TO THE COMPANY.

  Signatures on a Letter of Transmittal must be guaranteed unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder of Old Notes who has not completed the box entitled "Special Issuance and Delivery Instructions" on the Letter of Transmittal or (ii) for the account of any firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office in the United States (an "Eligible Institution"). In the event that signatures on a Letter of Transmittal are required to be guaranteed, such guarantee must be by an Eligible Institution.

  The method of delivery of Old Notes and other documents to the Exchange Agent is at the election and risk of the holder, but if delivery is by mail it is suggested that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent before the Expiration Date.

  If the Letter of Transmittal is signed by a person other than a registered holder of any Old Note tendered therewith, such Old Note must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name of the registered holder appears on the Old Note.

  If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Notes will be resolved by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor the Exchange Agent shall be under any duty to give notification of defects in such tenders or shall incur liabilities for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

  The Company's acceptance for exchange of Old Notes tendered pursuant to the Exchange Offer will constitute a binding agreement between the tendering person and the Company upon the terms and subject to the conditions of the Exchange Offer.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Old Notes at The Depository Trust Company for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in The Depository Trust Company's systems may make book-entry delivery of Old Notes by causing The Depository Trust Company to transfer such Old Notes into the Exchange Agent's account at The Depository Trust Company in accordance with such Depository Trust Company's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at The Depository Trust Company, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under the caption "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

    (a) The tender is made through an Eligible Institution;

    (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Old Notes, the certificate number or numbers of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

  Upon request of the Exchange Agent, a Notice of Guaranteed Delivery (as well as a copy of this Prospectus and the Letter of Transmittal) will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the Notes for such Old Notes, the Company determines that the Exchange Offer violates applicable law, and applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

  The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its reasonable discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  In addition, the Company will not accept for exchange any Old Notes tendered, and no Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939. In any such event, the Company is required to use its reasonable best efforts to obtain the withdrawal of any stop order at the earliest possible time.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NOTES

  Upon the terms and subject to the conditions of the Exchange Offer, the Company will accept all Old Notes validly tendered prior to 5:00 P.M., New York City time, on the Expiration Date. The Company will deliver Notes in exchange for Old Notes promptly following the Expiration Date.

  For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Notes. Under no circumstances will interest be paid by the Company or the Exchange Agent by reason of any delay in making such payment or delivery.

  If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted Old Notes will be returned, at the Company's expense, to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL RIGHTS

  Tenders of Old Notes may be withdrawn at any time prior to the Expiration
Date.

  For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth below under "-- Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at The Depository Trust Company pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with The Depository Trust Company for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to the Expiration Date.

EXCHANGE AGENT

  The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. All correspondence in connection with the Exchange Offer and the Letter of Transmittal should be addressed to the Exchange Agent as follows:

   BY REGISTERED OR CERTIFIED MAIL:    BY HAND DELIVERY OR OVERNIGHT COURIER:
         The Bank of New York                   The Bank of New York
        Reorganization Section                 Reorganization Section
      101 Barclay Street-Floor 7E          101 Barclay Street-Ground Level
          New York, NY 10286               Corporate Trust Services Window
             Attn: [     ]                       New York, NY 10286
                                                    Attn: [     ]

                            FACSIMILE TRANSMISSION:
                                (212) 815-6339

                             CONFIRM BY TELEPHONE:
                               (212) 815-[ TBD ]

  Requests for additional copies of the Prospectus or the Letter of Transmittal should be directed to the Exchange Agent.

PAYMENT OF EXPENSES

  The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. The Company, however, will pay reasonable and customary fees and reasonable out-of-pocket expenses to the Exchange Agent in connection therewith. The Company will also pay the cash expenses to be incurred in connection with the Exchange Offer, including accounting, legal, printing, and related fees and expenses.

ACCOUNTING TREATMENT

  The Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

RESALES OF NOTES

  The staff of the Commission has issued certain interpretive letters that concluded, in circumstances similar to those contemplated by the Exchange Offer, that new debt securities issued in a registered exchange for outstanding debt securities, which new securities are intended to be substantially identical to the securities for which they are exchanged, may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases such securities from the issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person who is an affiliate of the issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provision of the Securities Act, provided that the new securities are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in the distribution of the new securities. However, a broker-dealer who holds outstanding debt securities that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new securities received by the broker-dealer in any such exchange. For a period of 180 days from the Expiration Date, the Company will make a reasonable number of additional copies of this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

  The Company has not requested or obtained an interpretive letter from the Commission staff with respect to this Exchange Offer, and the Company and the holders are not entitled to rely on interpretive advice provided by the staff to other persons, which advice was based on the facts and conditions represented in such letters. However, the Exchange Offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any holder has any arrangement or understanding with respect to the distribution of the Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, each broker-dealer that receives Notes for its own account in exchange for the Old Notes, where such Old Notes were acquired by such broker-dealers as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. See "Plan of Distribution." By delivering the Letter of Transmittal, a holder tendering Old Notes for exchange will be required to make certain representations, including among others, (i) that such holder is not an "affiliate" of the Company or any Guarantor within the meaning of Rule 405 under the Securities Act, (ii) that the Notes being acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Notes and (iii) that the holder has no arrangement or understanding with any Person to participate in the distribution of the Notes. Any holder using the Exchange Offer to participate in a distribution of the Notes to be acquired in the Exchange Offer must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Holders who do not exchange their Old Notes pursuant to this Exchange Offer will continue to hold Old Notes that are subject to restrictions on transfer.

  In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and the conditions thereto have been met. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes or the Old Notes reasonably requests in writing.

          SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY

  The selected consolidated financial information of the Company presented below as of and for the years ended December 31, 1992, 1993, 1994, 1995, and 1996 is derived from the consolidated financial statements of the Company, which consolidated financial statements have been audited by Ernst & Young LLP, independent certified public accountants. The selected consolidated financial information of the Company presented below as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, is derived from unaudited consolidated financial statements of the Company which, in the opinion of management, contain all necessary adjustments of a normal recurring nature to present the financial statements in conformity with generally accepted accounting principles ("GAAP"). The consolidated financial statements of the Company as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996, and the independent auditors' report thereon, as well as the unaudited consolidated financial statements of the Company as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, are included elsewhere in this Prospectus. The financial results of the Company are not comparable from year to year because of the acquisition and disposition of various radio stations and radio networks by the Company. The selected consolidated financial information below should be read in conjunction with, and is qualified by reference to, the Company's consolidated financial statements and related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                        NINE MONTHS
                                                                      ENDED SEPTEMBER
                                 YEAR ENDED DECEMBER 31                     30
                         -------------------------------------------  ----------------
                          1992     1993     1994     1995     1996     1996     1997
                         -------  -------  -------  -------  -------  -------  -------
                                         (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
Net revenue............. $28,532  $32,423  $38,575  $48,168  $59,010  $42,465  $49,449
Operating expenses:
 Station operating
  expenses..............  14,922   17,011   22,179   27,527   33,463   23,907   28,793
 Corporate expenses.....   2,647    3,193    3,292    3,799    4,663    3,413    4,998
 Tax reimbursements to
  S corporation
  shareholders..........   1,029    1,311      977    2,057    2,038    1,529    1,780
 Depreciation and
  amortization..........   6,441    6,601    7,633    7,884    8,394    6,148    9,382
                         -------  -------  -------  -------  -------  -------  -------
Operating expenses......  25,039   28,116   34,081   41,267   48,558   34,997   44,953
                         -------  -------  -------  -------  -------  -------  -------
 Net operating income...   3,493    4,307    4,494    6,901   10,452    7,468    4,496
Other income (expense):
 Interest
  income/expense, net...  (2,516)  (2,349)  (3,438)  (6,327)  (6,838)  (5,198)  (8,392)
 Gain (loss) on disposal
  of assets.............  (1,044)   1,603     (482)      (7)  16,064   12,659     (190)
 Other income (expense).    (393)       2     (135)    (255)    (270)    (209)    (288)
                         -------  -------  -------  -------  -------  -------  -------
Total other income
 (expense)..............  (3,953)    (744)  (4,055)  (6,589)   8,956    7,252   (8,870)
Income (loss) before
 income taxes and
 extraordinary item.....    (460)   3,563      439      312   19,408   14,720   (4,374)
Provision (benefit) for
 income taxes...........    (415)   1,437     (247)    (204)   6,655    5,046   (1,790)
                         -------  -------  -------  -------  -------  -------  -------
Income (loss) before
 extraordinary item.....     (45)   2,126      686      516   12,753    9,674   (2,584)
Extraordinary gain
 (loss)(1)..............     921      --       --      (394)     --       --    (1,090)
                         -------  -------  -------  -------  -------  -------  -------
Net income (loss)....... $   876  $ 2,126  $   686  $   122  $12,753  $ 9,674  $(3,674)
                         =======  =======  =======  =======  =======  =======  =======
Pro forma net income
 (loss)(2).............. $ 1,262  $ 2,917  $   848  $ 1,024  $12,838  $ 9,727  $(2,651)
                         =======  =======  =======  =======  =======  =======  =======

                                                                         NINE MONTHS
                                                                            ENDED
                                  YEAR ENDED DECEMBER 31                SEPTEMBER 30
                          -------------------------------------------  ----------------
                           1992     1993     1994     1995     1996     1996     1997
                          -------  -------  -------  -------  -------  -------  -------
                                          (DOLLARS IN THOUSANDS)
OTHER DATA:
Broadcast cash flow(3)..  $13,610  $15,412  $16,396  $20,641  $25,547  $18,558  $20,656
Broadcast cash flow
 margin(4)..............     47.7%    47.5%    42.5%    42.9%    43.3%    43.7%    41.8%
EBITDA (excludes all
 other income items)(3).  $10,963  $12,219  $13,104  $16,842  $20,884  $15,145  $15,658
Capital expenditures....    1,691      912    2,441    3,040    6,982    4,119    5,502
Purchase price of radio
 stations...............   20,000   15,500   14,935   24,550   59,621    8,302   24,861
Earnings to fixed
 charges ratio(5).......      0.9x     2.1x     1.1x     1.0x     3.2x              0.5x
PRO FORMA RATIO:
Pro forma earnings to
 fixed charges ratio(5).                                          1.7x              0.4x

                                        DECEMBER 31
                         -----------------------------------------
                                                                   SEPTEMBER 30
                          1992    1993    1994     1995     1996       1997
                         ------- ------- ------- -------- -------- ------------
BALANCE SHEET DATA:
Cash and cash
 equivalents............ $ 2,479 $ 1,277 $ 1,780 $  1,007 $  1,962   $  2,103
Working capital.........     322   5,836   1,852    1,088    8,258     17,573
Intangible assets, net..  32,146  39,296  46,748   61,923  106,781    121,833
Total assets............  62,106  69,656  82,041  104,817  159,185    184,133
Long-term debt
 (including current
 portion)...............  44,915  48,656  60,656   81,020  121,790    160,100
Shareholders' equity....  10,348  12,474  13,160   13,282   20,534      9,386

---------------------
(1) The extraordinary gain in 1992 represents a gain on early extinguishment of a private annuity agreement. The extraordinary loss in 1995 and 1997 relates to the write-off of loan and related fees related to the repayment of long-term debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 4 of the Notes to Consolidated Financial Statements.

(2) The Company's consolidated financial data for the periods presented include the results of operations, assets and liabilities of New Inspiration and Golden Gate, which were both S corporations under common ownership and control with the Company prior to the Reorganization. The S corporation status of New Inspiration and Golden Gate was terminated in the Reorganization. Federal and state income taxes (except for a 1.5% state franchise tax) are not provided for New Inspiration and Golden Gate in the consolidated statements of operations of the Company for the periods presented because the tax attributes of S corporations are passed through to their shareholders. Prior to the Reorganization, New Inspiration and Golden Gate reimbursed the S corporation shareholders for their individual income tax liabilities on the earnings of the S corporations. These tax reimbursements to S corporation shareholders are reflected as an operating expense in the Company's consolidated financial statements.

  In August 1997, the Company, New Inspiration and Golden Gate effected the Reorganization pursuant to which the S corporations became wholly owned by the Company. To give effect to the Reorganization, including the termination of the S corporation status of New Inspiration and Golden Gate, pro forma net income excludes the tax reimbursements to S corporation shareholders (because such amounts would not have been paid had New Inspiration and Golden Gate been subject to income taxes) and includes a pro forma tax provision at an estimated combined federal and state income tax rate of approximately 40% (to reflect an estimated income tax provision (benefit) of the Company) as if the Reorganization had occurred at the beginning of each period presented in the Company's consolidated financial data. See "Business--Corporate Structure and Reorganization."

  The following table reflects the pro forma adjustments to historical net income:

                                                                 NINE MONTHS
                                                               ENDED SEPTEMBER
                               YEAR ENDED DECEMBER 31                30,
                         ------------------------------------- ---------------
                          1992    1993   1994   1995    1996    1996    1997
                         ------  ------ ------ ------  ------- ------- -------
  Pro Forma Information:
   Income (loss) before
    income taxes and
    extraordinary
    item as reported
    above............... $ (460) $3,563 $  439 $  312  $19,408 $14,720 $(4,374)
   Add back tax
    reimbursements to S
    corporation
    shareholders........  1,029   1,311    977  2,057    2,038   1,529   1,780
                         ------  ------ ------ ------  ------- ------- -------
   Pro forma income
    (loss) before income
    taxes and
    extraordinary item..    569   4,874  1,416  2,369   21,446  16,249  (2,594)
   Pro forma income tax
    provision
    (benefit)...........    228   1,957    568    951    8,608   6,522  (1,033)
                         ------  ------ ------ ------  ------- ------- -------
   Pro forma income
    (loss) before
    extraordinary item..    341   2,917    848  1,418   12,838   9,727  (1,561)
   Extraordinary gain
    (loss)..............    921     --     --    (394)     --      --   (1,090)
                         ------  ------ ------ ------  ------- ------- -------
   Pro forma net income
    (loss).............. $1,262  $2,917 $  848 $1,024  $12,838 $ 9,727 $(2,651)
                         ======  ====== ====== ======  ======= ======= =======

(3) "Broadcast cash flow" consists of net operating income before tax reimbursements to S corporation shareholders, depreciation and amortization and corporate expenses. "EBITDA" consists of net operating income before tax reimbursements to S corporation shareholders and depreciation and amortization. Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company because they are measures widely used in the broadcast industry to evaluate a radio company's operating performance. However, broadcast cash flow and EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP as a measure of liquidity or profitability.

(4) Broadcast cash flow margin is broadcast cash flow as a percentage of net revenue.

(5) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of income from operations before income taxes plus fixed charges, and "fixed charges" consist of interest expense plus an allocation of a portion of rent expense representing interest. The pro forma earnings to fixed charges ratio assumes the issuance of the Notes and the repayment in full of the Company's outstanding indebtedness under the Company's prior credit agreement which was repaid in full upon issuance of the Old Notes on September 25, 1997 as if each occurred at the beginning of each period presented. For the years ended December 31, 1992 and 1995, and for the nine months ended September 30, 1997, the Company's earnings were inadequate to cover fixed charges; the coverage deficiency for the years ended December 31, 1992 and 1995 was $460,000 and $313,000, respectively, and for the nine months ended September 30, 1997 was $4.4 million (actual) and $7.2 million (pro forma).

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

GENERAL

  The following discussion and analysis of the financial condition and results of operations of the Company should be read in conjunction with the Company's consolidated financial statements and notes thereto included elsewhere in this Prospectus.

  The principal sources of the Company's revenue are (i) the sale of block program time, both to national and local program producers, (ii) the sale of broadcast time on its radio stations for advertising, both to national and local advertisers, and (iii) the sale of broadcast time on the Network for advertising. The following table shows gross revenue and the percentage of gross revenue for each revenue source.

                                                                        NINE MONTHS
                                   YEAR ENDED DECEMBER 31                  ENDED
                          -------------------------------------------  SEPTEMBER 30,
                              1994           1995           1996           1997
                          -------------  -------------  -------------  -------------
                                          (DOLLARS IN THOUSANDS)
Block program time:
  National..............  $19,182  45.0% $23,390  43.9% $26,610  40.8% $20,557  37.8%
  Local.................    5,409  12.7    8,219  15.4   10,869  16.7    8,516  15.6
                          ------- -----  ------- -----  ------- -----  ------- -----
                           24,591  57.7   31,609  59.3   37,479  57.5   29,073  53.4
Advertising:
  National..............    2,460   5.8    3,165   5.9    4,088   6.3    5,128   9.4
  Local.................   12,154  28.5   14,072  26.4   17,416  26.7   15,014  27.6
                          ------- -----  ------- -----  ------- -----  ------- -----
                           14,614  34.3   17,237  32.3   21,504  33.0   20,142  37.0
Network.................    2,619   6.1    3,423   6.4    5,270   8.1    4,486   8.2
Other...................      767   1.9    1,034   2.0      888   1.4      770   1.4
                          ------- -----  ------- -----  ------- -----  ------- -----
Gross revenue...........   42,591 100.0%  53,303 100.0%  65,141 100.0%  54,471 100.0%
                                  =====          =====          =====          =====
Less agency commissions.    4,016          5,135          6,131          5,022
                          -------        -------        -------        -------
Net revenue.............  $38,575        $48,168        $59,010        $49,449
                          =======        =======        =======        =======

  The Company's revenue is affected primarily by the program and advertising rates its radio stations and the Network charge. Correspondingly, the rates for block program time are based upon the stations' ability to attract audiences that will support the program producers through contributions and purchases of their products. Advertising rates are based upon the demand for on-air inventory, which in turn is based on the stations' and the Network's ability to produce results for its advertisers. Each of the Company's stations and the Network have a general pre-determined level of on-air inventory that it makes available for block programs and advertising, which may vary at different times of the day and tends to remain stable over time. Much of the Company's selling activity is based on demand for its radio stations' and the Network's on-air inventory.

  The Company's revenue and cash flow are also affected by the transition period experienced by stations acquired by the Company that previously operated with formats other than religious formats. During the transition period when the Company develops its program customer and listener base, such stations typically do not generate significant cash flow from operations. The Company's quarterly revenue varies throughout the year, as is typical in the radio broadcasting industry. Quarterly revenue from the sale of block program time does not tend to vary, however, since program rates are generally set annually.

  In the broadcasting industry, radio stations often utilize trade (or barter) agreements to exchange advertising time for goods or services (such as other media advertising, travel or lodging), in lieu of cash. In order to preserve most of its on-air inventory for cash advertising, the Company generally enters into trade agreements only if the goods or services bartered to the Company will be used in the Company's business. The Company has minimized its use of trade agreements and has generally sold over 90% of its advertising time for cash. In addition, it is the Company's general policy not to preempt advertising spots paid for in cash with advertising spots paid for in trade.

  The primary operating expenses incurred in the ownership and operation of the Company's radio stations include employee salaries and commissions, and facility expenses (e.g., rent and utilities). The Company also incurs and will continue to incur significant depreciation, amortization and interest expense as a result of completed and future acquisitions of stations, and due to existing borrowings and future borrowings, including the Offering and borrowings under the Credit Agreement. The Company's consolidated financial statements tend not to be directly comparable from period to period due to the Company's acquisition activity.

  The consolidated statements of operations of the Company include an operating expense called "tax reimbursements to S corporation shareholders." These amounts represent the income tax liability of the Shareholders created by the income of New Inspiration and Golden Gate, which prior to the recent Reorganization were each S corporations. See "Business--Corporate Structure and Reorganization." Management considers the nature of this operating expense to be essentially equivalent to an income tax provision and has excluded this expense from the calculation of broadcast cash flow and EBITDA. Commencing 1997, pretax income of New Inspiration and Golden Gate will be included in the Company's consolidated income tax return and in the Company's computation of the income tax provision included in its consolidated statement of operations.

  The Company anticipates a net loss for the fourth quarter of 1997 in an amount substantially similar to the amount of net loss experienced in the third quarter of 1997 of $1.2 million.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

  Net Revenue. Net revenue increased approximately $6.9 million or 16.2% to $49.4 million for the nine months ended September 30, 1997 from $42.5 million for the nine months ended September 30, 1996. The inclusion of revenue from the acquisitions of radio stations and networks and revenue generated from the local marketing agreements ("LMAs"), see "Business--Federal Regulation of Radio Broadcasting--Local Marketing Agreements," entered into during 1996 and 1997 provided approximately $4.3 million of the increase. For stations and networks owned and operated over the comparable period in 1996 and 1997, net revenue improved approximately $2.6 million or 6.3% to $43.9 million in 1997 from $41.3 million in 1996 primarily due to program rate increases, increases in on-air inventory and improved selling efforts.

  Station Operating Expenses. Station operating expenses increased approximately $4.9 million or 20.5% to $28.8 million for the nine months ended September 30, 1997 from $23.9 million for the nine months ended September 30, 1996, primarily due to the inclusion of operating expenses of the station and network acquisitions and the LMAs entered into in 1996 and 1997, and to a lesser extent, to expenses incurred to produce the increased revenue described above.

  Broadcast Cash Flow. Broadcast cash flow increased approximately $2.0 million or 10.8% to $20.6 million for the nine months ended September 30, 1997 from $18.6 million for the nine months ended September 30, 1996. As a percentage of net revenue, broadcast cash flow decreased to 41.8% for the nine months ended September 30, 1997 from 43.7% for the nine months ended September 30, 1996. The decrease is primarily attributable to lower margins achieved during the transition period of the stations and networks acquired in 1996 and 1997 that previously operated with formats other than religious formats.

  Corporate Expenses. Corporate expenses increased approximately $1.6 million or 47.1% to $5.0 million for the nine months ended September 30, 1997 from $3.4 million for the nine months ended September 30, 1996, primarily due to additional personnel and overhead costs associated with station and network acquisitions in 1996 and 1997, bonuses paid to corporate officers in 1997, the write-off of costs incurred for potential station acquisitions which were abandoned, and expenses incurred for officers' life insurance, in 1997.

  EBITDA. EBITDA increased approximately $1.0 million or 6.6% to $16.2 million for the nine months ended September 30, 1997 from $15.2 million for the nine months ended September 30, 1996.

  Tax Reimbursements to S Corporation Shareholders. Tax reimbursements to S corporation shareholders increased approximately $0.3 million or 20.0% to $1.8 million for the nine months ended September 30, 1997 from $1.5 million for the nine months ended September 30, 1996, primarily due to increased taxable income of the S corporations.

  Depreciation and Amortization. Depreciation and amortization expense increased approximately $3.3 million or 54.1% to $9.4 million for the nine months ended September 30, 1997 from $6.1 million for the nine months ended September 30, 1996, primarily due to radio station and network acquisitions consummated during 1996 and 1997.

  Other Income (Expense). Interest income decreased $156,000 to $156,000 for the nine months ended September 30, 1997 from $312,000 for the nine months ended September 30, 1996, primarily due to interest income earned in 1996 on a $14.0 million deposit from the sale of KDBX-FM, Portland. Gain (loss) on disposal of assets decreased $12.8 million from $12.7 million for the nine months ended September 30, 1996 to ($190,000) for the nine months ended September 30, 1997. The gain in 1996 was primarily due to the sale of KDBX-FM, Portland and WTJY-FM, Columbus. Interest expense increased approximately $3.0 million or 54.5% to $8.5 million for the nine months ended September 30, 1997 from $5.5 million for the nine months ended September 30, 1996, primarily due to interest expense associated with additional borrowings to fund acquisitions consummated during 1996 and 1997. Other expense was essentially unchanged for the 1997 period compared to the 1996 period.

  Provision (Benefit) for Income Taxes. Income tax provision (benefit) as a percentage of income before income taxes (i.e., effective tax rate) was (40.9)% for the nine months ended September 30, 1997 and 34.3% for the nine months ended September 30, 1996. The effective tax rates may differ from the federal statutory income tax rate of 34.0% because of the effect of state income taxes and the exclusion of federal income taxes relating to the S corporations. The decrease in the effective tax rate for the nine months ended September 30, 1997 as compared to the nine months ended September 30, 1996 is due to losses generated by the non-S corporation entities.

  Net Income (Loss). The Company recognized a net loss of approximately ($3.7) million for the nine months ended September 30, 1997, compared to net income of $9.7 million for the nine months ended September 30, 1996. Included in net loss for 1997 is a $1.1 million extraordinary loss for the write off of deferred financing costs and termination fees related to the repayment of the Company's prior credit agreement (the "Old Credit Agreement") which was repaid in full upon issuance of the Old Notes on September 25, 1997.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  Net Revenue. Net revenue increased approximately $10.8 million or 22.4% to $59.0 million in 1996 from $48.2 million in 1995. The inclusion of revenue from the acquisitions of radio stations and networks and revenue generated from LMAs entered into during 1996 and 1995 provided approximately $5.2 million of the increase. For stations and networks owned and operated over the comparable period in 1995 and 1996, net revenue improved approximately $5.6 million or 12.3% to $51.1 million in 1996 from $45.5 million in 1995 primarily due to program rate increases, increases in on-air inventory and improved selling efforts at both the national and local level.

  Station Operating Expenses. Station operating expenses increased approximately $6.0 million or 21.8% to $33.5 million in 1996 from $27.5 million in 1995, primarily due to the inclusion of operating expenses of the station and network acquisitions and the LMAs entered into during 1996 and 1995, and to a lesser extent, to expenses incurred to produce the increased revenue described above.

  Broadcast Cash Flow. Broadcast cash flow increased approximately $4.9 million or 23.8% to $25.5 million in 1996 from $20.6 million in 1995. As a percentage of net revenue, broadcast cash flow increased to 43.3% in 1996 from 42.9% in 1995.

  Corporate Expenses. Corporate expenses increased approximately $0.9 million or 23.7% to $4.7 million in 1996 from $3.8 million in 1995, primarily due to additional personnel and overhead costs associated with station and network acquisitions in 1996.

  EBITDA. EBITDA increased approximately $4.1 million or 24.4% to $20.9 million in 1996 from $16.8 million in 1995.

  Tax Reimbursements to S Corporation Shareholders. Tax reimbursements to S corporation shareholders was essentially unchanged for the year ended December 31, 1996 compared to 1995.

  Depreciation and Amortization. Depreciation and amortization expense increased approximately $0.5 million or 6.3% to $8.4 million in 1996 from $7.9 million in 1995, primarily due to radio station and network acquisitions consummated during 1996 and 1995.

  Other Income (Expense). Interest income increased $204,000 to $523,000 in 1996 from $319,000 in 1995, primarily due to interest income earned on a $14.0 million deposit from the sale of KDBX-FM, Portland. Gain (loss) on disposal of assets increased $16.1 million from ($7,000) in 1995 to $16.1 million in 1996. The gain in 1996 was primarily due to the sales of KDBX-FM, Portland, KDFX-AM, Dallas and WTJY-FM, Columbus. Interest expense increased approximately $0.8 million or 12.1% to $7.4 million in 1996 from $6.6 million in 1995, primarily due to interest expense associated with additional borrowings to fund acquisitions consummated during 1996 and 1995. Other expense was essentially unchanged for the year ended December 31, 1996 compared to 1995.

  Provision (Benefit) for Income Taxes. Income tax provision (benefit) as a percentage of income before income taxes (i.e., effective tax rate) was 34.3% for 1996 and (65.4%) for 1995. The effective tax rates may differ from the federal statutory income tax rate of 34.0% because of the effect of state income taxes and the exclusion of federal income taxes relating to the S corporations. The increase in the effective tax rate for 1996 as compared to 1995 is primarily due to the increase in income of the non-S corporation entities, including gains recognized on the sale of radio stations during 1996. In connection with the Reorganization of the Company, which resulted in the termination of the S corporation status of New Inspiration and Golden Gate, the Company will record a deferred tax liability and provision of approximately $600,000.

  Net Income. The Company recognized net income of approximately $12.8 million in 1996, compared to net income of $122,000 in 1995. Included in net income for 1995 is a $394,000 extraordinary loss for the write off of deferred financing costs related to the repayment in March 1995 of outstanding indebtedness under certain credit agreements with banks, including the Old Credit Agreement, and a make-whole premium in connection with the repayment of certain senior subordinated notes to insurance companies.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

  Net Revenue. Net revenue increased approximately $9.6 million or 24.9% to $48.2 million in 1995 from $38.6 million in 1994 primarily due to the inclusion of revenue from the acquisitions of radio stations during 1995 and 1994, and to a lesser extent, to program rate increases, and improved selling efforts at both the national and local level.

  Station Operating Expenses. Station operating expenses increased approximately $5.3 million or 23.9% to $27.5 million in 1995 from $22.2 million in 1994, primarily due to the inclusion of operating expenses of the station acquisitions during 1995 and 1994, and to a lesser extent, to expenses incurred to produce the increased revenue described above.

  Broadcast Cash Flow. Broadcast cash flow increased approximately $4.2 million or 25.6% to $20.6 million in 1995 from $16.4 million in 1994. As a percentage of net revenue, broadcast cash flow increased to 42.9% in 1995 from 42.5% in 1994.

  Corporate Expenses. Corporate expenses increased approximately $0.5 million or 15.2% to $3.8 million in 1995 from $3.3 million in 1994, primarily due to additional personnel and overhead costs associated with station acquisitions in 1995.

  EBITDA. EBITDA increased approximately $3.7 million or 28.2% to $16.8 million in 1995 from $13.1 million in 1994.

  Tax Reimbursements to S Corporation Shareholders. Tax reimbursements to S corporation shareholders increased approximately $1.1 million or 110.0% to $2.1 million in 1995 from $1.0 million in 1994, primarily due to increased taxable income of the S corporations.

  Depreciation and Amortization. Depreciation and amortization expense increased approximately $0.3 million or 3.9% to $7.9 million in 1995 from $7.6 million in 1994, primarily due to radio station acquisitions consummated during 1995 and 1994.

  Other Income (Expense). Interest income increased $89,000 to $319,000 in 1995 from $230,000 in 1994. Loss on disposal of assets decreased $475,000 from $482,000 in 1994 to $7,000 in 1995, primarily due to the write-off of leasehold improvements at abandoned office/studio locations in 1994. Interest expense increased approximately $2.9 million or 78.4% to $6.6 million in 1995 from $3.7 million in 1994, primarily due to interest expense associated with additional borrowings to fund acquisitions consummated during 1995 and 1994, and increases in interest rates. Other expense increased $120,000 to $255,000 in 1995 from $135,000 in 1994, primarily due to increased expenses related to bank loan fees in 1995.

  Provision (Benefit) for Income Taxes. Income tax provision (benefit) as a percentage of income before income taxes (i.e., effective tax rate) was (135.4%) for 1995 and (56.3%) for 1994. The effective tax rates may differ from the federal statutory income tax rate of 34.0% because of the effect of state income taxes and the exclusion of federal income taxes relating to the S corporations. The decrease in the effective tax rate for 1995 as compared to 1994 is primarily due to losses of the non-S corporation entities, including an increase in interest expense in 1995.

  Net Income. The Company recognized net income of approximately $122,000 in 1995, compared to net income of $686,000 in 1994. Included in net income for 1995 is a $394,000 extraordinary loss for the write off of deferred financing costs related to the repayment in March 1995 of outstanding indebtedness under certain credit agreements with banks, including the Old Credit Agreement, and a make-whole premium in connection with the repayment of certain senior subordinated notes to insurance companies.

LIQUIDITY AND CAPITAL RESOURCES

  In the past, the Company principally financed acquisitions of radio stations through borrowings, including borrowings under credit agreements with banks, and, to a lesser extent, from cash flow from operations and selected asset dispositions. The Company used the net proceeds from the sale of the Notes to repay substantially all of its outstanding indebtedness under a line of credit agreement, at which time such facility was canceled and the Company entered into the current Credit Agreement.

  The Company anticipates funding future acquisitions from operating cash flow and borrowings, including borrowings under the Credit Agreement. As of September 30, 1997, $10.1 million was outstanding under the Company's Credit Agreement. The maximum amount that the Company may borrow under the Credit Agreement is limited by the Company's debt to cash flow ratio, adjusted for recent radio station acquisitions as defined in the Credit Agreement (the "Adjusted Debt to Cash Flow Ratio"). At September 30, 1997, the maximum Adjusted Debt to Cash Flow Ratio allowed under the Credit Agreement was 7.0 to
1. The Company's ability to borrow for the purpose of acquiring a radio station is further limited by the Credit Agreement in that the Company may not borrow for an acquisition if the Adjusted Debt to Cash Flow Ratio is greater than 6.0 to 1. At September 30, 1997, the Adjusted Debt to Cash Flow Ratio was 6.07 to 1, resulting in total borrowing availability of approximately $19.9 million, none of which can currently be used for radio station acquisitions. In addition to debt service requirements under the Credit Agreement, the Company will be required to pay $14.3 million per annum in interest on the Notes. Management believes that cash flow from operations and borrowings under the Credit Agreement should be sufficient to permit the Company to meet its financial obligations and to fund its operations for at least the next twelve months.

  For the nine months ended September 30, 1997, net cash provided by operations decreased to $1.9 million, compared to $9.3 million for the 1996 period due to the Company recording a net loss in the 1997 period primarily as a result of higher interest expense and changes in working capital items in 1997. Net cash provided by operations increased to $10.5 million for the year ended December 31, 1996, compared to $7.7 million in 1995 due primarily to increased net operating income in 1996. Net cash provided by operations was essentially unchanged for the year ended December 31, 1995 compared to 1994.

  For the nine months ended September 30, 1997, net cash used in investing activities increased $13.3 million to $26.6 million from $13.3 million for the 1996 period due to radio station acquisitions (seven stations purchased for $18.8 million in the first nine months of 1997 compared to seven stations purchased for $8.3 million in the first nine months of 1996), and expenditures for a tower construction project held for sale, in 1997. Net cash used in investing activities decreased to $18.9 million for the year ended December 31, 1996, compared to $27.7 million for 1995 primarily due to the sale of KDBX-FM, Portland and KDFX-AM, Dallas in 1996. The sale of these two radio stations provided $15.9 million of cash, which offset the cash used by the Company to purchase radio stations in 1996. Net cash used in investing activities increased to $27.7 million for the year ended December 31, 1995, compared to $18.8 million for 1994 primarily due to the acquisition of higher priced radio stations in 1995 compared to 1994.

  For the nine months ended September 30, 1997, net cash provided by financing activities increased $21.5 million to $24.8 million from $3.3 million for the 1996 period primarily from proceeds from long-term debt incurred in 1997, offset by the $30.5 million payment of the note payable associated with the acquisition of KWRD-FM, Dallas. Net cash provided by financing activities was $9.4 million for the year ended December 31, 1996, $19.2 million for 1995, and $11.8 million for 1994, primarily due to increased long-term debt borrowings for the higher priced radio stations acquired in 1995.

                                   BUSINESS

GENERAL

  Salem Communications Corporation is the leading radio broadcast company in the United States, measured by number of stations owned and audience coverage, that focuses on serving the religious/conservative listening audience. The Company's two primary businesses include the ownership and operation of religious format radio stations and the development and expansion of its national Network offering talk programming, news and music to affiliated stations. The Company owns and/or operates 43 radio stations concentrated in 28 geographically diverse markets across the United States. The Company offers a variety of specialized talk programming emphasizing Bible study and Judeo-Christian values applied to family and community issues as well as contemporary and traditional religious music.

  The Company focuses on serving the top 25 markets in terms of audience size in the United States and has stations in nine of the top ten and 19 of the top 25 of those markets. Since January 1, 1992, the Company has grown significantly by acquiring ownership of, or operating rights to, 29 radio stations in 20 markets, including 17 stations in 14 markets since January 1, 1996. Most of these recently acquired radio stations were previously broadcasting in non-religious formats and have been re-formatted by the Company. The Company's experience has been that changing the format of an acquired station typically requires a transition period during which the Company develops its program customer and listener base. During such transition period, these stations typically do not generate significant cash flow from operations. The Company's total gross revenue, broadcast cash flow and EBITDA were $65.1 million, $25.5 million and $20.9 million, respectively, for the year ended December 31, 1996 and were $54.5 million, $20.6 million and $16.2 million, respectively, for the nine months ended September 30, 1997.

  The following table sets forth information about each radio station owned and/or operated by the Company in order of market size:

              MARKET(1)            MSA RANK   STATION CALL LETTERS     YEAR ACQUIRED
              ---------            --------   --------------------     -------------
   New York, NY...................     1    WMCA-AM; WWDJ-AM          1989; 1994
   Los Angeles, CA................     2    KKLA-FM; KLTX-AM; KAVC-FM 1985; 1986; 1983
   Chicago, IL....................     3    WYLL-FM                   1990
   San Francisco, CA..............     4    KFAX-AM                   1984
   Philadelphia, PA...............     5    WFIL-AM; WZZD-AM          1993; 1994
   Dallas-Ft. Worth, TX...........     7    KWRD-FM                   1996
   Washington, D.C. ..............     8    WAVA-FM                   1992
   Houston-Galveston, TX..........     9    KKHT-FM; KENR-AM          1995; 1995
   Boston, MA.....................    10    WEZE-AM                   1997
   Seattle-Tacoma, WA.............    13    KGNW-AM; KLFE-AM; KKOL-AM 1985; 1994; (2)
   San Diego, CA..................    14    KPRZ-AM                   1986
   Minneapolis-St. Paul, MN.......    16    KKMS-AM                   1996
   Phoenix, AZ....................    18    KPXQ-AM                   1996
   Baltimore, MD..................    19    WITH-AM(3)                1997
   Pittsburgh, PA.................    20    WORD-FM; WPIT-AM          1989; 1993
   Cleveland, OH..................    22    WHK-AM; WCCD-AM           1997
   Denver-Boulder, CO.............    23    KRKS-FM; KRKS-AM; KNUS-AM 1993; 1994; 1996
   Portland, OR...................    24    KPDQ-FM; KPDQ-AM          1986; 1986
   Cincinnati, OH.................    25    WTSJ-AM                   1997
   Riverside-San Bernardino, CA...    26    KKLA-AM(4)                1986
   Sacramento, CA.................    28    KFIA-AM; KTKZ-AM          1995; 1997
   Columbus, OH...................    32    WRFD-AM                   1982
   San Antonio, TX................    34    KSLR-AM                   1994
   Akron, OH......................    67    WHLO-AM                   1997
   Spokane, WA....................    87    KTSL-FM                   1996
   Colorado Springs, CO...........    95    KGFT-FM; KBIQ-FM; KPRZ-FM 1996; 1996; 1996
   Oxnard, CA.....................   109    KDAR-FM                   1974
   Canton, OH.....................   120    WHK-FM(5)                 1997

-------------------
(1) Actual city of license may differ from metropolitan market served.

(2) The Company operates the station, which is licensed to a corporation owned by the Principal Shareholders of the Company, under the terms of a local marketing agreement. The Principal Shareholders and the Company are parties to an Option to Purchase Agreement whereunder the

  Company has been granted an option to purchase KKOL-AM from the Principal Shareholders at any time on or before December 31, 1999. See "Federal Regulation of Radio Broadcasting--Local Marketing Agreements" and "Certain Transactions."

(3) The station is simulcast with WAVA-FM, Washington, D.C.

(4) The station is simulcast with KKLA-FM, Los Angeles.

(5) The station is simulcast with WHK-AM, Cleveland.

CORPORATE STRUCTURE AND REORGANIZATION

  The Company was incorporated in California in 1986 in connection with a combination of most of the radio station holdings of the Principal Shareholders. Each of the Principal Shareholders owned 50% of the Company's outstanding common stock. New Inspiration, the licensee of KKLA-FM, Los Angeles, and Golden Gate, the licensee of KFAX-AM, San Francisco, were owned by the Shareholders. New Inspiration and Golden Gate were both "S corporations," as that term is defined in the Internal Revenue Code. The Company, New Inspiration and Golden Gate are the general partners of Beltway Media Partners ("Beltway"), the licensee of WAVA-FM, Washington, D.C.

  On August 13, 1997, the Company, New Inspiration and Golden Gate effected a reorganization (including the Shareholder Notes as defined below, the "Reorganization") pursuant to which New Inspiration and Golden Gate became wholly owned subsidiaries of the Company, with Beltway remaining a partnership owned by the Company, New Inspiration and Golden Gate. The S corporation status of New Inspiration and Golden Gate was terminated in the Reorganization. Prior to the Reorganization, New Inspiration and Golden Gate made distributions of cash and promissory notes to their respective shareholders in the aggregate amount of $8.5 million. Of such amount, $1.8 million, equal to the estimated federal and state income tax liability of the shareholders on the earnings of New Inspiration and Golden Gate, was paid by New Inspiration and Golden Gate in cash. The remainder, $6.7 million, the balance of the net income of New Inspiration and Golden Gate that had previously been taxed but not distributed to the shareholders, was distributed in the form of promissory notes to be paid to the shareholders immediately following the closing of the offering (the "Shareholder Notes"). The Company borrowed $6.7 million under the Credit Agreement and applied this amount to the payment of certain indebtedness owed to New Inspiration and Golden Gate by the Company. The cash made available to New Inspiration and Golden Gate from the repayment of such loans was then used by New Inspiration and Golden Gate to pay the Shareholder Notes. See "Certain Transactions" and "Description of Certain Indebtedness--Shareholder Notes."

  Following the Reorganization, Mrs. Epperson, who had been a 50% owner of New Inspiration, became a shareholder of the Company. All of the outstanding stock of the Company is currently owned by the Principal Shareholders and Mrs. Epperson. See "Securities Ownership of Certain Beneficial Owners."

RELIGIOUS FORMAT OVERVIEW

  The 1997 Broadcasting & Cable Yearbook identifies over 1,800 radio stations throughout the United States that feature religious talk and music formats, including formats identified as Religious, Gospel, Christian, Inspirational or Sacred. Approximately two-thirds of these stations are for-profit businesses. The balance of these stations broadcast from the noncommercial educational band (88.1MHz-91.9MHz) and are licensed to non-profit organizations.

  Contrary to many mainstream formats which have experienced a decline in popularity in recent years, religious formats have experienced significant growth. According to statistics appearing in The M Street Journal, a broadcast industry newsletter, the number of radio stations featuring religious formats has grown approximately 69% between 1989 and 1997 and the religious format is the fourth largest radio format in the United States after country, news/talk and adult contemporary. According to Religion & Media Quarterly, religious format radio stations have an audience of approximately 20.6 million listeners.

  While a variety of music formats, including Southern Gospel, Black Gospel, Praise and Worship, and Contemporary Christian, are offered on religious format stations, the largest single category of religious format is talk programming emphasizing Bible preaching and teaching and other programming addressing family and community issues. Music and talk formats can be found on both commercial and noncommercial stations. Commercial stations that feature religious music formats generate nearly all of their revenue from the sale of advertising time to local and national spot advertisers and national network advertisers. Commercial stations that specialize in talk programming, including substantially all of the Company's stations, generate the majority of their revenue from the sale of block program time to national and local program producers. Noncommercial stations typically obtain revenue through tax-deductible contributions from listeners, the sale of block program time to national and local program producers and grants or sponsorships of specific programming that allow the sponsor's name to be featured. Sale of spot advertising is prohibited on noncommercial stations.

OPERATING STRATEGY

  Maintain and Enhance Leadership Position in Religious Talk Format. The Company believes that an important factor in its ability to attract and retain quality programming customers is its demonstrated long-term commitment to religious talk formats. Program customers tend to be sophisticated purchasers of air time that recognize that building a listener base capable of generating revenue sufficient to cover programming costs may take several years. The Company's experience has been that such programmers are accordingly reluctant to make the commitment to building a new listener base unless they have a reasonable expectation that the format will remain in place. Management of the Company therefore intends to continue its long-term commitment to the religious talk format. Management believes its commitment to growing the religious talk format, increasing the number of owned and operated stations and developing network operations and national sales activities allows for future growth opportunities for the Company.

  Identify and Develop New Program Producers. The Company recognizes that the ongoing success of its religious talk format is largely dependent on the continued availability of quality programs. Management of the Company is committed to assisting promising new program producers with advice on content and structuring of programs in addition to advice on levels of support staffing, engineering and programming delivery options. Station managers are encouraged to evaluate local talk programs with a view toward expansion of promising programs into national syndication. The Company continues to emphasize this important development area with the goal of maintaining a backlog of quality programs available for placement in new markets and existing markets where the Company may add additional stations.

  Emphasize Signal Quality and Market Coverage. The Company is committed to the ongoing evaluation and improvement of its technical facilities, including power increases, tower/antenna relocations and investment in state of the art equipment. The Company believes that its success is attributable in part to its ownership of broadcast facilities that provide broad signal coverage in its markets.

  Build Station Identity Through Development of Strong Production Values. The Company believes that an important element in retaining and increasing the listening audience and expanding the base of potential advertisers for its stations is the development of local station identity. The Company believes that its emphasis on development of a station's identity during those times when the Company is not broadcasting its customers' block programming will allow it to compete with general format stations for listening audience and advertising customers. Station employees with responsibility for programming are encouraged to build identity through continual improvement of production values and to share their ideas with other Company stations. The Company assists local personnel and coordinates development of increased production values through its director of programming located at the corporate headquarters. Certain of the Company's stations have successfully adopted techniques that have built identity through the development of local on-air personalities associated with segments of the broadcast day, and these techniques are being implemented at other Company stations.

  Expand and Diversify National Network. The Company is committed to expanding the Network by adding to its menu of Network product offerings and by actively promoting these products to Network affiliates. The

Company believes that by continually increasing the quality of its Network product it will add to its affiliate base, thereby providing more audience reach that will attract more national advertising customers and potentially generate business from national advertising agencies. The Company competes aggressively for talk show talent it believes will be attractive to existing and potential affiliates, refines existing music formats and develops political commentary and public affairs programming that are complementary to the product offerings of the Network. The Company will continue to explore ways to better serve its customers and the religious/conservative listening audience by using the combined resources of its owned and operated stations and the Network. For example, unused Network inventory can be used as an incentive to potential or existing program producers to purchase block program time on the Company's radio stations. The Company has successfully implemented this strategy in the past and will continue to devote significant time and resources to find additional synergistic uses of its radio stations and the Network.

ACQUISITION STRATEGY

  Expand Into New Markets. The Company continues to pursue an acquisition strategy of acquiring radio stations in the top 25 markets in which it currently does not have a presence and acquiring selected stations in mid-sized markets. The Company believes that its presence in large markets makes it attractive to national program syndicators and national advertisers. In addition, the geographic diversity of the Company's markets reduces its dependence on any single local economy. Over the past 20 years, the Company has developed and implemented a model for evaluating the desirability of entering a new market. Management considers the number of stations already serving the target market with religious formats, the programming within that format (music or talk), the quality of talk programs offered and the signal strength of the competing stations. The signal strength of any station that becomes available for purchase is a critical factor in the evaluation process.

  Expand in Existing Markets. The Company pursues the acquisition of additional stations in markets in which it already has a presence. The experience of the Company with existing duopolies and triopolies has been positive. Multiple stations making use of one general manager and sales staff and one broadcast facility have resulted in operational efficiencies in certain markets. In addition, the Company intends to develop more talk and music product at the Network level that will be available for use on additional stations in a market. The Company believes new religious music formats are gaining increased popularity and are complementary to the Company's religious talk format. Three separate music formats are produced by the Network and are available for use by Company stations. This strategy has been implemented successfully in Colorado Springs, where the Company owns three FM stations, two of which offer religious music formats and one of which features a religious talk format.

  Upgrades in Existing Markets. The Company is continually looking for upgrade opportunities in existing markets to expand its audience reach. This strategy of acquiring upgraded facilities in existing markets has been an area of emphasis for senior management for many years and has been successfully demonstrated in such markets as Seattle and New York in prior years. More recently, the Company has significantly improved its position in Boston and Dallas through the acquisition of more powerful stations that have allowed the Company to continue its business strategy of operating stations that provide broad signal coverage in its markets.

  Acquisition Financing. In the past, the Company has principally financed acquisitions of radio stations through borrowings, including borrowings under credit agreements with banks and, to a lesser extent, from cash flow from operations and selected asset dispositions. Taking into account certain restrictions under the Credit Agreement, however, the Company is not currently able to borrow for acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

OWNED AND/OR OPERATED RADIO STATIONS

  Program Revenue. For the year ended December 31, 1996 and the nine months ended September 30, 1997, the Company derived 57.5% and 53.4% of its gross revenue, or $37.5 million and $29.1 million, respectively, from the sale of nationally syndicated and local block program time. The Company derives its nationally syndicated program revenue from a programming customer base consisting primarily of geographically diverse, well-established non-profit religious and educational organizations that purchase time on stations in a large number of markets in the United States. These nationally syndicated program producers typically purchase 13, 26 or 52 minute blocks on a Monday through Friday basis and may offer supplemental programming for weekend release. The recognized leading daily radio program featured on religious talk format stations is Focus on the Family, which according to the 1997 Directory of Religious Media is syndicated on 943 radio stations in the United States, including 35 Company stations as of November 1997. Other leading radio programs currently include Insight for Living (590 stations, including 26 Company stations), In Touch (490 stations, including 27 Company stations), and Grace to You (294 stations, including 22 Company stations). Local program revenue is obtained from community organizations and churches that typically purchase time primarily for weekend release and from local speakers who purchase daily releases. The Company has been successful in assisting quality local programs to expand into national syndication.

  Purchasers of block program time derive their income from two primary sources: (i) listener contributions, and (ii) product sales, including sales of inspirational material such as printed literature and periodicals, audio and video tapes and other miscellaneous items. Revenue from these sources is used in part to pay for the air time purchased from the Company. The nationally syndicated program producers carefully track the source of their donations and product sales and use this information to measure the return on their air time investment at each station. The Company's top five revenue-producing program customers accounted for $7.8 million of gross revenue for the year ended December 31, 1996 and $4.3 million of gross revenue for the six months ended June 30, 1997. These amounts represented 20.7% and 22.2%, respectively, of the Company's gross program revenue and 11.9% of the Company's gross revenue for such periods.

  The Company's stations have enjoyed long-standing relationships with key customers. Focus on the Family and Insight for Living have been ongoing customers of the Company since 1977. Management attributes this continuity to the recognized commitment of the Company to concentrate its efforts in religious talk format stations and not to change formats or exit markets where it has acquired stations. Management believes that its key customers are willing to make the long-term commitment to build a base of support in Company markets largely because of the Company's commitment to build a religious talk format for its radio stations. As is typical in the radio industry, contracts may generally be canceled by either the station or the program producer on one month's notice. New program producers, however, are occasionally required to sign one-year contracts to demonstrate a commitment of resources to the program. Rate increases are typically negotiated on an annual basis.

  The Company believes that sales of block program time lessen its exposure to swings in general economic activity and thus make its revenue stream less volatile. Because program customers derive their income primarily from various forms of listener support, and given the time period usually required for a program to obtain and develop an audience, management believes that program customers have generally found it to be in their best interest to retain a specific time slot on a long-term basis notwithstanding short-term financial results or economic conditions.

  Advertising Revenue. For the year ended December 31, 1996, and the nine months ended September 30, 1997, the Company derived 26.7% and 23.0% of its gross revenue, or $17.4 million and $15.0 million, respectively, from the sale of local spot advertising and 6.3% and 9.4% of its gross revenue, or $4.1 million and $5.1 million (including $2.7 million of reclassified infomercial advertising revenue), respectively, from the sale of national spot advertising. Prior to 1997, classification of revenue (i.e. national program, national advertising, local program or local advertising) from infomercials was determined at the discretion of local station general managers. In 1997, the Company began including revenue from infomercials in the national advertising category in order to establish uniformity of classification of revenue. The Company in recent years has begun to place greater emphasis on the development of local spot sales in all of its markets. General managers and sales managers are encouraged to create more spot inventory for sale. Additional spot inventory can be created in a variety of ways, such as removing programming which generates marginal audience response and adjusting the start time of programs to add inventory in more desirable dayparts.

  The Company believes that the listening audience for its radio stations, which provides the financial support for program producers purchasing time on these stations, is responsive to affinity advertisers that promote products targeted to the religious/conservative audience and is receptive to direct response appeals such as those offered through infomercials. The Company's stations all have affinity advertising customers in their respective markets. Local church groups and many community organizations such as rescue missions and family crisis support services can often effectively reach their natural constituencies by advertising on religious format stations. Significant advertising is also purchased by local and nationally affiliated religious bookstores, publishers specializing in inspirational and religious literature and other businesses that desire to specifically target the conservative adult religious community. The Company also generates spot advertising revenue from general market retailers, including automobile dealers and grocery store chains, in many of its markets. Management believes these results are consistent with an increased openness to the use of niche radio formats by general market retailers. Because the Company does not sell advertising based on market share, it does not subscribe to traditional audience measuring services, but instead sells advertising based upon the proven success of its other advertising customers.

  The Company's radio stations also receive revenue from national advertisers desiring to include selected Company stations in national buys covering multiple markets. These national advertising buys are placed through SRR, which receives a commission based on the gross dollar amount of all orders generated. Infomercials run regularly on Company stations, generally on weekends. In reviewing proposed purchases of air time by advertisers and infomercial producers, the Company considers the suitability of the content of the advertising and infomercials for its audience.

  Operations. Each of the radio markets in which the Company has a presence has a general manager who is responsible for day-to-day operations, local spot advertising sales and, where applicable, local program sales for all Company stations in the market. General managers earn a base salary plus a percentage of the respective station's net operating income. Each station also has a staff of full and part-time engineering, programming and sales personnel. Sales staffs are paid on a commission basis.

  The Company has decentralized its operations in response to the rapid growth it has experienced in recent years. Operations vice presidents of the Company, some of whom are also station general managers, oversee several markets on a regional basis. The operations vice presidents are experienced radio broadcasters with expertise in sales, programming and production. The Company will continue to rely on this strategy of decentralization and encourage operations vice presidents to apply innovative techniques to the operations they oversee which, if successful, can be implemented in other Company stations.

  Corporate headquarters personnel oversee the placement and rate negotiation for all nationally syndicated programs. Centralized oversight of this most critical component of Company revenue is necessary because the Company's key program customers purchase time on many of the Company's markets. Corporate headquarters personnel also are responsible for centralized reporting and financial functions, benefits administration, engineering oversight and other support functions designed to provide resources to local management.

NATIONAL NETWORK OPERATIONS

  In 1993, the Company established the Network in connection with its acquisition of certain assets of the former CBN Radio Network. Establishment of the Network was a part of the Company's overall business strategy to develop a national network of affiliated radio stations anchored by the Company's owned and operated radio stations in major markets. The Network, which is headquartered in Dallas, is focused on the development, production and syndication of a broad range of programming specifically targeted to religious talk and music stations as well as general market news/talk stations. Currently, the Company has rights to six full-time satellite channels and all Network product is delivered to affiliates via satellite.

  As of November 30, 1997, the Network had approximately 750 affiliate stations, including the Company's owned and operated stations, that broadcast one or more of the offered programming options. These programming options feature talk shows, news and music. Network operations also include commission revenue of SRR from unaffiliated customers and an allocation of operating expenses estimated to relate to such commissions. SRR is a wholly owned subsidiary of the Company, which sells all national commercial advertising placed on the Network's commercial affiliate radio stations. The Network's gross revenue for the year ended December 31, 1996 and the nine months ended September 30, 1997 was $5.3 million and $4.5 million, respectively. While the Network earned net operating income of $274,000 for the year ended December 31, 1996, it incurred a net operating loss of $542,000 for the nine months ended September 30, 1997, due primarily to continued costs associated with the development of a news programming production and distribution capability, and reduced advertising revenue associated with syndicated talk programming.

  Talk Programming. The Network offers talk programming designed to attract listeners to affiliate stations by addressing current national issues from a religious/conservative perspective. The Network currently produces 20 daily and weekly long-form and short-form programs including The Oliver North Show, The Alan Keyes Show, The Dick Staub Show, Janet Parshall's America and a sports talk program titled Sharing the Victory. As of November 30, 1997, approximately 260 affiliate radio stations carried some form of Network talk programming.

  Station affiliations for talk programming are non-exclusive, allowing a station to select specific Network programs it wishes to carry. Commercial affiliates are required to clear five Network spots during each hour of Network programming carried. The Network affiliation contract generally provides a 90-day termination option for both parties.

  News. The Network began the production and distribution of news in 1996 with the purchase of StandardNews. The name was subsequently changed to SRN News and the news product was repositioned to offer affiliates a family-focused news service, delivered three times each hour, providing coverage of national and international news. SRN News began operating from a new, fully-digital headquarters located in the Washington, D.C. area in early 1997. SRN News has fully-equipped broadcast facilities at the White House, United States House of Representatives and United States Senate that are staffed by full-time correspondents. As of November 30, 1997, the Network provided SRN News to approximately 295 affiliate radio stations, compared with the 167 affiliates existing at the time the news service was acquired in 1996.

  Commercial radio stations that affiliate with SRN News are required to clear 12 Network spots between the hours of 6 AM and 11 PM daily. Because they are unable to clear commercial advertisements, noncommercial radio stations that affiliate with SRN News pay a monthly access fee. Affiliation agreements for the news service are two years in length.

  Music. The Network offers three syndicated religious music formats. The Morningstar format, which originates from studios in Nashville, features adult contemporary Christian music targeted to the mainstream 25-to-54 year old audience. The Network also offers a contemporary Christian music format, The Word in Music, targeted to a younger audience, and a more traditional praise and worship format, The Word in Praise. Both of these formats originate from two of the Company's owned and operated stations in Colorado Springs. All music formats are available to affiliate stations on a 24-hour basis or in selected dayparts. As of November 30, 1997, the Morningstar format and The Word in Music format had 127 and 22 affiliates, respectively. As of the same date, The Word in Praise, established in the first quarter of 1997, had eight affiliates.

  Each music network requires affiliates to clear a minimum number of minutes per hour for network spots. In addition, fixed monthly affiliation fees are charged to both commercial and non-commercial stations which affiliate with the Morningstar format and non-commercial stations which affiliate with The Word in Music and The Word in Praise. In addition to these three 24-hour music formats, the Network provides weekly music programs, including CCM Countdown with Gary Chapman, CCM Radio Magazine and Rock Alive, to approximately 310 affiliate stations.

  Salem Radio Representatives. The Company established SRR in 1992 as a sales representation company specializing in placing national advertising on religious format radio stations. The Network has an exclusive relationship with SRR, a wholly owned subsidiary of the Company, for the sale of available Network spot advertising. SRR receives a commission on all Network sales. SRR also contracts with individual radio stations to sell air time to national advertisers desiring to include selected Company stations in national buys covering multiple markets. See "--Owned and/or Operated Radio Stations-- Advertising Revenue." SRR administrative offices are located in Dallas, and its 12 commissioned sales personnel are located in field offices in Washington, D.C., Chicago, Nashville, Dallas, Seattle and Los Angeles.

COMPETITION

  The radio broadcasting industry, including the religious format segment of this industry, is a highly competitive business. The financial success of each of the Company's radio stations that features talk programming is dependent, to a significant degree, upon its ability to generate revenue from the sale of block program time to national and local religious and educational organizations. The Company competes for this program revenue with a number of different commercial and noncommercial radio station licensees. While no group owner in the United States specializing in the religious format approaches the Company in size and major market penetration, religious format stations exist and enjoy varying degrees of prominence and success in all markets.

  The Company also competes for revenue in the spot advertising market with other commercial religious format and general format radio station licensees. The Company competes in the spot advertising market with other media as well, including broadcast television, cable television, newspapers, magazines, direct mail coupons and billboard advertising.

  Competition may also come from new media technologies currently being developed or introduced, such as the delivery of audio programming by cable television systems, by satellite and by DAB. DAB may deliver by satellite to national and regional audiences, multi-channel, multiformat digital radio services with quality equivalent to compact discs. The delivery of information through the Internet also could create new competition. The FCC has recently authorized spectrum for the use of a new technology, satellite DARS, to deliver audio programming. DARS may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and national audiences.

  The Network competes with other commercial radio networks that offer news and talk programming to religious format stations and two noncommercial networks that offer religious music formats. The Network also competes with other radio networks for the services of talk show personalities.

SERVICEMARKS

  The Company owns the federally registered service marks "Salem
Communications Corporation" and "Salem Radio Network" and the related Salem Communications Corporation and Salem Radio Network logos. The Company considers these service marks to be important to its business.

EMPLOYEES

  At November 30, 1997, the Company employed 513 full-time and 309 part-time employees. None of the Company's employees are covered by collective bargaining agreements, and the Company considers its relations with its employees to be good.

  In certain of its larger markets, the Company employs on-air personalities with loyal audiences in their respective markets. The loss of one of these personalities could result in a short-term loss of audience share, but the Company does not believe that any such loss would have a material adverse effect on the Company's financial condition or results of operations.

FEDERAL REGULATION OF RADIO BROADCASTING

  Introduction. The ownership, operation and sale of broadcast stations, including those licensed to the Company, are subject to the jurisdiction of the FCC, which acts under authority derived from the Communications Act. The Communications Act was amended by the Telecommunications Act of 1996 (the "Telecommunications Act") to make changes in several broadcast laws. Among other things, the FCC assigns frequency bands for broadcasting; determines whether to approve changes in ownership or control of station licenses; regulates equipment used by stations; adopts and implements regulations and policies that directly or indirectly affect the ownership, operation and employment practices of stations; and has the power to impose penalties for violations of its rules under the Communications Act.

  The following is a brief summary of certain provisions of the Communications Act and of specific FCC regulations and policies. Failure to observe these or other rules and policies can result in the imposition of various sanctions, including monetary forfeitures, the grant of "short" (less than the maximum) license renewal terms or, for particularly egregious violations, the denial of a license renewal application, the revocation of a license or the denial of FCC consent to acquire additional broadcast properties. Reference should be made to the Communications Act, FCC rules and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of broadcast stations.

  License Grant and Renewal. Radio broadcast licenses are granted for maximum terms of eight years. Licenses may be renewed through an application to the FCC. Prior to the Telecommunications Act, during certain periods when a renewal application was pending, competing applicants could file for the radio frequency being used by the renewal applicant. The Telecommunications Act prohibits the FCC from considering such competing applications if the FCC finds that the station has served the public interest, convenience and necessity, that there have been no serious violations by the licensee of the Communications Act or the rules and regulations of the FCC, and that there have been no other violations by the licensee of the Communications Act or the rules and regulations of the FCC that, when taken together, would constitute a pattern of abuse.

  Petitions to deny license renewals can be filed by interested parties, including members of the public. Such petitions may raise various issues before the FCC. The FCC is required to hold hearings on renewal applications if the FCC is unable to determine that renewal of a license would serve the public interest, convenience and necessity, or if a petition to deny raises a "substantial and material question of fact" as to whether the grant of the renewal application would be prima facie inconsistent with the public interest, convenience and necessity. Also, during certain periods when a renewal application is pending, the transferability of the applicant's license is restricted. The Company is not currently aware of any facts that would prevent the timely renewal of its licenses to operate its radio stations, although there can be no assurance that the Company's licenses will be renewed.

  The FCC classifies each AM and FM station. An AM station operates on either a clear channel, regional channel or local channel. A clear channel is one on which AM stations are assigned to serve wide areas. Clear channel AM stations are classified as either: Class A stations, which operate on an unlimited time basis and are designated to render primary and secondary service over an extended area; Class B stations, which operate on an unlimited time basis and are designed to render service only over a primary service area; and Class D stations, which operate either during daytime hours only, during limited times only or on an unlimited time basis with low nighttime power. A regional channel is one on which Class B and Class D AM stations may operate and serve primarily a principal center of population and the rural areas contiguous to it. A local channel is one on which AM stations operate on an unlimited time basis and serve primarily a community and the suburban and rural areas immediately contiguous thereto. Class C AM stations operate on a local channel and are designed to render service only over a primary service area that may be reduced as a consequence of interference.

  The minimum and maximum facilities requirements for an FM station are determined by its class. FM class designations depend upon the geographic zone in which the transmitter of the FM station is located. In general, commercial FM stations are classified as follows, in order of increasing power and antenna height: Class A, B1, C3, B, C2, C1 and C.

  The following table sets forth in order of market size the market, call letters, FCC license classification, antenna height above average terrain
(HAAT), power and frequency of each of the stations owned or operated by the Company and the date on which each station's FCC license expires.

                         STATION                                           EXPIRATION
                          CALL       FCC    HAAT      POWER IN              DATE OF
     MARKET(1)           LETTERS    CLASS IN METERS KILOWATTS(2) FREQUENCY  LICENSE
     ---------           -------    ----- --------- ------------ --------- ----------
New York, NY............ WMCA-AM       B      NA       5.0/5.0     570 kHz  6/1/1998
                         WWDJ-AM       B      NA       5.0/5.0     970 kHz  6/1/1998
Los Angeles, CA......... KKLA-FM       B     878          10.5    99.5 MHz       (3)
                         KAVC-FM       A      94           2.9   105.5 MHz 12/1/2005
                         KLTX-AM       B      NA       5.0/3.6    1390 kHz 12/1/2005
Chicago, IL............. WYLL-FM       B      91            50   106.7 MHz 12/1/2004
San Francisco, CA....... KFAX-AM       B      NA         50/50    1100 kHz 12/1/2005
Philadelphia, PA........ WFIL-AM       B      NA       5.0/5.0     560 kHz  8/1/1998
                         WZZD-AM       B      NA     50.0/10.0     990 kHz  8/1/1998
Dallas-Ft. Worth, TX.... KWRD-FM       C     460           100    94.9 MHz  8/1/2005
Washington, D.C. ....... WAVA-FM       B     131            50   105.1 MHz 10/1/2003
Houston-Galveston, TX... KENR-AM       B      NA      10.0/5.0    1070 kHz  8/1/2005
                         KKHT-FM       C     344           100   106.9 MHz  8/1/2005
Boston, MA.............. WEZE-AM       B      NA       5.0/5.0     590 kHz       (3)
Seattle-Tacoma, WA...... KGNW-AM       B      NA      50.0/5.0     820 kHz       (3)
                         KLFE-AM       B      NA       5.0/5.0    1590 kHz       (3)
                         KKOL-AM(4)    B      NA       5.0/5.0    1300 kHz       (3)
San Diego, CA........... KPRZ-AM       B      NA      20.0/5.0    1210 kHz 12/1/2005
Minneapolis-St. Paul,
 MN..................... KKMS-AM       B      NA       5.0/5.0     980 kHz  4/1/2004
Phoenix, AZ............. KPXQ-AM       B      NA       5.0/5.0     960 kHz 10/1/2005
Baltimore, MD........... WITH-AM       C      NA       1.0/1.0    1230 kHz 10/1/2003
Pittsburgh, PA.......... WORD-FM       B     154            48   101.5 Mhz  8/1/1998
                         WPIT-AM       D      NA     5.0/0.024     730 kHz  8/1/1998
Cleveland, OH........... WCCD-AM       D      NA         0.5/0    1000 kHz 10/1/2004
                          WHK-AM       B      NA       5.0/5.0    1420 kHz 10/1/2004
Denver-Boulder, CO...... KNUS-AM       B      NA       5.0/5.0     710 kHz  4/1/2005
                         KRKS-AM       B      NA      5.0/0.39     990 kHz  4/1/2005
                         KRKS-FM       C     387           100    94.7 MHz  4/1/2005
Portland, OR............ KPDQ-AM       B      NA      1.0/0.51     800 kHz       (3)
                         KPDQ-FM       C     387           100    93.7 MHz       (3)
Cincinnati, OH.......... WTSJ-AM       B      NA      1.0/0.28    1050 kHz 10/1/2004
Riverside-San
 Bernardino, CA......... KKLA-AM       C      NA       1.0/1.0    1240 kHz 12/1/2005
Sacramento, CA.......... KFIA-AM       B      NA      25.0/1.0     710 kHz 12/1/2005
                         KTKZ-AM       B      NA       5.0/5.0    1380 kHz 12/1/2005
Columbus, OH............ WRFD-AM       D      NA         5.0/0     880 kHz 10/1/2004
San Antonio, TX......... KSLR-AM       B      NA       5.0/4.3     630 kHz  8/1/2005
Akron/Canton, OH........ WHLO-AM       B      NA      5.4/0.54     640 kHz 10/1/2004
Spokane, WA............. KTSL-FM      C3     145           4.6   101.9 MHz       (3)
Colorado Springs, CO.... KBIQ-FM       C     616           2.0   102.7 MHz  4/1/2005
                         KGFT-FM      C1     647            13   100.7 MHz  4/1/2005
                         KPRZ-FM      C3     614          0.51    96.1 MHz  4/1/2005
Oxnard, CA.............. KDAR-FM      B1     393           1.5    98.3 MHz       (3)
Canton, OH..............  WHK-FM       B     175            36    98.1 MHz 10/1/2004

---------------------
(1) Actual city of license may be different form the metropolitan market served.
(2) Pursuant to FCC rules and regulations, many AM radio stations are licensed to operate at a reduced power during nighttime broadcasting hours, which results in reducing the radio station's coverage during those hours of operation. Both power ratings are shown, where applicable.
(3) Indicates pending renewal application.
(4) The Company operates this station, which is licensed to a corporation owned by the Principal Shareholders, under the terms of a local marketing agreement. See "--Local Marketing Agreements" and "Certain Transactions."

  Ownership Matters. The Communications Act prohibits the assignment of a broadcast license or the transfer of control of a broadcast license without the prior approval of the FCC. In determining whether to assign, transfer, grant or renew a broadcast license, the FCC considers a number of factors pertaining to the licensee, including compliance with various rules limiting common ownership of media properties, the "character" of the licensee and those persons holding "attributable" interests therein, and compliance with the Communications Act's limitation on alien ownership, as well as compliance with other FCC policies, including equal employment opportunity requirements.

  Once a station purchase agreement has been signed, an application for FCC consent to assignment of license or transfer of control (depending upon whether the underlying transaction is an asset purchase or stock acquisition) is filed with the FCC. Approximately 10 to 15 days after this filing, the FCC publishes a notice assigning a file number to the application and advising that the application has been "accepted for filing." This begins a 30-day statutory public notice period during which third parties have the opportunity to file formal petitions to deny the proposed transaction. Informal objections to the transaction may be filed at any time prior to the grant of an application. During this 30-day period, the FCC staff generally begins its review of the application and may request additional information from the applicants in response to any questions the staff may have.

  Assuming that no petitions are filed during the public notice period and that the proposed transaction poses no issues requiring higher level consent, the FCC staff often grants the application by delegated authority approximately 10 days after the end of the public notice period. If there is a back log of applications or the transaction proposes an issue requiring higher level consent, the 10-day period can extend to 30 days or more. The parties to the application are legally authorized to close on the transaction at any time after the application is granted. At this point, however, the grant is not a "final order."

  Public notice of the FCC staff grant of an application is usually issued within seven days of the date on which the application is granted. For a period of 30 days following the date of this public notice interested parties may file petitions seeking staff reconsideration or full FCC review of the staff action. In addition, for a period of 40 days following the date of the public notice, the FCC, on its own, can review and reconsider the grant. In the event that review by the FCC is made, judicial review of the FCC action may be sought in the United States Court of Appeals for the District of Columbia within 30 days of the public notice of the FCC's action. In the event the court affirms the FCC's action, further judicial review may be sought by seeking rehearing en banc from the Court of Appeals or by certiorari from the United States Supreme Court.

  Assuming that no petitions are filed by third parties and no action staying or reversing the grant is made by the FCC, then the grant will become a final order by operation of law at the close of business on the 40th day following the public notice of the grant. Upon a grant becoming a final order, counsel is able to deliver an opinion that the grant is no longer subject to administrative or judicial review, although such actions can nevertheless be set aside in rare circumstances (e.g., fraud on the agency by a party to the application).

  The FCC will not issue an unconditional assignment or transfer grant if an application for renewal of license for the station is pending. Thus, the foregoing timetables will be altered in the event an application for assignment or transfer is filed while a license renewal application is pending.

  Under the Communications Act, a broadcast license may not be granted to or held by a corporation that has more than one-fifth of its capital stock owned or voted by aliens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations. Under the Communications Act, a broadcast license also may not be granted to or held by any corporation that is controlled, directly or indirectly, by any other corporation more than one-fourth of whose capital stock is owned or voted by aliens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations. These restrictions apply in modified form to other forms of business organizations, including partnerships. The Company therefore may be restricted from having more than one-fourth of its stock owned or voted by aliens, foreign governments or non-U.S. corporations.

  The Communications Act and FCC rules also generally restrict the common ownership, operation or control of radio broadcast stations serving the same local market, of a radio broadcast station and a television broadcast station serving the same local market, and of a radio broadcast station and a daily newspaper serving the same local market. Under these "cross-ownership" rules, absent waivers, the Company would not be permitted to acquire any daily newspaper or television broadcast station (other than low power television) in a local market where it then owned any radio broadcast station. The FCC's rules provide for the liberal grant of a waiver of the rule prohibiting common ownership of radio and television stations in the same geographic market in the top 25 television markets if certain conditions are satisfied. The Telecommunications Act extends this waiver policy to stations in the top 50 television markets, although the FCC has not yet implemented this change.

  In response to the Telecommunications Act, the FCC amended its multiple ownership rules to eliminate the national limits on ownership of AM and FM stations. The FCC's broadcast multiple ownership rules restrict the number of radio stations one person or entity may own, operate or control on a local level. These limits are:

    (i) in a market with 45 or more commercial radio stations, an entity may own up to eight commercial radio stations, not more than five of which are in the same service (FM or AM);

    (ii) in a market with between 30 and 44 (inclusive) commercial radio stations, an entity may own up to seven commercial radio stations, not more than four of which are in the same service;

    (iii) in a market with between 15 and 29 (inclusive) commercial radio stations, an entity may own up to six commercial radio stations, not more than four of which are in the same service;

    (iv) in a market with 14 or fewer commercial radio stations, an entity may own up to five commercial radio stations, not more than three of which are in the same service, except that an entity may not own more than 50% of the stations in such market.

None of these multiple ownership rules requires any change in the Company's current ownership of radio broadcast stations; however, these rules will limit the number of additional stations that the Company may acquire in the future in certain of its markets.

  Because of these multiple and cross-ownership rules, a purchaser of voting stock of the Company that acquires an "attributable" interest in the Company may violate the FCC's rule if it also has an attributable interest in other television or radio stations, or in daily newspapers, depending on the number and location of those radio or television stations or daily newspapers. Such a purchaser also may be restricted in the companies in which it may invest, to the extent that these investments give rise to an attributable interest. If an attributable shareholder of the Company violates any of these ownership rules, the Company may be unable to obtain from the FCC one or more authorizations needed to conduct its radio station business and may be unable to obtain FCC consents for certain future acquisitions.

  The FCC generally applies its television/radio/newspaper cross-ownership rules and its broadcast multiple ownership rules by considering the "attributable," or cognizable interests held by a person or entity. A person or entity can have an interest in a radio station, television station or daily newspaper by being an officer, director, partner or shareholder of a company that owns that station or newspaper. Whether that interest is cognizable under the FCC's ownership rules is determined by the FCC's attribution rules. If an interest is attributable, the FCC treats the person or entity who holds that interest as an "owner" of the radio station, television station or daily newspaper in question, and therefore subject to the FCC's ownership rules.

  With respect to a corporation, officers and directors and persons or entities that directly or indirectly can vote 5% or more of the corporation's stock (10% or more of such stock in the case of insurance companies, investment companies, bank trust departments and certain other "passive investors" that hold such stock for investment purposes only) generally are attributed with an ownership interest in whatever radio stations, television stations and daily newspapers the corporation owns.

  With respect to a partnership, the interest of a general partner is attributable, as is the interest of any limited partner who is "materially involved" in the media-related activities of the partnership. Debt instruments, nonvoting stock, options and warrants for voting stock that have not yet been exercised, limited partnership interests where the limited partner is not "materially involved" in the media-related activities of the partnership, and minority (under 5%) voting stock, generally do not subject their holders to attribution.

  The FCC has issued a Notice of Proposed Rulemaking (the "NPRM") that contemplates tightening attribution standards where parties have multiple nonattributable interests in and relationships with stations that would be prohibited by the FCC's cross-interest rules, if the interest/relationships were attributable. The NPRM contemplates that this change in attribution will apply only to persons holding debt or equity interests that exceed certain benchmarks. For further information, see "--Proposed Changes" below.

  In addition, the FCC has a "cross-interest" policy that under certain circumstances could prohibit a person or entity with an attributable interest in a broadcast station or daily newspaper from having a "meaningful" nonattributable interest in another broadcast station or daily newspaper in the same local market. Among other things, "meaningful" interests could include significant equity interests (including nonvoting stock, voting stock and limited partnership interests) and significant employment positions. This policy may limit the permissible investments a purchaser of the Company's voting stock may make or hold.

  Programming and Operation. The Communications Act requires broadcasters to serve the "public interest." The FCC has gradually relaxed or eliminated many of the more formalized procedures it had developed in the past to promote the broadcast of certain types of programming responsive to the needs of a station's community of license. Licensees continue to be required, however, to present programming that is responsive to community problems, needs and interests and to maintain certain records demonstrating such responsiveness. Complaints from listeners concerning a station's programming will be considered by the FCC when it evaluates the licensee's renewal application, but such complaints may be filed and considered at any time.

  Stations also must pay regulatory and application fees and follow various FCC rules that regulate, among other things, political advertising, the broadcast of obscene or indecent programming, sponsorship identification and technical operations (including limits on radio frequency radiation). In addition, licensees must develop and implement programs designed to promote equal employment opportunities and must submit reports to the FCC on these matters annually and in connection with a renewal application. The broadcast of contests and lotteries is regulated by FCC rules.

  Failure to observe these or other rules and policies can result in the imposition of various sanctions, including monetary forfeitures, the grant of "short" (less than the maximum) renewal terms or, for particularly egregious violations, the denial of a license renewal application or the revocation of a license.

  In 1985, the FCC adopted rules regarding human exposures to levels of radio frequency ("RF") radiation. These rules require applicants for new broadcast stations, renewals of broadcast licenses or modifications of existing licenses to inform the FCC at the time of filing such applications whether a new or existing broadcast facility would expose people to RF radiation in excess of certain guidelines. In August 1996, the FCC adopted more restrictive radiation limits. These limits will become effective on September 1, 1997 and will govern applications filed after that date. The Company anticipates that such regulations will not have a material effect on its business.

  Local Marketing Agreements. Over the past five years, a number of radio stations, including certain of the Company's stations, have entered into what commonly are referred to as "local marketing agreements" ("LMAs") or "time brokerage agreements." These agreements take various forms. Separately-owned and licensed stations may agree to function cooperatively in terms of programming, advertising sales and other matters, subject to compliance with the antitrust laws and the FCC's rules and policies, including the requirement that the licensee of each station maintains independent control over the programming and other operations of its own station. The FCC has held that such agreements do not violate the Communications Act as long as the licensee of the station that is being substantially programmed by another entity maintains complete responsibility for, and control over, operations of its broadcast stations and otherwise ensures compliance with applicable FCC rules and policies.

  A station that brokers substantial time on another station in its market or engages in an LMA with a station in the same market will be considered to have an attributable ownership interest in the brokered station for purposes of the FCC's ownership rules. As a result, a broadcast station may not enter into an LMA that allows it to program more than 15% of the broadcast time, on a weekly basis, of another local station that it could not own under the FCC's local multiple ownership rules. FCC rules also prohibit the broadcast licensee from simulcasting more than 25% of its programming on another station in the same broadcast service (i.e., AM-AM or FM-FM) where the two stations serve substantially the same geographic area, whether the licensee owns the stations or owns one and programs the other through an LMA arrangement.

  Proposed Changes. In December, 1994, the FCC initiated a proceeding to solicit comment on whether it should revise its radio and television ownership "attribution" rules by among other proposals (i) raising the basic benchmark for attributing ownership in a corporate licensee from 5% to 10% of the licensee's voting stock, (ii) increasing from 10% to 20% of the licensee's voting stock the attribution benchmark for "passive investors" in corporate licensees, (iii) restricting the availability of the attribution exemption when a single party controls more than 50% of the voting stock; and (iv) considering LMAs, joint sales agreements, debt and non-voting stock interests to be attributable under certain circumstances. No decision has been made by the FCC in these matters. At this time, no determination can be made as to what effect, if any, this proposed rulemaking will have on the Company.

  The Congress and the FCC from time to time have under consideration, and may in the future consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, affect the operation, ownership and profitability of the Company's radio stations, result in the loss of audience share and revenue for the Company's radio stations, and affect the ability of the Company to acquire additional radio stations or finance such acquisitions. Such matters include: (i) proposals to impose spectrum use or other fees on FCC licensees; (ii) the FCC's equal employment opportunity rules and matters relating to political broadcasting; (iii) technical and frequency allocation matters; (iv) changes in the FCC's cross interest, multiple ownership and cross-ownership policies; (v) changes to broadcast technical requirements; (vi) proposals to allow telephone or cable television companies to deliver audio and video programming to the home through existing phone lines; (vii) proposals to limit the tax deductibility of advertising expenses by advertisers; and (viii) proposals to auction the right to use the radio broadcast spectrum to the highest bidder, instead of granting FCC licenses and subsequent license renewals without such bidding.

  The Balanced Budget Act of 1997, enacted August 5, 1997, requires the FCC to resolve mutually-exclusive requests for use of the commercial radio broadcast spectrum by auction under most circumstances. On November 25, 1997, the FCC adopted a Notice of Proposed Rulemaking (the "November 25, 1997 NPRM") seeking to implement its statutory auction authority. The Balanced Budget Act of 1997 requires the use of auctions to resolve mutually-exclusive requests for new stations or major changes in the facilities of existing stations filed after June 30, 1997, where the stations propose to use the commercial radio broadcast spectrum. The FCC may use auctions to resolve such mutually-exclusive requests filed before July 1, 1997, which remain pending after a mandated period ending February 1, 1998, in which the applicants may enter into settlement agreements to resolve the mutual exclusivity of their applications. In connection with the November 25, 1997 NPRM, the FCC has imposed a temporary freeze on the filing of most requests for new commercial broadcast stations or for major changes of existing commercial broadcast facilities until it adopts auction rules.

  The Company cannot predict whether any proposed changes will be adopted or what other matters might be considered in the future, nor can it judge in advance what impact, if any, the implementation of any of these proposals or changes might have on its business.

  The FCC, on April 2, 1997, awarded two licenses for the provision of satellite DARS. Under rules adopted for this service, licensees must begin construction of their space stations within one year, begin operating within four years, and be operating their entire system within six years. The Company cannot predict whether the service will be subscription or advertiser supported. Digital technology also may be used in the future by terrestrial radio broadcast stations either on existing or alternate broadcasting frequencies, and the FCC has stated that it will consider making changes to its rules to permit AM and FM radio stations to offer digital sound following industry analysis of technical standards. In addition, the FCC has authorized an additional 100 kHz of bandwidth for the AM band and on March 17, 1997, adopted an allotment plan for the expanded band that identified the 88 AM radio stations selected to move into the band. At the end of a five-year transition period, those licensees will be required to return to the FCC either the license for their existing AM band station or the license for the expanded AM band station.

  The foregoing summary of certain provisions of the Communications Act and of specific FCC rules and policies does not purport to be comprehensive. Reference should be made to the Communications Act, the FCC's rules and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of radio broadcast stations.

  Federal Antitrust Considerations. The FTC and the DOJ, which evaluate transactions to determine whether those transactions should be challenged under the federal antitrust laws, have been increasingly active recently in their review of radio station acquisitions, particularly where an operator proposes to acquire additional stations in its existing markets.

  For an acquisition meeting certain size thresholds, the Hart-Scott-Rodino Improvements Act ("HSR Act") and the rules promulgated thereunder require the parties to file Notification and Report Forms with the FTC and the DOJ and to observe specified waiting period requirements before consummating the acquisition. At any time before or after the consummation of a proposed acquisition, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the acquisition or seeking divestiture of the business acquired or other assets of the Company. Acquisitions that are not required to be reported under the HSR Act may be investigated by the FTC or the DOJ under the antitrust laws before or after consummation. In addition, private parties may under certain circumstances bring legal action to challenge an acquisition under the antitrust laws.

  As part of its increased scrutiny of radio station acquisitions, the DOJ has stated publicly that it believes that LMAs and other similar agreements customarily entered into in connection with radio station transfers prior to the expiration of the waiting period under the HSR Act could violate the HSR Act.

  Although the Company does not believe that its acquisition strategy as a whole will be adversely affected in any material respect by antitrust review, there can be no assurance that this will be the case.

PROPERTIES AND FACILITIES

  The types of properties required to support the Company's radio stations include offices, studios and tower and antenna sites. A station's studios are generally housed with its office in a downtown or business district. The Company's tower and antenna sites are generally selected to provide maximum market coverage. The Network operations are supported by offices and studios from which Network programming is originated or relayed from a remote point of origination.

  The studios and offices of the Company's stations, its Network operations and its corporate headquarters are located in leased facilities. The Network leases satellite transponders used for delivery of its programming. The Company either owns or leases its radio station tower and antenna sites. The Company does not anticipate difficulties in renewing those leases that expire within the next several years or in obtaining other lease arrangements, if necessary.

  The Company leases the studios and tower and antenna sites described in the table below from the Principal Shareholders or trusts and partnerships created for the benefit of the Principal Shareholders and their families. All such leases have cost of living adjustments. The Company believes that the rental rates paid pursuant to such leases are generally comparable to market rates.

                             STATION
                               CALL                          CURRENT ANNUAL EXPIRATION
            MARKET           LETTERS     FACILITIES LEASED       RENTAL      DATE(1)
            ------           -------     -----------------   -------------- ----------
   Philadelphia, PA........ WFIL-AM/   Antenna/Tower/Studios    $110,520       2004
                            WZZD-AM
   Pittsburgh, PA.......... WORD-FM/       Antenna/Tower          26,772       2003
                            WPIT-AM
   Columbus, OH............ WRFD-AM        Antenna/Tower          44,220       2002
   Chicago, IL............. WYLL-FM        Antenna/Tower          41,460       2002
   Denver-Boulder, CO...... KNUS-AM        Antenna/Tower          18,480       2006
   Houston-Galveston, TX... KKHT-FM/       Antenna/Tower          50,772       2005
                            KENR-AM
   San Antonio, TX......... KSLR-AM        Antenna/Tower          30,705       2007
   Seattle-Tacoma, WA...... KGNW-AM        Antenna/Tower          35,928       2002
                            KLFE-AM        Antenna/Tower          26,112       2004
   Portland, OR............ KPDQ-AM/FM    Studios                 60,804       2002
                                           Antenna/Tower          13,824       2002
   Sacramento, CA.......... KFIA-AM        Antenna/Tower          79,764       2006
   Los Angeles, CA......... KKLA-AM       Studios                 22,800       2002
                                           Antenna/Tower          22,800       2002
                            KLTX-AM       Studios                 52,512       2002
                                           Antenna/Tower         138,180       2002
                            KAVC-FM        Antenna/Tower          12,348       2002
   San Diego, CA........... KPRZ-AM        Antenna/Tower          45,576       2002
   San Francisco, CA....... KFAX-AM        Antenna/Tower         143,604       2003
   Minneapolis, MN......... KKMS-AM       Studios                 66,000       2006
                                           Tower/Antenna          66,000       2006
   Cleveland, OH........... WHK-AM         Antenna/Tower          33,600       2008
   Akron, OH............... WHLO-AM        Antenna/Tower          12,000       2007
   Cincinnati, OH.......... WTSJ-AM    Antenna/Tower/Studios      24,000       2007
   Canton, OH.............. WHK-FM         Antenna/Tower          12,000       2007

---------------------
(1) The expiration date reported for certain facilities represents the expiration date assuming exercise of lease term extensions at the Company's option.

  No one property is material to the Company's overall operations. The Company believes that its properties are in good condition and suitable for its operations; however, the Company continually evaluates opportunities to upgrade its properties. The Company owns substantially all of its equipment, consisting principally of transmitting antennae, transmitters, studio equipment and general office equipment.

LITIGATION

  The Company currently and from time to time is involved in litigation incidental to the conduct of its business. The Company is not a party to any lawsuit or proceeding that, in the opinion of the Company, is likely to have a material adverse effect on its operations or financial performance.

                                  MANAGEMENT

EXECUTIVE AND OTHER KEY OFFICERS AND DIRECTORS

  The executive and other key officers and directors of the Company are as follows:

             NAME              AGE                  POSITION
             ----              ---                  --------
 Edward G. Atsinger III......   58 President, Chief Executive Officer and
                                    Director
 Stuart W. Epperson..........   60 Chairman of the Board
 Eric H. Halvorson...........   48 Executive Vice President, Chief Operating
                                    Officer, General Counsel and Director
 Greg R. Anderson............   50 President, Salem Radio Network
 Dirk Gastaldo...............   42 Vice President and Chief Financial Officer
 Kenneth L. Gaines...........   58 Vice President-Operations
 Dave Armstrong..............   52 Vice President-Operations and General
                                    Manager/KKLA-FM/AM
 Joe D. Davis................   53 Vice President-Operations and General
                                    Manager/WMCA-AM and WWDJ-AM
 Kenneth W. Sasso............   51 Vice President-Operations
 Donald V. Cartmell..........   67 Vice President-National Programming and
                                    Ministry Relations
 Richard A. Riddle...........   53 Director
 Roland S. Hinz..............   58 Director

  All directors hold office until the next annual meeting of shareholders following their election, or until their successors are elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

  Mr. Atsinger has been President, Chief Executive Officer and a Director of the Company since its inception. He has been engaged in the ownership and operation of radio stations since 1969 and is a member of the Board of Directors of the National Religious Broadcasters.

  Mr. Epperson has been Chairman of the Company since its inception. Mr. Epperson has been engaged in the ownership and operation of radio stations since 1961. In addition, he is a member of the Board of Directors of the National Religious Broadcasters. Mr. Epperson is married to Nancy A. Epperson who is Mr. Atsinger's sister.

  Mr. Halvorson has been Chief Operating Officer of the Company since 1995, Executive Vice President of the Company since 1991 and a Director of the Company since 1988. From 1991 to the present, Mr. Halvorson has also served as the General Counsel of the Company. Mr. Halvorson was the managing partner of the law firm of Godfrey & Kahn, S.C.-Green Bay from 1988 until 1991. From 1985 to 1988, he was Vice President and General Counsel of the Company. From 1976 until 1985, he was an associate and then a partner of Godfrey & Kahn, S.C.- Milwaukee. Mr. Halvorson was a Certified Public Accountant with Arthur Andersen & Co. from 1971 to 1973.

  Mr. Anderson has been President of the Network since 1994. From 1993 to 1994, Mr. Anderson was the Vice President-General Manager of the Network. Mr. Anderson was employed by Multimedia, Inc. from 1980 to 1993. After serving as program director and general manager at Multimedia stations in Greenville, Shreveport and Milwaukee, he was named Vice President, Operations, of the Multimedia radio division in 1987 and was subsequently appointed as Executive Vice President and group head of Multimedia's radio division.

  Mr. Gastaldo has been Chief Financial Officer of the Company since 1993, and a Vice President of the Company since 1992. From 1992 to 1993, Mr. Gastaldo was Vice President-Administration of the Company, and from 1989 to 1991 he was Manager-Internal Audit of the Company. He was a Certified Public Accountant with Ernst & Young from 1978 to 1989.

  Mr. Gaines has been Vice President-Operations of the Company since 1994. Prior to that time, he served as General Manager of KKLA-FM from 1992 to 1994 and General Manager of WYLL-FM from 1990 to 1992. Mr. Gaines has been involved in the management of radio stations since 1964. He served as Executive Vice President of Commonwealth Communications from 1988 to 1990, Vice President of Penn Communications from 1985 to 1988, Executive Vice President of Broadstreet Communications from 1974 to 1985 and Vice President and General Manager of Metromedia from 1964 to 1974.

  Mr. Armstrong has been Vice President-Operations of the Company since 1996 and General Manager of KKLA-FM/AM since 1994. He has also supervised operations of KLTX-AM since January 1997. Mr. Armstrong has 28 years of radio broadcast experience and has been general manager of stations in Santa Ana and Orange, California.

  Mr. Davis has been Vice President-Operations of the Company since 1996 and General Manager of WMCA-AM since 1989. He has also been the General Manager of WWDJ-AM since 1994. He has previously served as Vice President and Executive Director of Christian Fund for the Disabled as well as President of Practice Resources, Inc., Davis Eaton Corporation and Vintage Specialty Advertising Company.

  Mr. Sasso has been Vice President-Operations of the Company since 1996. Prior to that time, he served as General Manager of the Company's Colorado Springs stations from 1994 to present and General Manager of the Company's Denver stations from 1995 to 1996. Mr. Sasso is the former owner of eight radio stations in Florida, Mississippi and Louisiana which were sold in 1989. From 1969 to 1979 he served in various radio management capacities for King Broadcasting and The American Broadcasting Companies.

  Mr. Cartmell has been Vice President-National Programming and Ministry Relations of the Company since 1996. He served as Vice President-Operations of the Company from 1988 to 1996 and as General Manager of KLTX-AM from 1987 to 1988. Prior to joining the Company, Mr. Cartmell was Vice President and Director of Marketing of Interstate Broadcasting Company.

  Mr. Riddle has been a Director of the Company since September, 1997. Mr. Riddle is an independent businessman specializing in providing financial assistance and consulting to manufacturing companies. He was President and majority shareholder of I. L. Walker Company from 1988 to 1997 when the company was sold. He also was Chief Operating Officer and majority shareholder of Richter Manufacturing from 1970 to 1987.

  Mr. Hinz has been a Director of the Company since September, 1997. Mr. Hinz has been the owner and President of Hi-Torque Publishing Company, a publisher of magazines covering the motorcycling and biking industries, since 1981. He is active in a number of non-profit organizations and serves as Chairman of the Fund Development Committee of English Language Institute China. Mr. Hinz also serves on the Board of Directors of Gordon Conwell Seminary.

EXECUTIVE COMPENSATION

  The following table sets forth all compensation paid by the Company for the fiscal year ended December 31, 1996 to the Company's Chief Executive Officer and the four highest paid executive officers of the Company.

                          SUMMARY COMPENSATION TABLE

                                                1996 ANNUAL COMPENSATION
                                             ---------------------------------
                                                                  OTHER ANNUAL
         NAME AND PRINCIPAL POSITIONS         SALARY   BONUS      COMPENSATION
         ----------------------------        -------- --------    ------------
   Edward G. Atsinger III, President, Chief
    Executive Officer and Director.........  $400,000 $350,000(1)  $  996,372(2)
   Stuart W. Epperson, Chairman of the
    Board..................................   400,000  350,000(1)   1,012,319(2)
   Eric H. Halvorson, Executive Vice
    President, Chief Operating Officer and
    Director...............................   255,000   85,000
   Greg R. Anderson, Vice President;
    President, the Network.................   157,871   10,000
   Dave Armstrong, Vice President-
    Operations.............................   149,019   15,000

---------------------
(1) Distributions of net income from New Inspiration and Golden Gate (in an amount equal to the excess over the amount necessary to satisfy individual tax liabilities, see Footnote 2 below) that had previously been taxed, but not distributed, to the S corporation shareholders. See the Company's Consolidated Statements of Shareholders' Equity included elsewhere in this Offering Memorandum.

(2) Tax reimbursement payments made to satisfy individual federal and state income tax liabilities generated by New Inspiration and Golden Gate as a result of their S corporation status. See "Business--Corporate Structure and Reorganization."

EMPLOYMENT AGREEMENTS

  Edward G. Atsinger III entered into an employment agreement with the Company effective as of August 1, 1997, pursuant to which he will serve as President and Chief Executive Officer of the Company for an annual salary of $400,000 and an annual bonus determined at the discretion of the Board of Directors, for an initial period of three years. The employment agreement with Mr. Atsinger provides the Company with a right of first refusal on corporate opportunities and includes a noncompete provision for a period of two years from the cessation of Mr. Atsinger's employment with the Company and a nondisclosure provision which is effective for the term of the employment agreement and indefinitely thereafter. Mr. Atsinger is also entitled to participate in any benefit plans provided by the Company to its employees.

  Stuart W. Epperson entered into an employment agreement with the Company effective as of August 1, 1997, pursuant to which he will serve as Chairman of the Company for an annual salary of $400,000 and an annual bonus determined at the discretion of the Board of Directors, for an initial period of three years. The employment agreement with Mr. Epperson provides the Company with a right of first refusal on corporate opportunities and includes a noncompete provision for a period of two years from the cessation of Mr. Epperson's employment with the Company and a nondisclosure provision which is effective for the term of the employment agreement and indefinitely thereafter. Mr. Epperson is also entitled to participate in any benefit plans provided by the Company to its employees.

  Eric H. Halvorson entered into an employment agreement with the Company effective as of November 1991, pursuant to which he serves as Executive Vice President of the Company at an annual salary starting at $175,000, with annual increases of $11,000 to $14,000, for a period of seven years. The agreement was subsequently amended in April 1996 to extend the term for one additional year and increase the base salary to $255,000, $270,000 and $285,000 for 1996, 1997 and 1998, respectively, and was again amended in July 1997 to extend the term through December 2003 at a base salary of $300,000 for each year after 1998. The employment agreement provides that Mr. Halvorson may participate in any benefit plans provided by the Company to its employees. Mr. Halvorson also entered into a deferred compensation agreement with the Company effective as of November 1991, pursuant to which Mr. Halvorson will receive (i) 50% of the average of his three highest years of compensation, payable for a period of ten consecutive years, if he remains employed by the Company until age 60, or (ii) a discounted amount, based upon the compensation he would have received if he had remained employed until age 60, if his employment terminates before he reaches age 60 by reason of death, disability or termination by the Company without cause.

  Greg R. Anderson entered into an employment agreement with SRN effective as of October 1994, pursuant to which he serves as President of SRN for a period of three years at an annual salary of $120,000, $126,000 and $132,300 for each year during the term of the agreement, respectively. The agreement was subsequently amended in December 1995 to increase Mr. Anderson's base salary to $162,300 and was amended again in August 1997 to extend the term for three additional years. Mr. Anderson is also entitled to participate in any benefit plans provided by SRN to its employees.

401(K) PLAN

  The Company adopted a 401(k) Savings Plan ("Retirement Plan") in 1993 for the purpose of providing, at the option of the employee, retirement benefits to full-time employees of the Company and its subsidiaries. Contributions to the Retirement Plan are made by the employee and, on a voluntary basis, by the Company. The Company currently matches 10% of the employee's contributions to the Retirement Plan which do not exceed 10% of the employee's annual compensation. The Company made a contribution of $48,000 to the Retirement Plan during the year ended December 31, 1996.

                             CERTAIN TRANSACTIONS

  In connection with the recent Reorganization, New Inspiration and Golden Gate, which were each S corporations prior to the Reorganization, distributed cash and promissory notes to their respective shareholders in the aggregate amount of $8.5 million. Of such amount, $1.8 million, equal to the estimated federal and state income tax liability of the shareholders on the earnings of New Inspiration and Golden Gate, was paid by New Inspiration and Golden Gate in cash. The remainder, $6.7 million, was paid in the form of promissory notes payable to the shareholders (the "Shareholder Notes") immediately following the closing of the Offering. After the closing of the Offering, the Company borrowed $6.7 million under the Credit Agreement and applied this amount to the payment of certain indebtedness owed to New Inspiration and Golden Gate by the Company. The cash made available from the repayment of such loans was then used by New Inspiration and Golden Gate to pay the Shareholder Notes. See "Business--Corporate Structure and Reorganization."

  In December 1996, the Principal Shareholders repaid certain promissory notes and accrued interest owed to the Company in the approximate amount of $4.8 million. The Company had made these loans to the Principal Shareholders in 1991 to facilitate the repayment of personal indebtedness they had incurred in connection with prior radio station acquisitions. The repayments were made with the proceeds of a distribution to the Principal Shareholders from Golden Gate and New Inspiration of previously taxed S corporation income.

  The Company leases certain property from the Principal Shareholders or trusts and partnerships created for the benefit of the Principal Shareholders and their families. See "Business--Properties and Facilities." All such leases have cost of living adjustments. The Company believes that the rental rates paid pursuant to such leases are generally comparable to market rates.

  The Company provides management services for Sonsinger, Inc. ("Sonsinger") which is the licensee of KKOL-AM, Seattle. The Principal Shareholders are the owners of 100% of the outstanding shares of Sonsinger. The Principal Shareholders and the Company are parties to an Option to Purchase Agreement whereunder the Company has been granted an option to purchase KKOL-AM from the Principal Shareholders at any time on or before December 31, 1999 at a price equal to the lower of the cost of the station to the Principal Shareholders, $1.4 million, or its fair market value as determined by an independent appraisal. Pursuant to an LMA with Sonsinger, the Company programs KKOL-AM and sells all the airtime. The Company retains all of the revenue and incurs all of the expenses related to the operation of KKOL-AM and pays no fees or rent under the LMA.

  In October 1997, the Company assigned its contract with a tower construction company to build a broadcast tower in Houston to the Principal Shareholders, subject to the Principal Shareholders obtaining financing. The Principal Shareholders will reimburse the Company for its costs and expenses, which amounted to approximately $2.9 million as of September 30, 1997. The antenna for the Company's station in Houston, KKHT-FM, will be located on the tower and the Company will pay rent to the Principal Shareholders.

  Mrs. Epperson has personally acquired a radio station in a small market in Virginia and has applied to the FCC for authorization to acquire a second station in that market. Additionally, Mr. Epperson has personally acquired certain radio stations in small markets in North Carolina. These Virginia and North Carolina markets are not currently served by stations owned and operated by the Company. Acquisitions in such markets are not part of the Company's current business and acquisition strategies.

  In July 1997, the Company canceled certain indebtedness owed to the Company by Eric H. Halvorson, Executive Vice President and Chief Operating Officer, in the amount of $25,000 plus accrued interest. The Company also made a distribution to Mr. Halvorson in an amount equal to the tax liability he incurred as a result of the cancellation of this debt.

               SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information regarding the ownership of the Company's common stock by each of the Shareholders, who currently own all the outstanding common stock of the Company.

                                         NUMBER OF SHARES  PERCENTAGE OF SHARES
   NAME OF INDIVIDUAL OR ENTITY(1)      BENEFICIALLY OWNED     OUTSTANDING
   -------------------------------      ------------------ --------------------
   Edward G. Atsinger III..............       40,836               50.00%
   Stuart W. Epperson(2)...............       30,092               36.80%
   Nancy A. Epperson(2)................       10,744               13.20%
                                              ------              ------
                                              81,672              100.00%
                                              ======              ======

---------------------
(1) The address of each of Mr. Atsinger and Mr. and Mrs. Epperson is 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012.
(2) Stuart and Nancy Epperson are husband and wife.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

  As of September 25, 1997, the Company entered into a credit agreement with The Bank of New York (the "Bank") as the administrative agent for the $75.0 million senior secured reducing revolving credit facility (the "Credit Agreement"). At September 30, 1997, taking into account the leverage ratio requirement in the Credit Agreement, the Company had approximately $19.9 million available to it under the Credit Agreement. Taking into account certain restrictions under the Credit Agreement, the Company is not currently able to borrow for acquisitions.

  Revolving Credit Commitment. The Company is, subject to certain conditions, able to draw upon the revolving credit available under the Credit Agreement for Permitted Acquisitions (as defined in the Credit Agreement), working capital and other permitted uses. The commitments under the Credit Agreement are to be reduced by $10.0 million in each of the years 1999 through 2003 and by $25.0 million in 2004. Any remaining principal balance will be due in August, 2004. At the Company's election, any portion of revolving loans which have been prepaid or repaid may be reborrowed up to the current commitment amount, and the commitment may be permanently reduced in whole or in part.

  Prepayments. Mandatory reductions in the credit facility established by the Credit Agreement are required under certain circumstances. Commitments will be permanently reduced by the following amounts: (i) 100% of the net cash proceeds in excess of $1.0 million received from station sales or exchanges which are not reinvested within 360 days, (ii) to the extent that commitments under the Credit Agreement are at least $50.0 million, 100% of the net cash proceeds received from the issuance of equity when the Company's Total Leverage Ratio (as defined in the Credit Agreement) is greater than 6.0 to 1, and 50% of the net cash proceeds received from the issuance of equity when the Company's Total Leverage Ratio is greater than 4.5 to 1 but less than 6.0 to 1, (iii) 50% of Excess Cash Flow (as defined in the Credit Agreement) calculated for each fiscal year of the Company when the Total Leverage Ratio is greater than or equal to 3.5 to 1, (iv) 100% of all insurance or condemnation recoveries in excess of amounts used to replace or restore any properties or which are not used to replace or restore properties within one year after any casualty, and (v) in the event a radio station ceases operation for a period of more than 30 days by reason of FCC action, an amount equal to the Total Leverage Ratio (up to a ratio of 6.0 to 1) multiplied by the Operating Cash Flow (as defined in the Credit Agreement) of the station in question, unless such station was acquired within the preceding 18-month period in which case such amount will equal the purchase price of such station. Mandatory reductions will be applied among the remaining scheduled commitment reductions in inverse order. Loans shall be prepaid to the extent necessary to assure outstanding loans do not exceed the reduced commitment.

  Interest Rates. The Credit Agreement gives the Company the option to borrow at either the Alternate Base Rate, defined as the higher of the Bank's Prime Rate and the Federal Funds Rate plus 0.5%, or the LIBOR Rate, in each case plus the Applicable Margin. The Applicable Margins for the Credit Agreement will range between 0% and 1.75% for the Alternate Base Rate and 1.00% and 3.00% for the LIBOR Rate, depending on the Total Leverage Ratio from time to time.

  Fees. The Company is required to pay an annual fee, payable quarterly, on the unused portion of the facility at the annual rate of 0.50% (if the Total Leverage Ratio is greater than or equal to 4.5 to 1) or 0.375% (if the Total Leverage Ratio is less than 4.5 to 1).

  Guaranty and Security. The Credit Agreement is guaranteed by each of the Company's present and future direct and indirect subsidiaries. Subject only to certain permitted liens incurred in the ordinary course of business, the Credit Agreement is secured by (i) a pledge of all of the capital stock of the Company's present and future direct and indirect subsidiaries, (ii) a pledge of all of the assets of the Company and its present and future direct and indirect subsidiaries and (iii) all proceeds of the foregoing.

  Change of Control. A change in control or ownership is an event of default under the Credit Agreement. Under the Credit Agreement, a change in control or ownership occurs if (i) Mr. Epperson and/or Mr. Atsinger do not control in the aggregate at least 75% of the total voting power of all classes of capital stock of the Company, (ii) neither Mr. Epperson nor Mr. Atsinger is Chief Executive Officer of the Company or (iii) a Change of Control (as defined in the Indenture for the Notes) occurs.

  Covenants. The Credit Agreement contains certain restrictive covenants customary for credit facilities of the size, type and purpose contemplated which, among other things, and with certain exceptions, limits the Company's ability to incur additional indebtedness, enter into affiliate transactions, pay dividends, consolidate, merge or effect certain asset sales, make certain investments or loans and change the nature of its business. The Credit Agreement also requires the satisfaction by the Company of certain financial covenants, which will require the maintenance of specified financial ratios and compliance with certain financial tests, including ratios for maximum leverage, minimum interest coverage, minimum debt service coverage and minimum fixed charge coverage.

  Events of Default. The Credit Agreement contains certain events of default customary for credit facilities of the size, type and purpose contemplated, including without limitation: (i) failure to pay, when and as required to be paid, principal, interest or any other amount payable; (ii) failure to perform or observe any covenant; (iii) material inaccuracy with respect to certain representations made in or in connection with the Credit Agreement; (iv) insolvency or bankruptcy proceedings; (v) change of control; (vi) revocation or failure to renew any license material to the Company's business; and (vii) defaults under other outstanding indebtedness of the Company. Upon the occurrence of an event of default, subject to certain limitations, the Company's obligations under the Credit Agreement which are at that time outstanding may be automatically accelerated.

                           DESCRIPTION OF THE NOTES

  The terms of the Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The description of the Notes contained herein assumes that all Old Notes are exchanged for Notes in the Exchange Offer. To the extent that Old Notes remain outstanding after the consummation of the Exchange Offer, Old Notes and Notes will be redeemed or repurchased pro rata pursuant to the provisions contained herein. In addition, as the Old Notes were, and the Notes will be, issued under the Indenture, to the extent that Old Notes remain outstanding after consummation of the Exchange Offer, any action described herein as permitted or required to be taken thereunder by a specified portion of the holders of the Notes may only be taken by such portion of the holders of the Old Notes and the Notes, counted as a single series.

  The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary, the term "Company" refers only to Salem Communications Corporation and not to any of its Subsidiaries.

  The Notes offered hereby will be issued under an Indenture dated as of September 25, 1997 among the Company, the Guarantors and The Bank, as trustee (the "Trustee"). The following summary of the material provisions of the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture filed as an exhibit to the Registration Statement and those terms made a part of the Indenture by reference to the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "--Certain Definitions." A copy of the Indenture may be obtained from the Company or the Initial Purchasers.

GENERAL

  The Notes will mature on October 1, 2007, will be limited to $150.0 million aggregate principal amount, and will be unsecured senior subordinated obligations of the Company. Each Note will bear interest at the rate set forth on the cover page hereof from the issue date or from the most recent interest payment date to which interest has been paid, payable semiannually on April 1 and October 1 each year, commencing April 1, 1998, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the March 15 or September 15 next preceding such interest payment date.

  Payment of the Notes is guaranteed by the Guarantors, jointly and severally, on a senior subordinated basis. The Guarantors are comprised of all of the Subsidiaries of the Company. See "--Guarantees."

  Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable (subject to compliance with transfer restrictions imposed by applicable securities laws for so long as the Notes are not registered for resale under the Securities Act), at the office or agency of the Company maintained for such purposes (which initially will be the Trustee); provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. The Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

OPTIONAL REDEMPTION

  The Notes will be subject to redemption at any time on or after October 1, 2002, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice by first-class mail in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning October 1 of the years indicated below:

                                                                      REDEMPTION
          YEAR                                                          PRICE
          ----                                                        ----------
       2002..........................................................   104.75%
       2003..........................................................   103.17%
       2004..........................................................   101.59%
       2005 and thereafter...........................................   100.00%

in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date).

  In addition, at any time on or prior to October 1, 2000, the Company may redeem up to $50.0 million aggregate principal amount of Notes with the net proceeds of a Public Equity Offering of the Company at a redemption price equal to 109.50% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date); provided that not less than $100.0 million aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption.

  If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

SINKING FUND

  There will be no sinking fund.

SUBORDINATION

  The payment of the principal of, premium, if any, and interest on, the Notes will be subordinated, as set forth in the Indenture, in right of payment to the prior payment in full of all Senior Indebtedness in cash or cash equivalents or in any other form as acceptable to the holders of Senior Indebtedness. The Notes will be senior subordinated indebtedness of the Company ranking pari passu with all other existing and future senior subordinated indebtedness of the Company and senior to all existing and future Subordinated Indebtedness of the Company.

  During the continuance of any default in the payment of any Designated Senior Indebtedness, no payment (other than payments previously made pursuant to the provisions described under "--Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company of any kind or character (excluding certain permitted equity interests or subordinated securities) shall be made on account of the principal of, premium, if any, or interest on, the Notes or any other indenture obligation or on account of the purchase, redemption, defeasance or other acquisition of, the Notes unless and until such default has been cured, waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents or in any other form as acceptable to the holders of such Designated Senior Indebtedness.

  During the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated (a "Non-payment Default") and after the receipt by the Trustee from a representative of the holder of any Designated Senior Indebtedness of a written notice of such default, no payment (other than payments previously made pursuant to the provisions described under "--Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company of any kind or character (excluding certain permitted equity or subordinated securities) may be made by the Company on account of the principal of, premium, if any, or interest on, the Notes or any other indenture obligation or on account of the purchase, redemption, defeasance or other acquisition of, the Notes for the period specified below (the "Payment Blockage Period").

  The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee from a representative of the holder of any Designated Senior Indebtedness and shall end on the earliest of (i) the first date on which more than 179 days shall have elapsed since the receipt of such written notice (provided such Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated), (ii) the date on which such Non-payment Default (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) are cured, waived or ceased to exist or on which such Designated Senior Indebtedness is discharged or paid in full in cash or cash equivalents or in any other form as acceptable to the holders of Designated Senior Indebtedness or (iii) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which, in the case of clauses (i), (ii) and (iii), the Company shall promptly resume making any and all required payments in respect of the Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "Initial Period"). Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any 365-day consecutive period only one Payment Blockage Period during which payment of principal of, or interest on, the Notes may not be made may commence and the duration of the Payment Blockage Period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days.

  If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "--Events of Default."

  The Indenture provides that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, all Senior Indebtedness must be paid in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Indebtedness, or provision made for such payment, before any payment or distribution (excluding distributions of certain permitted equity or subordinated securities) is made on account of the principal of, premium, if any, or interest on the Notes.

  By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and funds which would be otherwise payable to the holders of the Notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Indebtedness, and the Company may be unable to meet its obligations fully with respect to the Notes.

  Each Guarantee of a Guarantor will be an unsecured senior subordinated obligation of such Guarantor, ranking pari passu with, or senior in right of payment to, all other existing and future Indebtedness of such Guarantor that is expressly subordinated to Guarantor Senior Indebtedness. The Indebtedness evidenced by the Guarantees will be subordinated to Guarantor Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness and during any period when payment on the Notes is blocked by Designated Senior Indebtedness, payment on the Guarantees is similarly blocked.

  "Senior Indebtedness" is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or on a contingent basis, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (i) the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other obligations of every nature of the Company from time to time owed to the lenders (or their agent) under the Bank Credit Agreement (provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Bank Credit Agreement shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of the Company) and (ii) Indebtedness under Interest Rate Agreements. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Notes, (ii) Indebtedness that is subordinate or junior in right of payment, by contract or otherwise, to any Indebtedness of the Company (iii) Indebtedness which when incurred and without respect to any election under
Section 1111(b) of Title 11 United States Code, is without recourse to the Company, (iv) Indebtedness which is represented by Disqualified Equity Interests, (v) any liability for foreign, federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries,
(vii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture, (viii) Indebtedness evidenced by a guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness and (ix) Indebtedness owed by the Company for compensation to employees or for services rendered by employees.

  "Guarantor Senior Indebtedness" is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding) on any Indebtedness of any Guarantor (other than as otherwise provided in this definition), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall include (i) the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other obligations of every nature of any Guarantor from time to time owed to the lenders (or their agent) under the Bank Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding, or replacement of the Bank Credit Agreement shall not constitute Guarantor Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of any Guarantor and (ii) Indebtedness under Interest Rate Agreements. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Guarantees, (ii) Indebtedness that is subordinate or junior in right of payment, by contract or otherwise, to any Indebtedness of any Guarantor, (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to any Guarantor, (iv) Indebtedness which is represented by Disqualified Equity Interests, (v) any liability for foreign, federal, state, local or other taxes owed or owing by any Guarantor to the extent such liability constitutes Indebtedness, (vi) Indebtedness of any Guarantor to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries, (vii) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness, (viii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture and (ix) Indebtedness owed by any Guarantor for compensation to employees or for services rendered by employees.

  "Designated Senior Indebtedness" is defined as (i) all Senior Indebtedness outstanding under the Bank Credit Agreement and (ii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements) simultaneously entered into providing for indebtedness, or commitments to lend, of at least $25.0 million at the time of determination and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness" by the Company.

  As of September 30, 1997, the aggregate amount of Senior Indebtedness that ranked senior in right of payment to the Notes was $10.1 million. The Company's and its Subsidiaries' ability to incur additional Indebtedness is restricted as set forth under "--Certain Covenants--Limitation on Indebtedness." Any Indebtedness which can be incurred may constitute additional Senior Indebtedness or Guarantor Senior Indebtedness. See "Risk Factors--Substantial Leverage; Subordination; Restrictions Imposed by Credit Agreement; Asset Encumbrance."

GUARANTEES

  The Guarantors will, jointly and severally, fully and unconditionally guarantee the due and punctual payment of principal of, premium, if any, and interest on, the Notes. Such guarantees will be subordinated to the Guarantor Senior Indebtedness. See "--Subordination." As of September 30, 1997, the aggregate amount of Guarantor Senior Indebtedness that ranked senior in right of payment to the Guarantees was $10.1 million, all of which constitutes outstanding indebtedness representing guarantees of Senior Indebtedness. In addition, under certain circumstances described under "--Certain Covenants-- Limitations on Issuances of Guarantees of and Pledges for Indebtedness," the Company is required to cause the execution and delivery of additional Guarantees by Restricted Subsidiaries.

  In addition, upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Equity Interest in, or all or substantially all of the assets of, any Guarantor, which is in compliance with the Indenture, such Guarantor shall be released from all its obligations under its Guarantee.

  The Guarantors consist of all of the Company's existing Subsidiaries.

CERTAIN COVENANTS

  The Indenture contains, among others, the following covenants:

  Limitation on Indebtedness. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired Indebtedness), except that the Company may incur Indebtedness and a Guarantor may incur Permitted Subsidiary Indebtedness if, in each case, the Debt to Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries at the time of the incurrence of such Indebtedness, after giving pro forma effect thereto, is 7.0 to 1 or less.

  The foregoing limitation will not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"):

    (i) Indebtedness of the Company under the Bank Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $75.0 million;

    (ii) Indebtedness of the Company pursuant to the Notes and Indebtedness of any Guarantor pursuant to a Guarantee;

    (iii) Indebtedness of any Guarantor consisting of a guarantee of the Company's Indebtedness under the Bank Credit Agreement;

    (iv) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of the Indenture and listed on Schedule I thereto;

    (v) Indebtedness of the Company owing to a Restricted Subsidiary, provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note in the form attached to the Indenture and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, by acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; provided further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Wholly Owned Restricted Subsidiary or a pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v);

    (vi) Indebtedness of a Wholly Owned Restricted Subsidiary owing to the Company or another Wholly Owned Restricted Subsidiary; provided that, with respect to Indebtedness owing to a Wholly Owned Restricted Subsidiary that is not a Guarantor, (x) any such Indebtedness is made pursuant to an intercompany note in the form attached to the Indenture and (y) any such Indebtedness shall be subordinated in right of payment from and after such time as the obligations under the Guarantee, if any, by such Wholly Owned Restricted Subsidiary shall become due and payable to the payment and performance of such Wholly Owned Restricted Subsidiary's obligations under its Guarantee; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Wholly Owned Restricted Subsidiary or pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi) and (b) any transaction pursuant to which any Wholly Owned Restricted Subsidiary, which has Indebtedness owing to the Company or any other Wholly Owned Restricted Subsidiary, ceases to be a Wholly Owned Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Restricted Subsidiary that is not permitted by this clause (vi);

    (vii) guarantees of any Restricted Subsidiary made in accordance with the provisions of "--Limitation on Issuances of Guarantees of and Pledges for Indebtedness;"

    (viii) obligations of the Company entered into in the ordinary course of business pursuant to Interest Rate Agreements designed to protect the Company against fluctuations in interest rates in respect of Indebtedness of the Company as long as such obligations at the time incurred do not exceed the aggregate principal amount of such Indebtedness then outstanding or in good faith anticipated to be outstanding within 90 days of such occurrence;

    (ix) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (ii), (iii), (iv) and (v) above, including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing (except, in the case of Guarantees under clause (iii), which Guarantees do not exceed the aggregate principal amount of the Bank Credit Agreement) plus the lesser of
  (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and, in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

    (x) Indebtedness of the Company in addition to that described in clauses
  (i) through (ix) above, and any renewals, extensions, substitutions, refinancings, or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $5.0 million.

  Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

    (i) declare or pay any dividend on, or make any distribution to holders of, any of the Company's Equity Interests (other than dividends or distributions payable solely in its Qualified Equity Interests);

    (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Equity Interest of the Company or any Affiliate thereof (except Equity Interests held by the Company or a Wholly Owned Restricted Subsidiary);

    (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness;

    (iv) declare or pay any dividend or distribution on any Equity Interests of any Subsidiary to any Person (other than the Company or any of its Wholly Owned Restricted Subsidiaries);

    (v) incur, create or assume any guarantee of Indebtedness of any Affiliate (other than a Wholly Owned Restricted Subsidiary of the Company); or

    (vi) make any Investment in any Person (other than any Permitted Investments) (any of the foregoing payments described in clauses (i) through (vi), other than any such action that is a Permitted Payment, collectively, "Restricted Payments") unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), (1) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries; and (2) the aggregate amount of all such Restricted Payments declared or made after the date of the Indenture does not exceed the sum of:

      (A) an amount equal to the Company's Cumulative Operating Cash Flow less 1.4 times the Company's Cumulative Consolidated Interest Expense; and

      (B) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from capital contributions (other than from a Subsidiary) or from the issuance or sale (other than to any of its Subsidiaries) of its Qualified Equity Interests (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Equity Interests or Subordinated Indebtedness as set forth below).

  (b) Notwithstanding the foregoing, and in the case of clauses (ii) through
(vi) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (clauses (i) through (vi) being referred to as "Permitted Payments"):

    (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this Section;

    (ii) any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company);

    (iii) the repurchase, redemption, or other acquisition or retirement of any Equity Interests of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege pursuant to which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of other Qualified Equity Interests of the Company; provided that the Net Cash Proceeds from the issuance of such Qualified Equity Interests are excluded from clause
  (2)(B) of paragraph (a) of this Section;

    (iv) any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Equity Interests of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Equity Interests are excluded from clause (2)(B) of paragraph (a) of this Section;

    (v) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Equity Interests) (a "refinancing") through the issuance of new Subordinated Indebtedness of the Company, as the case may be; provided that any such new Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or
  (II) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and (4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Indebtedness to be refinanced; and

    (vi) the payment prior to maturity of Indebtedness outstanding on the date of the Indenture evidenced by those certain Promissory Notes dated March 1, 1994 by the Company to New Inspiration and by the Company to Golden Gate, in each case, in connection with the payment prior to maturity (which payment shall also be permitted under this clause (vi)) of Indebtedness outstanding on the date of the Indenture evidenced by those certain Promissory Notes dated August 12, 1997 by Golden Gate to Mr. Atsinger and Mr. Epperson in the principal amount, in each case, of $1.23 million and by New Inspiration to Mr. Atsinger and Mrs. Epperson in the principal amount, in each case, of $2.12 million.

  Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) unless (a) such transaction or series of transactions is in writing on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party and (b)(i) with respect to any transaction or series of transactions involving aggregate payments in excess of $1.0 million the Company delivers an officers' certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company (and approved by a majority of Independent Directors or, in the event there is only one Independent Director, by such Independent Director) and (ii) with respect to any transaction or series of transactions involving aggregate payments in excess of $5.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing. Notwithstanding the foregoing, this provision will not apply to (A) any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company), (B) any transaction entered into by the Company or one of its Wholly Owned Restricted Subsidiaries with a Wholly Owned Restricted Subsidiary of the Company, and (C) transactions in existence on the date of the Indenture and any renewal, replacement or extension thereof on substantially similar terms.

  Limitation on Senior Subordinated Indebtedness. The Company will not, and will not permit any Guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate in right of payment, by contract or otherwise, to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Notes or the Guarantee of such Guarantor, or subordinate in right of payment to the Notes or such Guarantee to at least the same extent as the Notes or such Guarantee are subordinate in right of payment to Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, as set forth in the Indenture.

  Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes), now owned or acquired after the date of the Indenture, or any income or profits therefrom, except if the Notes are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

    (a) any Lien existing as of the date of the Indenture and listed on a schedule thereto;

    (b) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation or other insurance; (4) good faith deposits in connection with tenders, leases, contracts (other than contracts for the payment of money); (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; (7) certain surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries; or (8) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

    (c) any Lien now or hereafter existing on property of the Company or any of its Restricted Subsidiaries securing Senior Indebtedness or Guarantor Senior Indebtedness, in each case which Indebtedness is permitted under the provisions of "Limitation on Indebtedness" and provided that the provisions described under "Limitation on Issuances of Guarantees of and Pledges for Indebtedness" are complied with;

    (d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary, in each case which Indebtedness is permitted under the provisions of "Limitation on Indebtedness"; provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related transaction by the Company or its Subsidiaries;

    (e) any Lien securing Permitted Subsidiary Indebtedness; and

    (f) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (e) so long as the amount of security is not increased thereby.

  Limitation on Sale of Assets. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 80% of the consideration from such Asset Sale is received in cash and (ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (other than in the case of an involuntary Asset Sale, as determined by the Board of Directors of the Company and evidenced in a board resolution).

  (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness then outstanding as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Senior Indebtedness or if no such Senior Indebtedness is then outstanding, then the Company may within 12 months of the Asset Sale, invest the Net Cash Proceeds in properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries existing on the date of the Indenture or reasonably related thereto. The amount of such Net Cash Proceeds neither used to permanently repay or prepay Senior Indebtedness nor used or invested as set forth in this paragraph constitutes "Excess Proceeds."

  (c) When the aggregate amount of Excess Proceeds equals $5.0 million or more, the Company shall apply the Excess Proceeds to the repayment of the Notes and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows: (a) the Company shall make an offer to purchase (an "Offer") from all holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price of all Notes tendered) and (b) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount, provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a "Deficiency"), the Company shall use such Deficiency in the business of the Company and its Restricted Subsidiaries. Upon completion of the purchase of all the Notes tendered pursuant to an Offer and repurchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

  (d) Whenever the Excess Proceeds received by the Company exceed $5.0 million such Excess Proceeds shall be set aside by the Company in a separate account pending (i) deposit with the depositary or a paying agent of the amount required to purchase the Notes or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer, (ii) delivery by the Company of the Offered Price to the holders of the Notes or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer and (iii) application, as set forth above, of Excess Proceeds in the business of the Company and its Restricted Subsidiaries. Such Excess Proceeds may be invested in Temporary Cash Investments; provided that the maturity date of any such investment made after the amount of Excess Proceeds exceeds $5.0 million shall not be later than the Offer Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments; provided that the Company shall not withdraw such interest from the separate account if an Event of Default has occurred and is continuing.

  (e) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Notes shall be purchased by the Company, at the option of the holder thereof, in whole or in part, in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all Notes tendered.

  (f) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

  (g) The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under (i) Indebtedness as in effect on the date of the Indenture listed on a schedule thereto as such Indebtedness may be refinanced from time to time, provided that such restrictions are no less favorable to the holders of the Notes than those existing on the date of the Indenture or (ii) any Senior Indebtedness and any Guarantor Senior Indebtedness) that would materially impair the ability of the Company to make an Offer to purchase the Notes or, if such Offer is made, to pay for the Notes tendered for purchase.

  Limitation on Asset Swaps. The Company will not, and will not permit any Restricted Subsidiary to, engage in Asset Swaps, unless: (i) at the time of entering into such Asset Swap, and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and (ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Swap at least equal to the Fair Market Value of the properties or assets exchanged as determined in writing by a nationally recognized investment banking or appraisal firm.

  Limitation on Issuances of Guarantees of and Pledges for Indebtedness. (a) The Company will not permit any Restricted Subsidiary, other than the Guarantors, directly or indirectly, to secure the payment of any Senior Indebtedness of the Company and the Company will not, and will not permit any Restricted Subsidiary to, pledge any intercompany notes representing obligations of any Restricted Subsidiary (other than the Guarantors) to secure the payment of any Senior Indebtedness unless in each case such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary, which guarantee shall be on the same terms as the guarantee of the Senior Indebtedness (if a guarantee of Senior Indebtedness is granted by any such Restricted Subsidiary) except that the guarantee of the Notes need not be secured and shall be subordinated to the claims against such Restricted Subsidiary in respect of Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness of the Company under the Indenture.

  (b) The Company will not permit any Restricted Subsidiary, other than the Guarantors, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company (other than guarantees in existence on the date of the Indenture) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of the Notes on the same terms as the guarantee of such Indebtedness except that if the Notes are subordinated in right of payment to such Indebtedness, the guarantee under the supplemental indenture shall be subordinated to the guarantee of such Indebtedness to the same extent as the Notes are subordinated to such Indebtedness under the Indenture.

  (c) Each guarantee created pursuant to the provisions described in the foregoing paragraph is referred to as a "Guarantee" and the issuer of each such Guarantee is referred to as a "Guarantor." Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon
(i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Equity Interest in, or all or substantially all the assets of, such Restricted Subsidiary, which is in compliance with the Indenture or (ii) (with respect to any Guarantees created after the date of the Indenture) the release by the holders of the Indebtedness of the Company described in clauses (a) and (b) above of their security interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in, or guarantee by, such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

  Restriction on Transfer of Assets. The Company and the Guarantors will not sell, convey, transfer or otherwise dispose of their respective assets or property to any of the Company's Restricted Subsidiaries (other than any Guarantor), except for sales, conveyances, transfers or other dispositions made in the ordinary course of business. For purposes of this provision, any sale, conveyance, transfer, lease or other disposition of property or assets, having a Fair Market Value in excess of (a) $1.0 million for any sale, conveyance, transfer, leases or dispositions or series of related sales, conveyances, transfers, leases and dispositions and (b) $5.0 million in the aggregate for all such sales, conveyances, transfers, leases or dispositions in any fiscal year of the Company shall not be considered "in the ordinary course of business"; provided that sales by the Company of block program time and spot advertising time shall not be deemed not to be "in the ordinary course of business" solely because of the dollar volume of such sales.

  Purchase of Notes Upon a Change of Control. If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that the Company purchase such holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Indenture.

  Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register, stating, among other things, the purchase price and that the purchase date shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Note not tendered will continue to accrue interest; that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

  If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. A Change of Control will also result in an event of default under the Bank Credit Agreement and could result in the acceleration of all indebtedness under the Bank Credit Agreement. See "Description of Certain Indebtedness--Credit Agreement--Change of Control." The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will result in an Event of Default under the Indenture.

  The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the Notes elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

  The existence of a holder's right to require the Company to repurchase such holder's Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

  "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the Company, provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the shareholders of the Company, was approved by a vote of 66% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction in which the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or in which (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interests of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under "--Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under "--Limitation on Restricted Payments") and (B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 40% of the total outstanding Voting Stock of the surviving corporation and (2) the percentage of the outstanding Voting Stock of the surviving corporation owned, directly or indirectly, by Permitted Holders immediately after such transaction; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "--Consolidation, Merger, Sale of Assets."

  "Permitted Holders" means as of the date of determination (i) any of Stuart
W. Epperson and Edward G. Atsinger III; (ii) family members or the relatives of the Persons described in clause (i); (iii) any trusts created for the benefit of the Persons described in clauses (i), (ii) or (iv) or any trust for the benefit of any such trust; or (iv) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of the Company.

  The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

  The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of the Indenture) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

  Limitation on Subsidiary Equity Interests. The Company will not permit any Restricted Subsidiary of the Company to issue any Equity Interests, except for
(i) Equity Interests issued to and held by the Company or a Wholly Owned Restricted Subsidiary, and (ii) Equity Interests issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Equity Interests were not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C).

  Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i) pay dividends or make any other distribution on its Equity Interests, (ii) pay any Indebtedness owed to the Company or a Restricted Subsidiary of the Company, (iii) make any Investment in the Company or a Restricted Subsidiary of the Company or (iv) transfer any of its properties or assets to the Company or any Restricted Subsidiary, except (a) any encumbrance or restriction pursuant to an agreement in effect on the date of the Indenture and listed as a schedule thereto, (b) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Subsidiary of the Company on the date of the Indenture, in existence at the time such

Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; (c) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (c), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced or are not more restrictive than those set forth in the Indenture; and (d) any encumbrance or restriction created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which an Asset Sale permitted under "--Limitations on Sale of Assets" is to be consummated, so long as such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement or instrument through a termination date not later than 270 days after such execution and delivery.

  Limitation on Unrestricted Subsidiaries. The Company will not make, and will not permit any of its Restricted Subsidiaries to make, any Investments in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to the "Limitation on Restricted Payments" covenant. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (i) will be treated as the payment of a Restricted Payment in calculating the amount of Restricted Payments made by the Company and (ii) may be made in cash or property.

  Provision of Financial Statements. The Indenture provides that, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such
Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event
(x) within 15 days of each Required Filing Date (i) transmit by mail to all holders, as their names and addresses appear in the Note register, without cost to such holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost.

  Additional Covenants. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate existence; (v) payment of taxes and other claims; (vi) maintenance of properties; and (vii) maintenance of insurance.

CONSOLIDATION, MERGER, SALE OF ASSETS

  The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto: (i) either (1) the Company shall be the continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of

America, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, and the Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;
(iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness under the provisions of "--Certain Covenants--Limitation on Indebtedness" (other than Permitted Indebtedness); (v) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture and the Notes; (vi) if any of the property or assets of the Company or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of "--Certain Covenants--Limitation on Liens" are complied with; and (vii) the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

  Each Guarantor will not, and the Company will not permit a Guarantor to, in a single transaction or series of related transactions merge or consolidate with or into any other corporation (other than the Company or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any entity (other than the Company or any other Guarantor) unless at the time and after giving effect thereto: (i) either (1) such Guarantor shall be the continuing corporation or (2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee and the Indenture; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, and (iii) such Guarantor shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Indenture, and thereafter all obligations of the predecessor shall terminate. The provisions of this paragraph shall not apply to any transaction (including an Asset Sale made in accordance with "--Certain Covenants--Limitations on Sale of Assets" ) with respect to any Guarantor if the Guarantee of such Guarantor is released in connection with such transaction in accordance with paragraph (c) of "--Certain Covenants-- Limitations on Issuances of Guarantees of and Pledges for Indebtedness."

  In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or any Guarantor is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or such Guarantor, as the case may be, would be discharged from its obligations under the Indenture, the Notes or its Guarantee, as the case may be.

EVENTS OF DEFAULT

  An Event of Default will occur under the Indenture if:

    (i) there shall be a default in the payment of any interest on any Note (including any Penalty Amounts) when it becomes due and payable, and such default shall continue for a period of 30 days;

    (ii) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

    (iii) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i) or (ii) or in clause (b), (c) or (d) of this clause (iii)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes; (b) there shall be a default in the performance or breach of the provisions described in "--Consolidation, Merger, Sale of Assets;" (c) the Company shall have failed to make or consummate an Offer in accordance with the provisions of "--Certain Covenants--Limitation on Sale of Assets;" or (d) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of "--Certain Covenants--Purchase of Notes Upon a Change of Control;"

    (iv) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5.0 million in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

    (v) any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or the Company not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

    (vi) one or more judgments, orders or decrees for the payment of money in excess of $5.0 million, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument) shall be entered against the Company, any Guarantor or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either
  (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

    (vii) any holder or holders of at least $5.0 million in aggregate principal amount of Indebtedness of the Company, any Guarantor or any Restricted Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company, any Guarantor or any Restricted Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company or any Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

    (viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company, any Guarantor or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company, any Guarantor or any Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Guarantor or any Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Guarantor or any Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

    (ix) (a) the Company, any Guarantor or any Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company, any Guarantor or any Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company, any Guarantor or such Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company, any Guarantor or any Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company, any Guarantor or any Restricted Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official, of the Company, any Guarantor or such Restricted Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company, any Guarantor or any Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (ix).

  If an Event of Default (other than as specified in clauses (viii) and (ix) of the prior paragraph) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on, all the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by the holders of the Notes), provided that so long as the Bank Credit Agreement is in effect, such declaration shall not become effective until the earlier of (a) five business days after receipt of such notice of acceleration from the holders or the Trustee by the agent under the Bank Credit Agreement or (b) acceleration of the Indebtedness under the Bank Credit Agreement. Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceedings. If an Event of Default specified in clause (viii) or
(ix) of the prior paragraph occurs and is continuing, then all the Notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. The Trustee or, if notice of acceleration is given by the holders of the Notes, the holders of the Notes shall give notice to the agent under the Bank Credit Agreement of such acceleration.

  After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes, (iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Notes and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived.

  The holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the holders of all the Notes waive any past default under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

  The Company is also required to notify the Trustee within five business days of the occurrence of any Default. The Company is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any default has occurred. The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.

  The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

  The Company may, at its option, at any time, elect to have the obligations of the Company, each of the Guarantors and any other obligor upon the Notes discharged with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company, each of the Guarantors and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (i) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, enforceability of any Guarantee, bankruptcy and insolvency events) described under "--Events of Default" will no longer constitute an Event of Default with respect to the Notes.

  In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or installment of principal or interest (or on any date after October 1, 2002 (such date being referred to as the "Defeasance Redemption Date"), if when exercising either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date); (ii) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause
(viii) or

(ix) under the first paragraph under "--Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit;
(v) such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest with respect to any securities of the Company or any Guarantor; (vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound, (vii) the Company shall have delivered to the Trustee an opinion of independent counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness or Guarantor Senior Indebtedness, including, without limitation, those arising under the Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (viii) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others; (ix) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and (x) the Company shall have delivered to the Trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

  The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, and certain other rights as expressly provided for in the Indenture) as to all outstanding Notes when (a) either (i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Stated Maturity or redemption date, (b) the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company or any Guarantor, and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that
(i) all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with and (B) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound.

MODIFICATIONS AND AMENDMENTS

  Modifications and amendments of the Indenture may be made by the Company, any Guarantor and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or in the case of redemption, on or after the redemption date); (ii) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with "--Certain Covenants--Limitation on Sale of Assets" or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with "--Certain Covenants-- Purchase of Notes Upon a Change of Control," including amending, changing or modifying any deletions with respect thereto; (iii) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture or certain defaults or with respect to any Guarantee; (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby; (v) except as otherwise permitted under "--Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture; or (vi) amend or modify any of the provisions of the Indenture relating to the subordination of the Notes or any Guarantee in any manner adverse to the holders of the Notes or any Guarantee.

  The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

GOVERNING LAW

  The Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

CERTAIN DEFINITIONS

  "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

  "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 5% or more of such Person's Equity Interests or any officer or director of any such Person or other Person or, with respect to any natural Person, any person having a relationship with such Person or other Person by blood, marriage or adoption not more remote than first cousin or
(iii) any other Person 10% or more of the voting Equity Interests of which are beneficially owned or held directly or indirectly by such specified person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Restricted Subsidiaries; or (iii) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (A) that is governed by the provisions described under " --Consolidation, Merger, Sale of Assets" or "Limitations on Asset Swaps," (B) that is by the Company to any Wholly Owned Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary in accordance with the terms of the Indenture or (C) that aggregates not more than $1.0 million in gross proceeds.

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

  "Asset Swap" means an Asset Sale by the Company or any Restricted Subsidiary in exchange for properties or assets that will be used in the business of the Company and its Restricted Subsidiaries existing on the date of the Indenture or reasonably related thereto.

  "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by
(ii) the sum of all such principal payments.

  "Bank Credit Agreement" means the Credit Agreement dated as of September 25, 1997 among the Company, the lenders named therein and The Bank of New York as agent, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing). For all purposes under the Indenture, "Bank Credit Agreement" shall include any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder and have been made in compliance with "--Certain Covenants--Limitation on Indebtedness;" provided that, for purposes of the definition of "Permitted Indebtedness," no such increase may result in the principal amount of Indebtedness of the Company under the Bank Credit Agreement exceeding the amount permitted by clause (i) of the definition of "Permitted Indebtedness."

  "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

  "Capital Lease Obligation" means any obligation of the Company and its Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

  "Company" means Salem Communications Corporation, a corporation incorporated under the laws of California, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

  "Consolidated Interest Expense" means, without duplication, for any period, the sum of (a) the interest expense of the Company and its Consolidated Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, and all capitalized interest of the Company and its Consolidated Restricted Subsidiaries, in each case as determined in accordance with GAAP consistently applied.

  "Consolidated Net Income" means, for any period, the Consolidated net income (or loss) of the Company and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains but not losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and its Consolidated Restricted Subsidiaries allocable to interests in

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

unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Company or its Consolidated Restricted Subsidiaries by such other Person during such period,
(iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, or (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders.

  "Consolidated Net Worth" means the Consolidated equity of the holders of Equity Interests (excluding Disqualified Equity Interests) of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP consistently applied.

  "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) if and to the extent the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied. The term "Consolidated" shall have a similar meaning.

  "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense from the date of the Indenture to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

  "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow from the date of the Indenture to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

  "Debt to Operating Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of such date on a Consolidated basis plus the aggregate liquidation preference or redemption amount of all Disqualified Equity Interests of the Company (excluding any such Disqualified Equity Interests held by the Company or a Wholly Owned Restricted Subsidiary of the Company), to (b) Operating Cash Flow of the Company and its Restricted Subsidiaries on a Consolidated basis for the four most recent full quarters ending immediately prior to such date, determined on a pro forma basis (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period);
(iii) in the case of Acquired Indebtedness, the related acquisition, as if such acquisition had occurred at the beginning of such four-quarter period; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period).

  "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

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

  "Disqualified Equity Interests" means any Equity Interests that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are or upon the happening of an event or passage of time would be required to be redeemed prior to any Stated Maturity of the principal of the Notes or are redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or are convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

  "Equity Interest" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, and limited liability company interests of such Person, including any Preferred Equity Interests.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the Indenture.

  "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations pursuant to a guarantee given in accordance with the Indenture.

  "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

  "Guarantor" means the Subsidiaries listed as guarantors in the Indenture or any other guarantor of the Indenture Obligations. The Guarantors currently consist of all the Company's Subsidiaries.

  "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of such Person, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Disqualified Equity Interests valued at the greater of their voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above. The amount of Indebtedness of any Person at any date shall be, without duplication, the principal amount that would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP and the maximum determinable liability of any Guaranteed Debt referred to in clause (vii) above at such date. The Indebtedness of the Company and its Restricted Subsidiaries shall not include any Indebtedness of Unrestricted Subsidiaries so long as such Indebtedness is non-recourse to the Company and the Restricted Subsidiaries. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Equity Interests.

  "Indenture Obligations" means the obligations of the Company and any other obligor under the Indenture or under the Notes, including any Guarantor, to pay principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Notes, according to the terms thereof.

  "Independent Director" means a director of the Company other than a director
(i) who (apart from being a director of the Company or any Subsidiary) is an employee, insider, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years or (ii) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

  "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

  "Investments" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Equity Interests, bonds, notes, debentures or other securities or assets issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind (including any conditional sale or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

  "Maturity," when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as provided in the Note or as provided in the Indenture, whether at Stated Maturity, the offer date, or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control, call for redemption or otherwise.

  "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale or would cause a required repayment under the Bank Credit Agreement, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and (b) with respect to any issuance or sale of Equity Interests, or debt securities or Equity Interests that have been converted into or exchanged for Equity Interests, as referred to under "--Certain Covenants--Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

  "Operating Cash Flow" means, for any period, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, plus (a) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus (b) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (a) hereof, plus (c) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus (d) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles).

  "Pari Passu Indebtedness" means any Indebtedness of the Company or any Guarantor that is pari passu in right of payment to the Notes or any Guarantee, as the case may be.

  "Permitted Investments" means any of the following:

    (i) Temporary Cash Investments;

    (ii) Investments by the Company or any of its Restricted Subsidiaries in a Guarantor and Investments by any Restricted Subsidiary in the Company;

    (iii) Investments by the Company or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (a) such other Person becomes a Restricted Subsidiary that is or would be a Guarantor or (b) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary that is or would be a Guarantor;

    (iv) Promissory notes received as a result of Asset Sales permitted under the provisions of "Limitation on Sales of Assets."

    (v) Investments in assets owned or used in the ordinary course of business;

    (vi) Investments in existence on the date of the Indenture;

    (vii) Direct or indirect loans to employees, or to a trustee for the benefit of such employees, of the Company or any of its Restricted Subsidiaries in an aggregate amount outstanding at any time not exceeding $1.0 million;

    (viii) Permitted Non-Commercial Educational Station Investments; provided that immediately after giving effect to any such Investment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under the "--Certain Covenants-- Limitation on Indebtedness" covenant; and

    (ix) Other Investments that do not exceed $5.0 million at any one time outstanding.

  "Permitted Non-Commercial Educational Station Investment" means a loan made by the Company or a Restricted Subsidiary to a non-profit entity, the proceeds of which are used to acquire assets used in the operation of a radio station; provided that so long as any such Investment remains outstanding (i) such loan shall be evidenced by a promissory note and shall not be subordinated to any other Indebtedness of such non-profit entity; (ii) at least 40% of the board seats (or other comparable governing body) of such non-profit entity shall be held by executive officers of the Company, and (iii) a technical and professional services agreement shall be in full force and effect between such non-profit entity and the Company pursuant to which the Company shall be compensated for providing engineering, accounting, legal and other assistance in connection with the operation of the station licensed to such non-profit entity (which agreement shall contain customary terms and conditions for technical and professional services agreements in the radio broadcasting industry generally).

  "Permitted Subsidiary Indebtedness" means:

    (i) Indebtedness of any Guarantor under Capital Lease Obligations incurred in the ordinary course of business; and

    (ii) Indebtedness of any Guarantor (a) issued to finance or refinance the purchase or construction of any assets of such Guarantor or (b) secured by a Lien on any assets of such Guarantor where the lender's sole recourse is to the assets so encumbered, in either case (x) to the extent the purchase or construction prices for such assets are or should be included in "property and equipment" in accordance with GAAP and (y) if the purchase or construction of such assets is not part of any acquisition of a Person or business unit.

  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

  "Preferred Equity Interest," as applied to the Equity Interest of any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

  "Public Equity Offering" means, with respect to any Person, an underwritten public offering by such Person of some or all of its Equity Interests (other than Disqualified Equity Interests), the net proceeds of which (after deducting any underwriting discounts and commissions) exceed $10.0 million.

  "Qualified Equity Interests" of any Person means any and all Equity Interests of such Person other than Disqualified Equity Interests.

  "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary.

  "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Stated Maturity," when used with respect to any Indebtedness or any installment of interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

  "Subordinated Indebtedness" means Indebtedness of the Company or any Guarantor subordinated in right of payment to the Notes or any Guarantee, as the case may be.

  "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

  "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution (including the Trustee) that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500.0 million, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard & Poor's Corporation ("S&P") or any successor rating agency, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company, but including the Trustee) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500.0 million.

  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness and (b) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of the "--Certain Covenants--Limitation on Unrestricted Subsidiaries" covenant. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation and an officers' certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under the "--Certain Covenants--Limitation on Indebtedness" covenant.

  "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

  "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

  "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Equity Interests of which are owned by the Company or another Wholly Owned Restricted Subsidiary. The Wholly Owned Restricted Subsidiaries of the Company currently consist of all the Company's Subsidiaries.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion of the material United States federal income tax consequences of the Exchange Offer is for general information only. It is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), existing and proposed Treasury regulations, and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. The following relates only to Old Notes, and Notes received therefor, that are held as "capital assets" within the meaning of Section 1221 of the Code by persons who are citizens or residents of the United States. It does not discuss state, local, or foreign tax consequences, nor does it discuss tax consequences to categories of holders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, banks, and dealers in stocks and securities. Tax consequences may vary depending on the particular status of an investor. No rulings will be sought from the Internal Revenue Service ("IRS") with respect to the federal income tax consequences of the Exchange Offer.

  THIS SECTION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A HOLDER'S DECISION TO PARTICIPATE IN THE EXCHANGE OFFER. EACH HOLDER SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE FEDERAL INCOME TAX LAWS AND OTHER TAX LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER.

THE EXCHANGE OFFER

  The exchange of the Old Notes for the Notes pursuant to the Exchange Offer will not constitute a material modification of the terms of the Old Notes or the Notes and, thus, such exchange will not constitute an exchange for federal income tax purposes. Accordingly, such exchange will have no federal income tax consequences to the holders of the Old Notes or the Notes, regardless of whether such holders participate in the Exchange Offer, and each holder will continue to be required to include interest on the Notes or the Old Notes, if not exchanged, in its gross income in accordance with its method of accounting for federal income tax purposes. The Company intends, to the extent required, to treat the Exchange Offer for federal income tax purposes in accordance with the position described in this paragraph.

BACKUP WITHHOLDING

  Under the Code, a holder of a Note may be subject, under certain circumstances, to "backup withholding" at a 31% rate with respect to payments in respect of interest thereon or the gross proceeds from the disposition thereof. This withholding generally applies only if the holder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN") within a reasonable time after request therefor, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to report properly payments of interest and dividends and the IRS has notified the Company that he or she is subject to backup withholding, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding. Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder's federal income tax liability, provide that the required information is furnished to the IRS. Corporations and certain other entities described in the Code and Treasury regulations are exempt from such withholding if their exempt status is properly established.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Notes for its own account pursuant to the Exchange Offer (a "Participating Broker") must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker in connection with any resale of Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any

Participating Broker for use in connection with any such resale. In addition,
until      , 1998 (90 days after the date of this Prospectus), all dealers effecting transactions in the Notes may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sale of Notes by broker-dealers. Notes received by any Participating Broker may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Notes. Any Participating Broker that resells Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus as required, a Participating Broker will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

For a period of 90 days after the Expiration Date, the Company will send a reasonable number of additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (which shall not include the expenses of any holder in connection with resales of the Notes). The Company has agreed to indemnify the holders of the Notes, including any Participating Broker, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  The validity of the Notes and Guarantees offered hereby will be passed upon for the Company by Gibson, Dunn & Crutcher LLP, Orange County, California.

                                    EXPERTS

  The consolidated financial statements of Salem Communications Corporation at December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
Report of Independent Auditors............................................  F-2
Audited Consolidated Financial Statements
Consolidated Balance Sheets as of December 31, 1995 and 1996 and September
 30, 1997 (unaudited).....................................................  F-3
Consolidated Statements of Operations for the years ended December 31,
 1994, 1995 and 1996 and the nine months ended September 30, 1996 and 1997
 (unaudited)..............................................................  F-4
Consolidated Statements of Shareholders' Equity for the years ended
 December 31, 1994, 1995 and 1996 and the nine months ended September 30,
 1996 and 1997 (unaudited)................................................  F-5
Consolidated Statements of Cash Flows for the years ended December 31,
 1994, 1995 and 1996 and the nine months ended September 30, 1996 and 1997
 (unaudited)..............................................................  F-6
Notes to Consolidated Financial Statements................................  F-7

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Salem Communications Corporation

  We have audited the accompanying consolidated balance sheets of Salem Communications Corporation as of December 31, 1995 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Salem Communications Corporation at December 31, 1995 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP
May 9, 1997, except for basis of presentation and reorganization under Note 1 as to which the date is August 13, 1997

Woodland Hills, California

                        SALEM COMMUNICATIONS CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                    DECEMBER 31
                                                 ----------------- SEPTEMBER 30
                                                   1995     1996       1997
                                                 -------- -------- ------------
                                                                   (UNAUDITED)
                     ASSETS
                     ------
Current assets:
  Cash and cash equivalents..................... $  1,007 $  1,962   $  2,103
  Accounts receivable (less allowance for
   doubtful accounts of $704 in 1995, $1,005 in
   1996 and $1,249 in 1997).....................    9,215   10,542     10,991
  Other receivables.............................      151      194        110
  Prepaid expenses..............................      197      308        964
  Prepaid income taxes..........................       24       70         39
  Tower construction project held for sale......      --       --       2,943
  Deferred income taxes.........................    1,071      537      3,170
                                                 -------- --------   --------
Total current assets............................   11,665   13,613     20,320
Property, plant and equipment, net..............   24,595   30,307     36,172
Intangible assets:
  Broadcast licenses............................   69,169  117,081    138,460
  Noncompetition agreements.....................   14,887   14,893     14,893
  Customer lists and contracts..................    3,144    4,094      4,094
  Favorable and assigned leases.................    1,798    1,800      1,800
  Goodwill......................................    5,152    5,795      6,002
  Organizational costs and other intangible
   assets.......................................      974      972        972
                                                 -------- --------   --------
                                                   95,124  144,635    166,221
  Less accumulated amortization.................   33,201   37,854     44,388
                                                 -------- --------   --------
  Intangible assets, net........................   61,923  106,781    121,833
Notes receivable from shareholders and accrued
 interest.......................................    4,642       28        --
Bond issue costs................................      --       --       4,638
Other assets....................................    1,992    8,456      1,170
                                                 -------- --------   --------
Total assets.................................... $104,817 $159,185   $184,133
                                                 ======== ========   ========
      LIABILITIES AND SHAREHOLDERS' EQUITY
      ------------------------------------
Current liabilities:
  Accounts payable.............................. $  2,786 $  1,935   $    884
  Accrued expenses..............................      295      485        592
  Accrued compensation and related..............    1,224    1,589      1,615
  Accrued interest..............................      252    1,157         11
  Income taxes..................................       20      189        --
  Current portion of long-term debt.............    6,000      --         --
                                                 -------- --------   --------
Total current liabilities.......................   10,577    5,355      3,102
Long-term debt, less current portion ...........   75,020  121,790    160,100
Deferred income taxes...........................    5,829   11,427     11,490
Other liabilities...............................      109       79         55
Shareholders' equity:
  Common stock, no par value; authorized 100,000
   shares; issued and outstanding 81,672 shares.    5,832    5,832      5,832
  Retained earnings.............................    7,450   14,702      3,554
                                                 -------- --------   --------
Total shareholders' equity......................   13,282   20,534      9,386
                                                 -------- --------   --------
Total liabilities and shareholders' equity...... $104,817 $159,185   $184,133
                                                 ======== ========   ========

                            See accompanying notes.

                        SALEM COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                 NINE MONTHS
                                                               ENDED SEPTEMBER
                                    YEAR ENDED DECEMBER 31           30
                                    -------------------------  ----------------
                                     1994     1995     1996     1996     1997
                                    -------  -------  -------  -------  -------
                                                                 (UNAUDITED)
Gross broadcasting revenue........  $42,591  $53,303  $65,141  $46,974  $54,471
Less agency commissions...........    4,016    5,135    6,131    4,509    5,022
                                    -------  -------  -------  -------  -------
Net broadcasting revenue..........   38,575   48,168   59,010   42,465   49,449
Operating expenses:
  Station operating expenses......   22,179   27,527   33,463   23,907   28,793
  Corporate expenses (including
   $800 in shareholder salaries in
   1994, 1995 and 1996)...........    3,292    3,799    4,663    3,413    4,998
  Tax reimbursements to S
   corporation shareholders.......      977    2,057    2,038    1,529    1,780
  Depreciation and amortization...    7,633    7,884    8,394    6,148    9,382
                                    -------  -------  -------  -------  -------
  Operating expenses..............   34,081   41,267   48,558   34,997   44,953
                                    -------  -------  -------  -------  -------
Net operating income..............    4,494    6,901   10,452    7,468    4,496
Other income (expense):
  Interest income.................      230      319      523      312      156
  Gain (loss) on disposal of
   assets.........................     (482)      (7)  16,064   12,659     (190)
  Interest expense................   (3,668)  (6,646)  (7,361)  (5,510)  (8,548)
  Other expense...................     (135)    (255)    (270)    (209)    (288)
                                    -------  -------  -------  -------  -------
Income (loss) before income taxes
 and extraordinary item...........      439      312   19,408   14,720   (4,374)
Provision (benefit) for income
 taxes............................     (247)    (204)   6,655    5,046   (1,790)
                                    -------  -------  -------  -------  -------
Income (loss) before extraordinary
 item.............................      686      516   12,753    9,674   (2,584)
Extraordinary loss on early
 extinguishment of debt (net of
 income tax benefit of $263 in
 1995 and $755 in 1997)...........      --      (394)     --       --    (1,090)
                                    -------  -------  -------  -------  -------
Net income (loss).................  $   686  $   122  $12,753  $ 9,674  $(3,674)
                                    =======  =======  =======  =======  =======
Pro forma information (unaudited):
Income (loss) before income taxes
 and extraordinary item as
 reported above...................  $   439  $   312  $19,408  $14,720  $(4,374)
Add back tax reimbursements to S
 Corporation shareholders.........      977    2,057    2,038    1,529    1,780
                                    -------  -------  -------  -------  -------
Pro forma income (loss) before
 income taxes and extraordinary
 item ............................    1,416    2,369   21,446   16,249   (2,594)
Pro forma provision (benefit) for
 income taxes.....................      568      951    8,608    6,522   (1,033)
                                    -------  -------  -------  -------  -------
Pro forma income (loss) before
 extraordinary item...............      848    1,418   12,838    9,727   (1,561)
Extraordinary loss................      --      (394)     --       --    (1,090)
                                    -------  -------  -------  -------  -------
Pro forma net income (loss).......  $   848  $ 1,024  $12,838  $ 9,727  $(2,651)
                                    =======  =======  =======  =======  =======

                            See accompanying notes.

                        SALEM COMMUNICATIONS CORPORATION

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                       COMMON RETAINED
                                                       STOCK  EARNINGS   TOTAL
                                                       ------ --------  -------
   Shareholders' equity, January 1, 1994.............. $5,832 $ 6,642   $12,474
   Net income.........................................    --      686       686
                                                       ------ -------   -------
   Shareholders' equity, December 31, 1994............  5,832   7,328    13,160
   Net income.........................................    --      122       122
                                                       ------ -------   -------
   Shareholders' equity, December 31, 1995............  5,832   7,450    13,282
   Net income.........................................    --   12,753    12,753
   Shareholder distributions..........................    --   (5,501)   (5,501)
                                                       ------ -------   -------
   Shareholders' equity, December 31, 1996............  5,832  14,702    20,534
   Net loss (unaudited)...............................    --   (3,674)   (3,674)
   Shareholder distributions (unaudited)..............    --   (7,474)   (7,474)
                                                       ------ -------   -------
   Shareholders' equity, September 30, 1997
    (unaudited)....................................... $5,832 $ 3,554   $ 9,386
                                                       ====== =======   =======


                            See accompanying notes.

                        SALEM COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                            NINE MONTHS ENDED
                                YEAR ENDED DECEMBER 31         SEPTEMBER 30
                              ----------------------------  -------------------
                                1994      1995      1996      1996      1997
                              --------  --------  --------  --------  ---------
                                                               (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)...........  $    686  $    122  $ 12,753  $  9,674  $  (3,674)
Adjustments to reconcile net
 income (loss) to net cash
 provided by operating
 activities:
 Depreciation and
  amortization..............     7,633     7,884     8,394     6,148      9,382
 Amortization of bank loan
  fees......................        85       104       109        82        165
 Deferred income taxes......      (214)     (341)    6,133     4,335     (2,570)
 (Gain) loss on sale of
  assets....................       482         7   (16,064)  (12,659)       190
 Accrued interest from
  shareholders..............      (174)     (213)      --       (172)       --
 Income recognition on
  noncompetition
  agreements................       (80)      --        --        --         --
 Loss on early
  extinguishment of debt....       --        657       --        --       1,845
 Changes in operating
  assets and liabilities:
   Accounts receivable......      (931)   (2,539)   (1,370)      511       (365)
   Prepaid expenses and
    other current assets....       (81)        9      (111)     (275)      (798)
   Accounts payable and
    accrued expenses........       401     1,950       558     1,639     (2,065)
   Other liabilities........        (5)      (30)      (30)      (22)       (25)
   Income taxes.............      (320)       71       123       --        (157)
                              --------  --------  --------  --------  ---------
Net cash provided by
 operating activities.......     7,482     7,681    10,495     9,261      1,928
INVESTING ACTIVITIES
 Capital expenditures.......    (2,441)   (3,040)   (6,982)   (4,119)    (5,502)
 Purchases of radio
  stations..................   (14,935)  (24,454)  (21,160)   (8,329)   (18,806)
 Deposits on radio station
  acquisitions..............    (1,050)     (125)   (6,314)  (16,288)       --
 Proceeds from disposal of
  property, plant and
  equipment and intangible
  assets....................        47        38    15,867    15,831        133
 Expenditures for tower
  construction project held
  for sale..................       --        --        --        --      (2,943)
 Other assets...............      (427)     (100)     (334)     (345)       526
                              --------  --------  --------  --------  ---------
Net cash used in investing
 activities.................   (18,806)  (27,681)  (18,923)  (13,250)   (26,592)
FINANCING ACTIVITIES
 Proceeds from issuance of
  long-term debt and notes
  payable to shareholders...    17,300    42,840    23,800    17,500    222,710
 Payments of long-term
  debt......................    (5,300)  (22,220)  (15,430)  (10,630)  (182,500)
 Payments of bank loan
  fees......................      (175)     (856)      --        --      (1,003)
 Payments of costs related
  to debt refinancing.......       --       (228)      --        --        (418)
 Payments of bond issue
  costs.....................       --        --        --        --      (4,638)
 Repayments (additions) of
  shareholder notes and
  repayment of accrued
  interest receivable--net..         2     (309)     4,614   (2,838)     (1,872)
 Proceeds from shareholder
  notes payable.............       --        --      1,900       --         --
 Distributions to
  shareholders..............       --        --     (5,501)     (700)    (7,474)
                              --------  --------  --------  --------  ---------
 Net cash provided by
  financing activities......    11,827    19,227     9,383     3,332     24,805
                              --------  --------  --------  --------  ---------
 Net (decrease) increase in
  cash and cash
  equivalents...............       503      (773)      955      (657)       141
 Cash and cash equivalents
  at beginning of year......     1,277     1,780     1,007     1,007      1,962
                              --------  --------  --------  --------  ---------
Cash and cash equivalents at
 end of year................  $  1,780  $  1,007  $  1,962  $    350  $   2,103
                              ========  ========  ========  ========  =========
Supplemental disclosures of
 cash flow information:
 Cash paid during the year
  for:
   Interest.................  $  3,425  $  6,816  $  6,158  $  4,475  $   9,288
   Income taxes.............       287       288       400       227        221
Noncash transactions:
 Acquisition of radio
  station (KWRD-FM)
   Fair market value of
    assets acquired.........  $    --   $    --   $ 40,100  $    --   $     --
   Debt to seller...........       --        --    (30,500)      --         --
   Fair market value of
    assets exchanged........       --        --     (8,000)      --         --
                              --------  --------  --------  --------  ---------
Cash paid (reflected in
 Deposits on radio station
 acquisitions)..............  $    --   $    --   $  1,600  $    --   $     --
                              ========  ========  ========  ========  =========

                            See accompanying notes.

                       SALEM COMMUNICATIONS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND REORGANIZATION

  The accompanying consolidated financial statements of Salem Communications Corporation (Salem or the Company) include the Company and its wholly-owned subsidiaries. Prior to the reorganization described below (the Reorganization) the financial statements had been presented on a combined basis and included Salem, New Inspiration Broadcasting Company, Inc. (New Inspiration), Golden Gate Broadcasting Company, Inc. (Golden Gate) and Beltway Media Partners (Beltway), all of these entities were under common control. New Inspiration and Golden Gate were S corporations for income tax purposes. Salem, New Inspiration and Golden Gate are the partners of Beltway. The combined financial statements were entitled Salem Broadcasting Entities. Pursuant to the Reorganization the financial statements have been renamed and the disclosure of common stock information has been retroactively restated for all periods presented as if the Reorganization had been completed as of the beginning of the earliest period presented. All significant intercompany balances and transactions have been eliminated.

  The Company is a holding company with substantially no assets, operations or cash flows other than its investment in subsidiaries. All of the Company's subsidiaries are Guarantors of the 9 1/2% Senior Subordinated Notes due 2007 (the Notes) discussed in Note 4. Separate financial statements of each Guarantor have not been presented because all the subsidiaries are wholly owned, the Notes are fully and unconditionally guaranteed on a joint and several basis by all the direct and indirect subsidiaries of the Company, the aggregate assets, earnings, and equity of the Guarantors is essentially equivalent to the consolidated assets, earnings, and equity of the Company, and management has determined that separate financial statements would not be material to an investment decision.

  In August 1997, the Company, New Inspiration and Golden Gate effected the Reorganization pursuant to which New Inspiration and Golden Gate became wholly-owned subsidiaries of the Company, with Beltway remaining a partnership. The Company accounted for the Reorganization as a combination of entities under common control, which is a method similar to a pooling of interests.

  The S corporation status of New Inspiration and Golden Gate was terminated in the Reorganization. Prior to the Reorganization, New Inspiration and Golden Gate distributed cash and promissory notes to their respective shareholders in the aggregate amount of $8.5 million. Of such amount, $1.8 million, equal to the estimated federal and state income tax liability of the S corporation shareholders on the earnings of New Inspiration and Golden Gate, was paid by New Inspiration and Golden Gate in cash. The balance, $6.7 million representing the balance of the net income of New Inspiration and Golden Gate that had previously been taxed, but not distributed to the shareholders, was paid in the form of promissory notes. In September 1997, the Company financed the repayment of these promissory notes by an additional borrowing.

DESCRIPTION OF BUSINESS

  Salem operated 39 and 31 radio stations across the United States at December 31, 1996 and 1995, respectively. The Company also owns and operates Salem Radio Network (SRN), SRN News Network (SNN), Salem Music Network (SMN) and Salem Radio Representatives (SRR). SRN, SNN and SMN are radio networks which produce and distribute talk, news and music programming to Salem's radio stations and other affiliated independent radio stations. SRR sells commercial air time to national advertisers for Salem's radio stations and networks, and for affiliated independent radio stations.

  The significant accounting policies of Salem are summarized below and conform with generally accepted accounting principles and reflect practices appropriate to the radio broadcasting industry.

                       SALEM COMMUNICATIONS CORPORATION

 (INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

INTERIM FINANCIAL DATA

  The unaudited financial statements of the Company for the nine months ended September 30, 1996 and 1997 have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to state fairly the financial information set forth therein, in accordance with generally accepted accounting principles.

  The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the full fiscal year.

REVENUE RECOGNITION

  Revenue from radio programs and commercial advertising is recognized when broadcast. Salem's customers principally include not-for-profit charitable organizations and commercial advertisers.

  Advertising by the radio stations exchanged for goods and services is recorded as the advertising is broadcast and is valued at the fair market value of goods or services received or to be received. The value of the goods and services received in such barter transactions is charged to expense when used. Barter revenue for the years ended December 31, 1994, 1995 and 1996, was approximately $1,431,000, $1,467,000 and $1,498,000, respectively. Barter expenses were approximately the same.

CASH EQUIVALENTS

  Salem considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents. The recorded amount for cash and cash equivalents approximates the fair market value.

PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over estimated useful lives as follows:

         Buildings.....................................   40 years
         Office furnishings and equipment.............. 5-10 years
         Antennae, towers and transmitting equipment...   20 years
         Studio and production equipment...............   10 years
         Record and tape libraries.....................   20 years
         Automobiles...................................    5 years
         Leasehold improvements........................   15 years

  The carrying value of property, plant and equipment is evaluated periodically in relation to the operating performance and anticipated future cash flows of the underlying radio stations and businesses for indicators of impairment. When indicators of impairment are present and the undiscounted cash flows estimated to be generated from these assets are less than the carrying value of these assets an adjustment to reduce the carrying value (if necessary) to the fair market value of the assets is recorded. No adjustments to the carrying amounts of property, plant and equipment have been made during the years ended December 31, 1994, 1995 and 1996.

                       SALEM COMMUNICATIONS CORPORATION

 (INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

INTANGIBLE ASSETS

   Intangible assets acquired in conjunction with the acquisition of various radio stations are being amortized over the following estimated useful lives using the straight-line method:

         Broadcast licenses.....................       10-25 years
         Noncompetition agreements..............         3-5 years
         Customer lists and contracts...........          10 years
         Favorable and assigned leases.......... Life of the lease
         Goodwill...............................       15-40 years
         Organizational costs and other.........        5-10 years

  The carrying value of intangibles is evaluated periodically in relation to the operating performance and anticipated future cash flows of the underlying radio stations and businesses for indicators of impairment. When indicators of impairment are present and the undiscounted cash flows estimated to be generated from these assets are less than the carrying amounts of these assets, an adjustment to reduce the carrying value (if necessary) to the fair market value of these assets is recorded. No adjustments to the carrying amounts of intangible assets have been made during the year ended December 31, 1994, 1995 and 1996.

TAX REIMBURSEMENTS TO S CORPORATION SHAREHOLDERS

  "Tax reimbursements to S Corporation shareholders" represents additional salary payments made in the amount necessary to satisfy individual federal and state income tax liabilities of the S Corporation shareholders on the earnings of New Inspiration and Golden Gate.

INCOME TAXES

  The Company accounts for income taxes in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 prescribes the liability method of providing for deferred income taxes. Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements.

  Federal and state income taxes (except for 1.5% state franchise tax) have not been provided through August 12, 1997 for New Inspiration and Golden Gate because they were S Corporations and income tax attributes of S Corporations are passed through to their shareholders.

  Income taxes for the nine months ended September 30, 1996 and 1997 were provided for using the estimated annual effective tax rate. The income tax provision for the nine months ended September 30, 1997 includes a charge of $612,000 for the reinstatement of deferred taxes upon the reorganization and conversion of New Inspiration and Golden Gate from S Corporation to C Corporation status effective August 13, 1997.

CONCENTRATIONS OF BUSINESS AND CREDIT RISKS

  The majority of the Company's operations are conducted in several locations across the country. The Company's credit risk is spread across a large number of customers, none of which accounted for a significant volume of revenue or outstanding receivables. The Company does not normally require collateral on credit sales; however, credit histories are reviewed before extending substantial credit to any customer. The Company

                       SALEM COMMUNICATIONS CORPORATION

 (INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

establishes an allowance for doubtful accounts based on customers' payment history and perceived credit risks. Bad debts have been within management's expectations.

INTEREST RATE SWAP AGREEMENTS

  The Company enters into interest-rate swap agreements to modify the interest characteristics of its outstanding debt. Each interest-rate swap agreement is designated with all or a portion of the principal balance and term of a specific debt obligation. These agreements involve the exchange of amounts based on a fixed interest rate for amounts based on variable interest rates over the life of the agreement without an exchange of the notional amount upon which the payments are based. The differential to be paid or received as interest rates change is accrued and recognized as an adjustment of interest expense related to the debt. The related amount payable to or receivable from counterparties is included in other liabilities or assets. The fair value of the swap agreements and changes in the fair value as a result of changes in market interest rates are not recognized in the financial statements.

  Gains and losses on terminations of interest-rate swap agreements are deferred as an adjustment to the carrying amount of the outstanding debt and amortized as an adjustment to interest expense related to the debt over the remaining term of the original contract life of the terminated swap agreement. In the event of the early extinguishment of a designated debt obligation, any realized or unrealized gain or loss from the swap would be recognized in income coincident with the extinguishment gain or loss.

INTEREST RATE CAP AGREEMENTS

  The Company purchases interest-rate cap agreements that are designed to limit its exposure to increasing interest rates. An interest rate cap entitles the Company to receive a payment from the counter-party equal to the excess, if any, of the hypothetical interest expense (strike price) on a specified notional amount at a current market interest rate over an amount specified in the agreement. The only amount the Company is obligated to pay to the counterparty is an initial premium. The strike price of these agreements exceeds the current market levels at the time they are entered into. The cost of these agreements is included in other assets and amortized to interest expense ratably during the life of the agreement.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATIONS

  Certain reclassifications were made to the prior year financial statements to conform to the current year presentation.

                       SALEM COMMUNICATIONS CORPORATION

 (INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                 IS UNAUDITED)


2. ACQUISITIONS AND DISPOSITIONS OF ASSETS

  Pro forma information to present operating results as if the acquisitions discussed below had occurred at the beginning of the year acquired is not presented because the Company, generally, changes the programming format of the radio stations such that the source and nature of revenue and operating expenses are significantly different than they were prior to the acquisition and, accordingly, historical and pro forma financial information is not considered meaningful by management. Pro forma and historical financial information of radio stations acquired where the format was not changed is not significant to the consolidated financial position or operating results of the Company.

  During the nine months ended September 30, 1997, the Company purchased the assets (principally intangibles) of the following radio stations:

              ACQUISITION                             MARKET         PURCHASE
                 DATE                 STATION         SERVED          PRICE
              -----------             -------         ------      --------------
                                                                  (IN THOUSANDS)
     January 21, 1997............. WHK-AM        Cleveland, OH       $ 6,220
     February 20, 1997............ WHK-FM        Canton, OH            5,903
     February 20, 1997............ WHLO-AM       Akron, OH             1,995
     February 28, 1997............ WEZE-AM       Boston, MA            7,030
     April 2, 1997................ KTKZ-AM       Sacramento, CA        1,485
     July 18, 1997................ WITH-AM       Baltimore, MD         1,114
     July 18, 1997................ WTSJ-AM       Cincinnati, OH        1,114
                                                                     -------
                                                                     $24,861
                                                                     =======

  The purchase price has been allocated to the assets acquired as follows:

     ASSET                                                            AMOUNT
     -----                                                            ------
                                                                  (IN THOUSANDS)
     Property and equipment......................................    $ 3,534
     Broadcast licenses and other intangibles....................     21,327
                                                                     -------
                                                                     $24,861
                                                                     =======

                       SALEM COMMUNICATIONS CORPORATION

 (INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                 IS UNAUDITED)

2. ACQUISITIONS AND DISPOSITIONS OF ASSETS, CONTINUED

  During the year ended December 31, 1996, the Company purchased the assets (principally intangibles) (and in the case of KBIQ-FM, all of the outstanding shares of common stock) of the following radio stations:

           ACQUISITION                                         MARKET           PURCHASE
               DATE                    STATION                 SERVED            PRICE
           -----------                 -------                 ------        --------------
                                                                             (IN THOUSANDS)
     February 1, 1996........ KTSL-FM                   Seattle, WA             $   900
     February 1, 1996........ KLTE-FM                   Kirksville, MO              550
     February 1, 1996........ KPRZ-FM                   Colorado Springs, CO      1,400
     March 1, 1996........... KGFT-FM                   Colorado Springs, CO      3,000
     March 15, 1996.......... KNUS-AM                   Denver, CO                1,100
     October 5, 1996......... KPXQ-AM                   Phoenix, AZ               6,500
     October 25, 1996........ KBIQ-FM                   Colorado Springs, CO      2,825
     December 6, 1996........ KKMS-AM                   Minneapolis, MN           1,894
     December 30, 1996....... KWRD-FM                   Dallas, TX               40,100
     April 3, 1996........... Standard News Network     Washington, D.C.            --
     August 1, 1996.......... The Word in Music         Colorado Springs, CO        120
     August 23, 1996......... Morningstar Radio Network Nashville, TN             1,232
                                                                                -------
                                                                                $59,621
                                                                                =======

  The purchase price has been allocated to the assets acquired as follows:

     ASSET                                                            AMOUNT
     -----                                                            ------
                                                                  (IN THOUSANDS)
     Property and equipment......................................    $ 3,767
     Broadcast licenses..........................................     53,116
     Goodwill and other intangibles..............................      2,738
                                                                     -------
                                                                     $59,621
                                                                     =======

  In 1996, the Company sold the assets (principally intangibles) of radio stations WTJY-FM (Johnstown, Ohio), for $1.5 million, KLTE-FM (Kirksville, Missouri), for $550,000 and KDBX-FM (Banks, Oregon), for $14 million. In addition, KDFX-AM (Dallas, Texas), was exchanged as part of the purchase price of KWRD-FM. The Company received approximately $8 million of value of KDFX-AM towards the total purchase price of KWRD-FM of $40.1 million, resulting in a gain recognized of approximately $4.0 million.

  In 1995, the Company purchased the assets (principally intangibles) (and in the case of KDBX-FM, all of the outstanding shares of common stock) of the following radio stations:

                ACQUISITION                           MARKET         PURCHASE
                   DATE                 STATION       SERVED          PRICE
                -----------             -------       ------      --------------
                                                                  (IN THOUSANDS)
     August 1, 1995................... KDBX-FM    Portland, OR       $ 1,850
     August 9, 1995................... KDFX-AM    Dallas, TX           4,500
     April 14, 1995................... KFIA-AM    Sacramento, CA       3,850
     March 4, 1995.................... KKHT-FM    Houston, TX         11,850
     March 4, 1995.................... KENR-AM    Houston, TX          2,500
                                                                     -------
                                                                     $24,550
                                                                     =======

                        SALEM COMMUNICATIONS CORPORATION

(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS
                                   UNAUDITED)

2. ACQUISITIONS AND DISPOSITIONS OF ASSETS, CONTINUED

  The purchase price has been allocated to the assets acquired as follows:

     ASSET                                                            AMOUNT
     -----                                                            ------
                                                                  (IN THOUSANDS)
     Property and equipment......................................    $ 5,125
     Broadcast licenses..........................................     17,572
     Goodwill and other intangibles..............................      1,853
                                                                     -------
                                                                     $24,550
                                                                     =======

  In 1994, the Company purchased the assets (principally intangibles) of the following radio stations:

               ACQUISITION                            MARKET         PURCHASE
                   DATE                STATION        SERVED          PRICE
               -----------             -------        ------      --------------
                                                                  (IN THOUSANDS)
     January 3, 1994................. KRKS-AM    Denver, CO          $   400
     August 5, 1994.................. WWDJ-AM    New York, NY          7,985
     August 5, 1994.................. WZZD-AM    Philadelphia, PA      4,600
     August 5, 1994.................. KSLR-AM    San Antonio, TX       1,000
     April 24, 1994.................. WTJY-FM    Columbus, OH            650
     August 23, 1994................. KLFE-AM    Seattle, WA             300
                                                                     -------
                                                                     $14,935
                                                                     =======

3. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consisted of the following at December 31:

                                                      DECEMBER 31   SEPTEMBER 30
                                                    ---------------     1997
                                                     1995    1996   (UNAUDITED)
                                                    ------- ------- ------------
                                                           (IN THOUSANDS)
   Land............................................ $   352 $   356   $   391
   Buildings.......................................   1,744   2,084     1,783
   Office furnishings and equipment................   5,336   7,057     7,676
   Antennae, towers and transmitting equipment.....  20,068  23,210    25,582
   Studio and production equipment.................   9,127  11,545    12,694
   Record and tape libraries.......................     442     442       442
   Automobiles.....................................      82      81        62
   Leasehold improvements..........................   1,892   2,997     3,141
   Construction-in-progress........................   1,679   1,633     6,202
                                                    ------- -------   -------
                                                     40,722  49,405    57,973
   Less accumulated depreciation...................  16,127  19,098    21,801
                                                    ------- -------   -------
                                                    $24,595 $30,307   $36,172
                                                    ======= =======   =======

                       SALEM COMMUNICATIONS CORPORATION

 (INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                 IS UNAUDITED)


4. LONG-TERM DEBT

  Long-term debt consisted of the following at:

                                                    DECEMBER 31    SEPTEMBER 30
                                                  ----------------     1997
                                                   1995     1996   (UNAUDITED)
                                                  ------- -------- ------------
                                                         (IN THOUSANDS)
   Note payable to banks and revolving line of
    credit....................................... $81,020 $ 89,390   $ 10,100
   9 1/2% Senior Subordinated Notes due 2007.....     --       --     150,000
   Note payable to seller of KWRD-FM.............     --    30,500        --
   Unsecured notes payable to shareholder with
    interest at a bank's prime rate plus 1 1/4%..     --     1,900        --
                                                  ------- --------   --------
                                                   81,020  121,790    160,100
   Less current portion..........................   6,000      --         --
                                                  ------- --------   --------
                                                  $75,020 $121,790   $160,100
                                                  ======= ========   ========

  Since the note payable to banks and revolving line of credit carry floating interest rates, the carrying amount approximates their fair market value. The Notes were issued in September 1997 at par; the carrying amount approximates their fair market value.

CREDIT AGREEMENTS WITH BANKS

  In January 1997, Salem amended and restated its credit agreement with five banks to provide for a $150 million revolving line of credit. Interest was payable quarterly. Commencing June 30, 1999, the commitment under the credit agreement reduced by $12.5 million semiannually through December 31, 2002, and by $25 million semiannually through December 31, 2003, when the credit agreement was to expire. The classification of the notes payable to banks and revolving line of credit in the accompanying balance sheet at December 31, 1996 is based on the terms of this credit agreement. The interest rate on amounts outstanding at December 31, 1996 under this credit agreement was 7.83%.

  In September 1997, Salem entered into a new credit agreement with the five banks (the Credit Agreement) to provide for borrowing capacity of up to $75 million under a revolving line of credit. The maximum amount that the Company may borrow under the Credit Agreement is limited by the Company's debt to cash flow ratio, adjusted for recent radio station acquisitions as defined in the Credit Agreement (the Adjusted Debt to Cash Flow Ratio). At September 30, 1997, the maximum Adjusted Debt to Cash Flow Ratio allowed under the Credit Agreement was 7.00 to 1.00. The Company's ability to borrow for the purpose of acquiring a radio station is further limited by the Credit Agreement in that the Company may not borrow for an acquisition if the Adjusted Debt to Cash Flow Ratio is greater than 6.00 to 1.00. At September 30, 1997, the Adjusted Debt to Cash Flow Ratio was 6.07 to 1.00, resulting in total borrowing availability of approximately $19.9 million, none of which can currently be used for radio station acquisitions. The note evidencing the indebtedness bears interest at a fluctuating base rate plus a spread that was determined by Salem's Adjusted Debt to Cash Flow Ratio. At Salem's option, the base rate is either a bank's prime rate or LIBOR. For purposes of determining the interest rate the prime rate spread ranges from 0% to 1.75%, and the LIBOR spread ranges from 1% to 3%. Interest is payable quarterly. Commencing March 31, 1999, the commitment under the Credit Agreement reduces by $2.5 million quarterly through December 31, 2003, and by $6.25 million quarterly through June 30, 2004. The Credit Agreement expires August 31, 2004. The classification of the amounts due under the revolving line of credit in the accompanying balance sheet at September 30, 1997 is based on the terms of the Credit Agreement.

                       SALEM COMMUNICATIONS CORPORATION

 (INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                 IS UNAUDITED)

4. LONG-TERM DEBT, CONTINUED

  The Credit Agreement with the banks (a) provides for restrictions on additional borrowings and leases; (b) prohibits Salem, without prior approval from the banks, from paying dividends, liquidating, merging, consolidating or selling its assets or business, and (c) requires Salem to maintain certain financial ratios and other covenants. Salem has pledged all of its assets as collateral under the Credit Agreement. Additionally, all the Company's stock holdings in its subsidiaries are pledged as collateral.

  In September 1997, in connection with the issuance of the Notes and the Credit Agreement the Company repaid all amounts due under the revolving line of credit with the banks. The Company wrote off certain deferred financing costs and terminated all of its interest rate swap and cap agreements associated with the line of credit (see Note 5). The write-off and termination fees of $1,090,000, net of a $755,000 income tax benefit, was recorded as an extraordinary item in the accompanying statement of operations for the nine months ended September 30, 1997.

  In March 1995, Salem amended and restated its then existing credit agreement with two banks. The number of banks which were parties to the credit agreement was increased to five, and the credit facility was structured to provide for a $50 million term loan and a $50 million revolving line of credit. In connection with the refinancing the Company repaid all amounts due under the then existing credit agreement with the two banks and senior subordinated notes payable to insurance companies and wrote off certain deferred financing costs as well as a make-whole premium to the insurance companies. The write-off of $394,000, net of a $263,000 income tax benefit, was recorded as an extraordinary item in the accompanying statement of operations for 1995.

SENIOR SUBORDINATED NOTES

  The Notes bear interest at 9 1/2% per annum, with interest payment dates on April 1 and October 1, commencing April 1, 1998. Principal is due on the maturity date, October 1, 2007. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after October 1, 2002, at the redemption prices specified in the indenture. The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by the Guarantors (the Company's subsidiaries). The Notes are general unsecured obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness, including the Company's obligations under the Credit Agreement. The indenture limits the incurrence of additional indebtedness by the Company, the payment of dividends, the use of proceeds of certain asset sales, and contains certain other restrictive covenants affecting the Company. The Company has agreed to file a registration statement under the Securities Act of 1933, relating to an exchange offer for the Notes (the Exchange Offer). If such registration statement is not filed, has not become effective or the Exchange Offer is not consummated within the time periods set forth in the registration rights agreement, the interest rate on the Notes will be increased. The exchange notes (the Exchange Notes) will be identical in all material respects to the Notes except that the Exchange Notes will not contain terms with respect to transfer restrictions or provide for penalty amounts for future periods. The Exchange Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act of 1933.

OTHER DEBT

  The $30,500,000 note payable to the seller of KWRD-FM represents amounts payable at December 31, 1996, under a purchase agreement. The amount was paid in January 1997 with the proceeds from a borrowing under the revolving line of credit with the banks; accordingly, the amount is reflected as long-term debt in the accompanying balance sheet at December 31, 1996, consistent with the terms of the January 1997 credit agreement.

                       SALEM COMMUNICATIONS CORPORATION

 (INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                 IS UNAUDITED)


4. LONG-TERM DEBT, CONTINUED

  In December 1996, the Company borrowed $1.9 million from one of its shareholders. The note was repaid, including interest at 9 1/4%, on January 10, 1997, with proceeds from a borrowing under the revolving line of credit with the banks; accordingly, the amount is reflected as long-term debt in the accompanying balance sheet at December 31, 1996, consistent with the terms of the January 1997 credit agreement.

MATURITIES OF LONG-TERM DEBT

  Principal repayment requirements under all long-term debt agreements outstanding at December 31, 1996 and September 30, 1997, for each of the next five years and thereafter are as follows:

                                            SEPTEMBER 30
                                DECEMBER 31     1997
                                   1996     (UNAUDITED)
                                ----------- ------------
                                     (IN THOUSANDS)
            1997...............  $    --      $    --
            1998...............       --           --
            1999...............       --           --
            2000...............    21,790          --
            2001...............    25,000          --
            Thereafter.........    75,000      160,100
                                 --------     --------
                                 $121,790     $160,100
                                 ========     ========

The repayment requirements as of December 31, 1996 are per the revolving line of credit agreement with the banks that the Company entered into in January 1997. The repayment requirements as of September 30, 1997 are per the Credit Agreement and the Notes.

5. INTEREST RATE CAP AND SWAP AGREEMENTS

  Salem had entered into interest rate swap and cap agreements to reduce the impact of changes in interest rates on its floating-rate long-term debt. At December 31, 1996, Salem had two outstanding interest rate cap agreements with commercial banks, having a notional principal amount of $35 million. The agreements effectively changed Salem's interest rate exposure on $35 million of its senior secured notes to a fixed rate of 11.75% (including the interest rate spread of 2.25%). In addition, Salem had two interest rate swap agreements with two other commercial banks, having an aggregate notional principal amount of $10 million. These agreements effectively changed Salem's interest rate exposure on $5 million of its senior secured notes to a fixed rate of 11.36% (including the interest rate spread of 2.25%) and on $5 million of its senior secured notes to a fixed rate of 9.035% (including the interest rate spread of 2.25%). The interest rate cap agreements were to mature in March 1998, and the interest rate swap agreements were to mature in March 1999. Salem is exposed to credit loss in the event of nonperformance by the other parties to the interest rate swap and cap agreements. However, Salem does not anticipate nonperformance by the counterparties.

  The fair value of the above interest rate swap agreements which are not recognized in the financial statements reflected a negative value of the swaps of $400,955 at December 31, 1996. The fair market value of the interest rate cap agreements was $2,000 at December 31, 1996.

  In March 1997, Salem amended its swap agreements to an aggregate notional amount of $21.5 million, expiring in March 2001. These agreements effectively changed Salem's interest rate exposure on $11.5 million

                       SALEM COMMUNICATIONS CORPORATION

 (INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                 IS UNAUDITED)

5. INTEREST RATE CAP AND SWAP AGREEMENTS, CONTINUED

of its senior secured notes to a fixed 9.405% (including the interest rate spread of 2.25%), and on $10 million of its senior secured notes to a fixed 8.885% (including the interest rate spread of 2.25%). Also in March 1997, Salem entered into two cap agreements having an aggregate notional amount of $38.5 million, expiring in March 2000. The agreements effectively changed Salem's interest rate exposure on $38.5 million of its senior secured notes to a fixed rate of 11.75% (including the interest rate spread of 2.25%).

  Salem assigned its obligation under a $5 million swap agreement to another bank on January 8, 1996, for a fee of $426,000. This fee was being amortized to interest expense over the term of the original agreement of three years. In September 1997, in connection with the issuance of the Notes and the Credit Agreement the Company terminated all of its interest rate swap and cap agreements for aggregate fees of $417,000. The Company wrote off these costs (unamortized swap fee of $201,000 and the swap termination fee of $417,000) in September 1997. This write-off, net of income tax benefit, was included in the extraordinary loss in the accompanying statement of operations for the nine months ended September 30, 1997 (see Note 4).

6. INCOME TAXES

  As discussed in Note 1, prior to the Reorganization, New Inspiration and Golden Gate were S corporations for income tax purposes. Accordingly, any federal and state income tax liability on net income of the S corporations has been the liability of shareholders of the S corporations. The S corporation status of New Inspiration and Golden Gate was terminated in the Reorganization, which was effective August 13, 1997, and the income of New Inspiration and Golden Gate will thereafter be subject to federal and state income taxes. The accompanying consolidated statements of operations include an unaudited pro forma income tax adjustment, using an estimated combined effective tax rate of approximately 40%, to reflect the estimated income tax expense of the Company as if New Inspiration and Golden Gate had been subject to federal and state income taxes for the periods presented. In connection with the Reorganization, which resulted in the termination of the S corporation status of New Inspiration and Golden Gate, the Company recorded a deferred tax liability and provision of approximately $612,000 in September 1997.

  The consolidated provision (benefit) for income taxes for Salem consisted of the following at December 31:

                                           1994   1995    1996
                                           -----  -----  ------
                                             (IN THOUSANDS)
         Current:
           Federal........................ $  14  $  45  $  189
           State..........................   (47)   314     333
                                           -----  -----  ------
                                             (33)   359     522
         Deferred:
           Federal........................  (321)  (775)  5,737
           State..........................   107    (51)    396
                                           -----  -----  ------
                                            (214)  (826)  6,133
         Current tax benefit reflected in
          net extraordinary loss..........   --    (263)    --
                                           -----  -----  ------
         Income tax provision (benefit)... $(247) $(204) $6,655
                                           =====  =====  ======

                       SALEM COMMUNICATIONS CORPORATION

 (INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                 IS UNAUDITED)


6. INCOME TAXES, CONTINUED

  The consolidated deferred tax asset and liability consisted of the following at December 31:

                                                                 1995    1996
                                                                ------  -------
                                                                (IN THOUSANDS)
   Deferred tax assets:
     Financial statement accruals not currently deductible....  $  359  $   447
     Net operating loss, AMT credit and other carryforwards...     910      280
     State taxes..............................................      95      102
                                                                ------  -------
   Total deferred tax assets..................................   1,364      829
   Valuation allowance for deferred tax assets................     (95)     (95)
                                                                ------  -------
   Net deferred tax assets....................................   1,269      734
   Deferred tax liabilities:
     Excess of net book value of property, plant and equipment
      for financial reporting purposes over income tax
      purposes................................................   2,498    2,700
     Excess of net book value of intangible assets for
      financial reporting purposes over income tax purposes...   3,272    8,668
     Other....................................................     257      256
                                                                ------  -------
   Total deferred tax liabilities.............................   6,027   11,624
                                                                ------  -------
   Net deferred tax liabilities...............................  $4,758  $10,890
                                                                ======  =======

  A reconciliation of the statutory federal income tax rate to the effective tax rate, as a percentage of income before income taxes, is as follows:

                                                               YEAR ENDED
                                                              DECEMBER 31
                                                             ------------------
                                                             1994   1995   1996
                                                             ----   ----   ----
   Statutory federal income tax rate........................  34 %    34 %  34 %
   State income taxes, net.................................. (13)     53     3
   Exclusive of income taxes of S corporations and the
    Partnership............................................. (82)   (177)   (7)
   Change in valuation allowance............................  21      --    --
   Other, net............................................... (16)     25     4
                                                             ---    ----   ---
                                                             (56)%   (65)%  34 %
                                                             ===    ====   ===

  The S corporations had book income before income taxes of $1,062,191, $1,791,580 and $3,814,431 in 1994, 1995 and 1996, respectively. These amounts include the S corporations' 85% ownership interest in Beltway.

  In 1996 the increase in the deferred tax liabilities related to intangible assets is primarily due to gains on the disposal of assets of approximately $14.6 million that are deferred for tax purposes under (S)1031 of the Internal Revenue Code.

  At December 31, 1996, the Company has net operating loss carryforwards for state income tax purposes of approximately $1,200,000 which expire in years 1997 through 2008. The Company has federal alternative minimum tax credit carryforwards of approximately $109,000. For financial reporting purposes, a valuation allowance of $95,000 has been provided in 1996 and 1995 to offset a portion of the deferred tax assets related to the state net operating loss carryforwards.

                       SALEM COMMUNICATIONS CORPORATION

 (INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                 IS UNAUDITED)


7. COMMITMENTS AND CONTINGENCIES

  Salem leases various land, offices, studios and other equipment under operating leases that expire over the next 10 years. The majority of these leases may be renewed for successive periods ranging from one to five years on terms similar to current agreements except for specified increases in lease payments. Rental expense included in operating expense under all lease agreements was $2,485,661, $3,123,049 and $3,821,254 in 1994, 1995 and 1996,
respectively.

  Future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1996, are as follows:

                                         RELATED
                                         PARTIES  OTHER   TOTAL
                                         ------- ------- -------
                                             (IN THOUSANDS)
         1997........................... $1,046  $ 3,255 $ 4,301
         1998...........................  1,045    3,259   4,304
         1999...........................  1,045    3,208   4,253
         2000...........................  1,045    2,724   3,769
         2001...........................  1,045    2,149   3,194
         Thereafter.....................  1,539    8,068   9,607
                                         ------  ------- -------
                                         $6,765  $22,663 $29,428
                                         ======  ======= =======

  The Company is involved in certain legal actions and claims arising in the normal course of business. It is the opinion of management that such litigation and claims will be resolved without material effect on the Company's consolidated financial position, operations and cash flows.

  The Company has a deferred compensation agreement with one of its officers, which provides for retirement payments to the officer for a period of ten consecutive years, if he remains employed by the Company until age 60. The retirement payments are based on a formula defined in the agreement. The estimated obligation under the deferred compensation agreement is being provided for over the service period. At September 30, 1997, a liability of approximately $355,000 is included in accrued compensation in the accompanying balance sheet for the amounts earned under this agreement.

8. RELATED PARTY TRANSACTIONS

  A shareholder's trust owns real estate on which certain assets of two radio stations are located. Salem, in the ordinary course of its business, entered into two separate lease agreements with this trust. Rental expense included in operating expense for 1994, 1995 and 1996 amounted to $66,501, $55,915, and $57,003, respectively.

  Land and buildings occupied by various Salem radio stations are leased from the shareholders of Salem. Rental expense under these leases included in operating expense for 1994, 1995 and 1996 amounted to $574,410, $690,380 and $827,378, respectively.

  At December 31, 1995, notes receivable from shareholders totaled $3,387,080. The notes bore interest at the Applicable Federal Rate and were payable upon demand. In December 1996, New Inspiration and Golden Gate distributed $5.5 million to the shareholders, of which $4.8 million was used by the shareholders to repay the notes receivable and accrued interest.

  In June 1997, the Company entered into a local marketing agreement (LMA) with a corporation, Sonsinger, Inc. ("Sonsinger"), owned by two of Salem's shareholders for radio station KKOL-AM. Under the LMA, Salem programs KKOL-AM and sells all the airtime. Salem retains all of the revenue and incurs all of the expenses related to the operation of KKOL-AM and pay no fees or rent under the LMA.

                       SALEM COMMUNICATIONS CORPORATION

 (INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                 IS UNAUDITED)


9. DEFINED CONTRIBUTION PLAN

  In 1993, the Company established a 401(k) defined contribution plan (the
Plan), which covers all eligible employees (as defined in the Plan). Participants are allowed to make nonforfeitable contributions up to 15% of their annual salary, but may not exceed the annual maximum contribution limitations established by the Internal Revenue Service. The Company currently matches 10% of the amounts contributed by each participant but does not match participants' contributions in excess of 10% of their compensation per pay period. The Company contributed $36,000, $44,000 and $48,000 to the Plan in 1994, 1995 and 1996, respectively.

10. SUBSEQUENT EVENTS (UNAUDITED)

  In October 1997, the Company assigned its contract with a tower construction company to build a broadcast tower in Houston to two of the Company's shareholders (the Principal Shareholders), subject to the Principal Shareholders obtaining financing. The Principal Shareholders will reimburse the Company for its costs and expenses, which amounted to approximately
$2.9 million as of September 30, 1997. The antenna for the Company's station in Houston, KKHT-FM, will be located on the tower and the Company will pay rent to the Principal Shareholders. Proceeds from the sale will be used to reduce borrowings.

  In October 1997, the Company purchased the assets of radio station WCCD-AM, Cleveland, Ohio, for $700,000 from available cash. The Company had operated WCCD-AM under an LMA since April 1997.

  In November 1997, the Company sold substantially all of the assets of radio station WPZE-AM, Boston, Massachusetts, for $5 million. Proceeds from the sale are being held by a qualified intermediary under a like-kind exchange agreement to preserve the Company's ability to effect a tax-deferred exchange. If the Company does not identify replacement property it will use the proceeds to reduce borrowings.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURIS-DICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             ---------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information and Incorporation by Reference......................    1
Prospectus Summary........................................................    3
Risk Factors .............................................................   14
Use of Proceeds ..........................................................   19
The Exchange Offer........................................................   19
Selected Consolidated Financial Information of the Company ...............   27
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   30
Business..................................................................   36
Management................................................................   52
Certain Transactions .....................................................   55
Securities Ownership of Certain Beneficial Owners.........................   56
Description of Certain Indebtedness ......................................   57
Description of the Notes .................................................   59
Certain Federal Income Tax Considerations.................................   87
Plan of Distribution......................................................   87
Legal Matters.............................................................   88
Experts...................................................................   88
Index to Financial Statements.............................................  F-1

  UNTIL      , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $150,000,000

                   [LOGO OF SALEM COMMUNICATIONS CORPORATION]


                           OFFER FOR ALL OUTSTANDING
                             9 1/2% SERIES A SENIOR
                                  SUBORDINATED
                                 NOTES DUE 2007
                             IN EXCHANGE FOR 9 1/2%
                       SERIES B SENIOR SUBORDINATED NOTES
                                    DUE 2007

                                --------------

                                   PROSPECTUS

                                --------------

                                        , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Salem Communications Corporation (the "Company"), is a California corporation and, therefore, is subject to the California General Corporations Code.

  Subject to certain limitations, Section 317 of the California General Corporations Code provides in part that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

  The California indemnification statute, as provided in Section 317 of the California General Corporations Code (noted above), is nonexclusive and allows a corporation to expand the scope of indemnification provided, whether by provisions in its bylaws or by agreement, to the extent authorized in the corporation's articles.

  The Company's bylaws provides that the Company "shall, to the maximum extent permitted by California General Corporation Law, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation." The indemnification extends to an "agent" of the Company including "any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation."

  The indemnification provisions in the Company's bylaws may permit indemnification for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

  The Guarantors are organized in various jurisdictions. Indemnification of the Guarantors' directors, officers and agents provided by applicable law, by each Guarantor's articles or certificates of incorporation, bylaws, by contract or otherwise are substantially similar to that afforded the directors, officers and agents of the Company.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (A) EXHIBITS

   EXHIBIT
   NUMBER  DESCRIPTION OF EXHIBITS
   ------- -----------------------
     1.01  Placement Agreement, dated September 17, 1997, among the Company, the Guarantors, and Furman Selz LLC, Smith Barney, Inc., BancBoston
            Securities, Inc., and BNY Capital Markets, Inc. (collectively, the
            "Initial Purchasers").
     1.02  Registration Rights Agreement, dated September 17, 1997, between the
            Company, the Guarantors and the Initial Purchasers.
     1.03  Form of Letter of Transmittal.
     1.04  Form of Notice of Guaranteed Delivery.

    EXHIBIT
    NUMBER   DESCRIPTION OF EXHIBITS
    -------  -----------------------
     3.01    Articles of Incorporation of the Company.
     3.02    Bylaws of the Company.
     3.03    Partnership Agreement of Beltway Media Partners.
     3.04    Articles of Incorporation of ATEP Radio, Inc.
     3.05    Bylaws of ATEP Radio, Inc.
     3.06    Articles of Incorporation of Bison Media, Inc.
     3.07    Bylaws of Bison Media, Inc.
     3.08    Articles of Incorporation of Caron Broadcasting, Inc.
     3.09    Code of By-laws of Caron Broadcasting, Inc.
     3.10    Articles of Incorporation of Common Ground Broadcasting, Inc.
     3.11    Bylaws of Common Ground Broadcasting, Inc.
     3.12    Articles of Incorporation of Golden Gate Broadcasting Company,
              Inc.
     3.13    Bylaws of Golden Gate Broadcasting Company, Inc.
     3.14    Articles of Incorporation of Inland Radio, Inc.
     3.15    Bylaws of Inland Radio, Inc., a California Corporation.
     3.16    Articles of Incorporation of Inspiration Media, Inc.
     3.17    Bylaws of Inspiration Media, Inc.
     3.18    Articles of Incorporation of Inspiration Media of Texas, Inc.
     3.19    Bylaws of Inspiration Media of Texas, Inc.
     3.20    Articles of Organization of New England Continental Media Inc.
     3.21    By-laws of New England Continental Media Inc.
     3.22.01 Articles of Incorporation of New Inspiration Broadcasting Company,
              Inc.
     3.22.02 Articles of Incorporation of Inspirational Media of Southern
              California, Inc. (see Exhibit 3.22.03 for name change to New
              Inspiration Broadcasting Company, Inc.).
     3.22.03 Certificate of Ownership of Inspirational Media of Southern
              California, Inc. (evidencing merger of New Inspiration
              Broadcasting Company, Inc. with and into the corporation and revision of articles to adopt the name New Inspiration
              Broadcasting Company, Inc.).
     3.23    Bylaws of Inspirational Broadcasting Company, Inc. (see Exhibit
              3.22.03 for name change to New Inspiration Broadcasting Company,
              Inc.).
     3.24    Articles of Incorporation of Oasis Radio, Inc.
     3.25    Bylaws of Oasis Radio, Inc.
     3.26    Articles of Incorporation of Pennsylvania Media Associates, Inc.
     3.27    Pennsylvania Media Associates, Inc. By-laws
     3.28    Articles of Incorporation of Radio 1210, Inc.
     3.29    Bylaws of Radio 1210, Inc.
     3.30    Certificate of Incorporation of Salem Communications Corporation
              (a Delaware corporation).
     3.31    Salem Communications Corporation Bylaws (a Delaware corporation).
     3.32    Certificate of Incorporation of Salem Media Corporation.
     3.33    By-laws of Salem Media Corporation.
     3.34.01 Articles of Incorporation of John Brown Schools of California,
              Inc. (see Exhibit 3.34.03 for name change to Salem Media of
              California, Inc.).
     3.34.02 Certificate of Amendment of Articles of Incorporation of John
              Brown Schools of California, Inc. (see Exhibit 3.34.03 for name change to Salem Media of California, Inc.).

    EXHIBIT
    NUMBER   DESCRIPTION OF EXHIBITS
    -------  -----------------------
     3.34.03 Certificate of Amendment of Articles of Incorporation of John
              Brown Schools of California, Inc. (amending the name of the corporation to be Salem Media of California, Inc.).
     3.35    By-laws of Salem Media of California, Inc.
     3.36    Articles of Incorporation of Salem Media of Colorado, Inc.
     3.37    Bylaws of Salem Media of Colorado, Inc.
     3.38    Articles of Incorporation of Salem Media of Louisiana, Inc.
     3.39    By-laws of Salem Media of Louisiana, Inc.
     3.40    Articles of Incorporation of Salem Media of Ohio, Inc.
     3.41    Code of By-laws For the Government of the Board of Directors of
              Salem Media of Ohio, Inc.
     3.42    Articles of Incorporation of Salem Media of Oregon, Inc.
     3.43    Bylaws of Salem Media of Oregon, Inc.
     3.44    Articles of Incorporation of Salem Media of Pennsylvania, Inc.
     3.45    Salem Media of Pennsylvania, Inc. By-laws.
     3.46    Articles of Incorporation of Salem Media of Texas, Inc.
     3.47    Bylaws of Salem Media of Texas, Inc.
     3.48    Articles of Incorporation of Salem Music Network, Inc.
     3.49    Bylaws of Salem Music Network, Inc.
     3.50    Certificate of Incorporation of Salem Radio Network Incorporated.
     3.51    Salem Radio Network Incorporated Bylaws.
     3.52    Articles of Incorporation of Salem Radio Representatives, Inc.
     3.53    Bylaws of Salem Radio Representatives, Inc.
     3.54    Articles of Incorporation of South Texas Broadcasting, Inc.
     3.55    Bylaws of South Texas Broadcasting, Inc.
     3.56    Articles of Incorporation of SRN News Network, Inc.
     3.57    Bylaws of SRN News Network, Inc.
     3.58    Articles of Incorporation of Vista Broadcasting, Inc.
     3.59    Bylaws of Vista Broadcasting, Inc.
     4.01    Indenture between the Company, the Guarantors and The Bank of New
              York, as Trustee, dated as of September 25, 1997, relating to the
              Old Notes and the Notes, including form of Note.
     4.02    Form of Note (filed as part of Exhibit 4.01).
     4.03    Form of Note Guarantee (filed as part of Exhibit 4.01).
     4.04    Registration Rights Agreement, dated September 25, 1997, between the Company, the Guarantors and the Initial Purchasers (filed as
              Exhibit 1.02).
     4.05    Letter of Transmittal (filed as Exhibit 1.03).
     4.06    Notice of Guaranteed Delivery (filed as Exhibit 1.04).
     4.07    Credit Agreement, dated as of September 25, 1997, among the
              Company, the several Lenders from time to time parties thereto, and The Bank of New York, as administrative agent for the
              Lenders.

    EXHIBIT
    NUMBER   DESCRIPTION OF EXHIBITS
    -------  -----------------------
     4.08    Borrower Security Agreement, dated as of September 25, 1997, by and between the Company and The Bank of New York, as
              Administrative Agent of the Lenders.

     4.09    Subsidiary Guaranty and Security Agreement dated as of September
              25, 1997, by and between the Company, the Guarantors, and The
              Bank of New York, as Administrative Agent.

     5.01 Opinion and Consent of Gibson, Dunn & Crutcher LLP, regarding validity and enforceability of the Notes and Guarantees.*

    10.01    Employment Agreement, dated as of August 1, 1997, between the
              Company and Edward G. Atsinger III.

    10.02    Employment Agreement, dated as of August 1, 1997, between the
              Company and Stuart W. Epperson.

    10.03.01 Employment Contract, dated November 7, 1991, between the Company and Eric H. Halvorson.

    10.03.02 First Amendment to Employment Contract, dated April 22, 1996, between the Company and Eric H. Halvorson.

    10.03.03 Second Amendment to Employment Contract, dated July 8, 1997, between the Company and Eric H. Halvorson.

    10.03.04 Deferred Compensation Agreement, dated November 7, 1991, between the Company and Eric H. Halvorson.

    10.04.01 Employment Agreement, dated February 9, 1995, between Salem Radio
              Network Incorporated and Greg R. Anderson.

    10.04.02 Letter Agreement dated December 22, 1995, by Inspiration Media of
              Texas, Inc. re compensation of Greg R. Anderson under Employment
              Agreement with Salem Radio Network Incorporated.

    10.04.03 First Amendment to Employment Agreement, dated August 1, 1997 between Salem Radio Network Incorporated and Greg R. Anderson.

    10.05.01 Antenna/tower lease between Caron Broadcasting, Inc. (WHLO-
              AM/Akron, Ohio) and Messrs. Atsinger and Epperson expiring 2007.

    10.05.02 Antenna/tower/studio lease between Caron Broadcasting, Inc. (WTSJ-
              AM/Cincinnati, Ohio) and Messrs. Atsinger and Epperson expiring
              2007.

    10.05.03 Antenna/tower lease between Caron Broadcasting, Inc. (WHK-
              FM/Canton, Ohio) and Messrs. Atsinger and Epperson expiring 2007.

    10.05.04 Antenna/tower/studio lease between Common Ground Broadcasting,
              Inc. (KKMS-AM/Eagan, Minnesota) and Messrs. Atsinger and Epperson expiring in 2006.

    10.05.05 Antenna/tower lease between Common Ground Broadcasting, Inc. (WHK-
              AM/Cleveland, Ohio) and Messrs. Atsinger and Epperson expiring
              2008.*

    10.05.06 Antenna/tower lease (KFAX-FM/Hayward, California) and Salem
              Broadcasting Company, a partnership consisting of Messrs.
              Atsinger and Epperson, expiring in 2003.*

    10.05.07 Antenna/tower/studio lease between Inland Radio, Inc. (KKLA-AM/San
              Bernardino, California) and Messrs. Atsinger and Epperson expiring 2002.*

    10.05.08 Antenna/tower lease between Inspiration Media, Inc. (KGNW-
              AM/Seattle, Washington) and Messrs. Atsinger and Epperson expiring in 2002.*

    10.05.09 Antenna/tower lease between Inspiration Media, Inc. (KLFE-
              AM/Seattle, Washington) and The Atsinger Family Trust and Stuart
              W. Epperson Revocable Living Trust expiring in 2004.*

---------------------
* To be filed by amendment.

     EXHIBIT
      NUMBER    DESCRIPTION OF EXHIBITS
     -------    -----------------------
    10.05.10    Antenna/tower lease between Oasis Radio, Inc (KAVC-FM/Rosamond,
                 California) and The Atsinger Family Trust under a lease
                 expiring in 2002.*

    10.05.11.01 Antenna/tower/lease between Pennsylvania Media Associates, Inc.
                 (WZZD-AM/WFIL-AM/Philadelphia, Pennsylvania) and Messrs.
                 Atsinger and Epperson, as assigned from WEAZ-FM Radio, Inc., expiring 2004.*

    10.05.11.02 Antenna/tower/studio lease between Pennsylvania Media
                 Associates, Inc. (WZZD-AM/ WFIL-AM/Philadelphia, Pennsylvania) and The Atsinger Family Trust and Stuart W. Epperson Revocable
                 Living Trust expiring 2004.*

    10.05.12    Antenna/tower lease between Radio 1210, Inc. (KPRZ-
                 AM/Olivenhain, California) and The Atsinger Family Trust expiring in 2002.*

    10.05.13    Antenna/tower lease between Salem Media Corporation (WYLL-
                 FM/Arlington Heights, Illinois) and Messrs. Atsinger and
                 Epperson expiring in 2002.*

    10.05.14    Antenna/turner/studio leases between Salem Media Corporation
                 (KLTX-AM/Long Beach and Paramount, California) and Messrs.
                 Atsinger and Epperson expiring in 2002.*

    10.05.15    Antenna/tower lease between Salem Media of Colorado, Inc.
                 (KNUS-AM/Denver-Bolder, Colorado) and Messrs. Atsinger and
                 Epperson expiring 2006.*

    10.05.16    Antenna/tower lease between Salem Media of Ohio, Inc. (WRFD-
                 AM/Columbus, Ohio) and Messrs. Atsinger and Epperson expiring
                 2002.*

    10.05.17.01 Studio Lease between Salem Media of Oregon, Inc. (KPDQ-
                 AM/FM/Portland, Oregon) and Edward G. Atsinger III, Mona J.
                 Atsinger, Stuart W. Epperson, and Nancy K. Epperson expiring
                 2002.*

    10.05.17.02 Antenna/tower lease between Salem Media of Oregon, Inc. (KPDQ-
                 AM/FM/Raleigh Hills, Oregon and Messrs. Atsinger and Epperson expiring 2002.*

    10.05.18    Antenna/tower lease between Salem Media of Pennsylvania, Inc.
                 (WORD-FM/WPIT-AM/ Pittsburgh, Pennsylvania) and The Atsinger
                 Family Trust and Stuart W. Epperson Revocable Living Trust expiring 2003.*

    10.05.19    Antenna/tower lease between Salem Media of Texas, Inc. (KSLR-
                 AM/San Antonio, Texas) and Epperson-Atsinger 1983 Family Trust expiring 2007.*

    10.05.20    Antenna/tower lease between South Texas Broadcasting, Inc.
                 (KENR-AM/KKHT-FM/ Houston-Galveston, Texas) and Atsinger
                 Family Trust and Stuart W. Epperson Revocable Living Trust expiring 2005.*

    10.05.21    Antenna/tower lease between Vista Broadcasting, Inc. (KFIA-
                 AM/Sacramento, California) and The Atsinger Family Trust and
                 Stuart W. Epperson Revocable Living Trust expiring 2005.*

    10.06.01    Asset Purchase Agreement dated as of June 5, 1996 by and
                 between Radio 94 of Phoenix Limited Partnership and Salem
                 Media of Arizona, Inc. (KOOL-AM, Phoenix, Arizona).*

    10.06.02    Asset Purchase Agreement dated as of September 3, 1996 by and between Caron Broadcasting, Inc. and Mortenson Broadcasting
                 Company of Canton, LLC and Mortensen Broadcasting Company of
                 Akron, LLC (WTOF-FM, Canton, Ohio and WHLO-AM, Akron, Ohio).*

    10.06.03.01 Asset Purchase Agreement dated March 28, 1996 by and between
                 American Radio Assistance Corporation and Common Ground
                 Broadcasting, Inc. (KDBX-FM, Banks, Oregon).*

  ---------------------
  * To be filed by amendment.

     EXHIBIT
      NUMBER    DESCRIPTION OF EXHIBITS
     -------    -----------------------
    10.06.03.02 First Amendment to Asset Purchase Agreement dated as of July
                 22, 1996 by and between American Radio Systems Corporation and
                 Common Ground Broadcasting, Inc. (KDBX-FM, Banks, Oregon).*

    10.06.04.01 Asset Purchase Agreement dated as of April 23, 1996 by and between OmniAmerica Group and WHK License Partnership and
                 Inspiration Media of Ohio, Inc. (WHK-AM, Cleveland, Ohio).*

    10.06.04.02 First Amendment to the Asset Purchase Agreement dated as of
                 July 23, 1996 by and between OmniAmerica Group and WHK License
                 Partnership and Inspiration Media of Ohio, Inc. (WHK-AM,
                 Cleveland, Ohio).*

    10.06.05    Asset Purchase Agreement dated as of September 30, 1996 by and between Infinity Broadcasting Corporation of Dallas and
                 Inspiration Media of Texas, Inc. (KEWS, Arlington, Texas;
                 KDFX, Dallas, Texas).*

    10.06.06.01 Asset Purchase Agreement dated as of December 4, 1996 by and between Backbay Broadcasters, Inc. and New England Continental
                 Media, Inc. (WBNW-AM, Boston, Massachusetts).*

    10.06.06.02 First Amendment to the Asset Purchase Agreement dated as of
                 February, 1997 by and between Backbay Broadcasters, Inc. and
                 New England Continental Media, Inc. (WBNW-AM, Boston,
                 Massachusetts).*

    10.06.07    Asset Purchase Agreement dated June, 1997 by and between New
                 England Continental Media, Inc. and Hibernia Communications,
                 Inc. (WPZE-AM, Boston, Massachusetts).*

    10.07.01    Tower Purchase Agreement dated August 22, 1997 by and between the Company and Sonsinger Broadcasting Company of Houston,
                 L.P.*

    10.07.02    Amendment to the Tower Purchase Agreement dated November 10,
                 1997 by and between the Company and Sonsinger Broadcasting
                 Company of Houston, L.P.

    10.07.03    Promissory Note dated November 11, 1997 made by Sonsinger
                 Broadcasting Company of Houston, L.P. payable to the Company.

    10.08.01    Local Programming and Marketing Agreement dated June 13, 1997 between Sonsinger, Inc. and Inspiration Media, Inc.

    10.08.02    Local Programming and Marketing Agreement and Put/Call
                 Agreement dated October 23, 1997 by and between Cherokee
                 Broadcasting Co., Inc. and Salem Media of Georgia, Inc.

    10.09.01    Evidence of Key man life insurance policy no. 2256440M insuring
                 Edward G. Atsinger III in the face amount of $5,000,000.

    10.09.02    Evidence of Key man life insurance policy no. 2257474H insuring
                 Edward G. Atsinger III in the face amount of $5,000,000.

    10.09.03    Evidence of Key man life insurance policy no. 2257476B insuring
                 Stuart W. Epperson in the face amount of $5,000,000.

    12.01       Statement regarding Computation of Ratio of Earnings to Fixed
                 Charges.

    21.01       Subsidiaries of the Company.

    23.01       Consent of Ernst & Young LLP.

    23.02       Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
                 5.01).

    24.01       Powers of Attorney (included on Signature Pages of Registration
                 Statement).

    25.01       Statement of Eligibility of Trustee.*

    27.01       Financial Data Schedule.

  ---------------------
  * To be filed by amendment.

  (B) FINANCIAL STATEMENT SCHEDULES: SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

  All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

ITEM 22. UNDERTAKINGS

  (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 20 or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (b) Each Registrant undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (c) Each undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  (d) Each undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPANY HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Salem Communications Corporation

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                      TITLE

     /s/ Edward G. Atsinger III                 President and Chief Executive
-------------------------------------            Officer (Principal Executive
       EDWARD G. ATSINGER III                    Officer)

          /s/ Dirk Gastaldo                     Vice President and Chief
-------------------------------------            Financial Officer (Principal
            DIRK GASTALDO                        Financial Officer)

         /s/ Eileen E. Hill                     Vice President--Accounting &
-------------------------------------            Taxation (Principal
           EILEEN E. HILL                        Accounting Officer)

     /s/ Edward G. Atsinger III                 Director
-------------------------------------
       EDWARD G. ATSINGER III

                NAME                                      TITLE

       /s/ Stuart W. Epperson                     Director
-------------------------------------
         STUART W. EPPERSON

        /s/ Eric H. Halvorson                     Director
-------------------------------------
          ERIC H. HALVORSON

        /s/ Richard A. Riddle                     Director
-------------------------------------
          RICHARD A. RIDDLE

         /s/ Roland S. Hinz                       Director
-------------------------------------
           ROLAND S. HINZ

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, ATEP RADIO, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          ATEP Radio, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BISON MEDIA, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Bison Media, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, CARON BROADCASTING, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Caron Broadcasting, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, COMMON GROUND BROADCASTING, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Common Ground Broadcasting, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, GOLDEN GATE BROADCASTING COMPANY, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Golden Gate Broadcasting Company,
                                           Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, INLAND RADIO, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Inland Radio, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, INSPIRATION MEDIA, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Inspiration Media, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, INSPIRATION MEDIA OF TEXAS, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Inspiration Media of Texas, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, NEW ENGLAND CONTINENTAL MEDIA, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          New England Continental Media, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, NEW INSPIRATION BROADCASTING COMPANY, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          New Inspiration Broadcasting
                                           Company, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, OASIS RADIO, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Oasis Radio, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, PENNSYLVANIA MEDIA ASSOCIATES, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Pennsylvania Media Associates, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, RADIO 1210, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Radio 1210, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SALEM COMMUNICATIONS CORPORATION, A DELAWARE CORPORATION, HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Salem Communications Corporation, a
                                          Delaware corporation

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SALEM MEDIA CORPORATION HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Salem Media Corporation

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SALEM MEDIA OF CALIFORNIA, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Salem Media of California, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SALEM MEDIA OF COLORADO, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Salem Media of Colorado, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SALEM MEDIA OF LOUISIANA, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Salem Media of Louisiana, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SALEM MEDIA OF OHIO, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Salem Media of Ohio, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SALEM MEDIA OF OREGON, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Salem Media of Oregon, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SALEM MEDIA OF PENNSYLVANIA, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Salem Media of Pennsylvania, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SALEM MEDIA OF TEXAS, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Salem Media of Texas, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SALEM MUSIC NETWORK, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Salem Music Network, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SALEM RADIO REPRESENTATIVES, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Salem Radio Representatives, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SOUTH TEXAS BROADCASTING, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          South Texas Broadcasting, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SRN NEWS NETWORK, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          SRN News Network, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, VISTA BROADCASTING, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Vista Broadcasting, Inc.

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SALEM RADIO NETWORK INCORPORATED HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Salem Radio Network Incorporated

                                                /s/ Edward G. Atsinger III
                                          By: _________________________________
                                             EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

     /s/ Edward G. Atsinger III               President and Chief Executive
-------------------------------------          Officer (Principal Executive
       EDWARD G. ATSINGER III                  Officer)

          /s/ Dirk Gastaldo                   Vice President (Principal
-------------------------------------          Financial and Accounting
            DIRK GASTALDO                      Officer)

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BELTWAY MEDIA PARTNERS HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CAMARILLO, CALIFORNIA ON DECEMBER 8, 1997.

                                          Beltway Media Partners

                                          By: Salem Communications Corporation,
                                                a California corporation, a
                                                      general partner

                                                /s/ Edward G. Atsinger III
                                               ________________________________
                                              EDWARD G. ATSINGER III PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ERIC H. HALVORSON AND DIRK GASTALDO, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 8, 1997.

                NAME                                  TITLE

Salem Communications Corporation, a
California corporation, a general
partner

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

        /s/ Eric H. Halvorson                 Director
-------------------------------------
          ERIC H. HALVORSON

        /s/ Richard A. Riddle                 Director
-------------------------------------
          RICHARD A. RIDDLE

                NAME                                  TITLE

         /s/ Roland S. Hinz                   Director
-------------------------------------
           ROLAND S. HINZ

New Inspiration Broadcasting
Company, Inc., a general partner

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

Golden Gate Broadcasting Company,
Inc., a general partner

     /s/ Edward G. Atsinger III               Director
-------------------------------------
       EDWARD G. ATSINGER III

       /s/ Stuart W. Epperson                 Director
-------------------------------------
         STUART W. EPPERSON

                        SALEM COMMUNICATIONS CORPORATION

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                                          ADDITIONS       DEDUCTIONS
                                    ---------------------  --------
                         BALANCE AT CHARGED TO  CHARGED        BAD      BALANCE
                         BEGINNING  COSTS AND   TO OTHER       DEBT     AT END
DESCRIPTION              OF PERIOD   EXPENSES   ACCOUNTS    WRITE-OFFS OF PERIOD
-----------              ---------- ----------  --------    ---------- ---------
                                        (DOLLARS IN THOUSANDS)
Year Ended December 31,
 1994
  Allowance for doubtful
   accounts.............    $242      $  484     $ --         $(195)    $  531
Year Ended December 31,
 1995
  Allowance for doubtful
   accounts.............     531         929       --          (756)       704
Year Ended December 31,
 1996
  Allowance for doubtful
   accounts.............     704       1,067       --          (766)     1,005

                                                                   SEQUENTIALLY
    EXHIBIT                                                          NUMBERED
    NUMBER   DESCRIPTION OF EXHIBITS                                   PAGE
    -------  -----------------------                               ------------
     1.01    Placement Agreement, dated September 17, 1997,
              among the Company, the Guarantors, and Furman Selz
              LLC, Smith Barney, Inc., BancBoston Securities,
              Inc., and BNY Capital Markets, Inc. (collectively,
              the "Initial Purchasers").

     1.02    Registration Rights Agreement, dated September 17,
              1997, between the Company, the Guarantors and the Initial Purchasers.

     1.03    Form of Letter of Transmittal.

     1.04    Form of Notice of Guaranteed Delivery.

     3.01    Articles of Incorporation of the Company.

     3.02    Bylaws of the Company.

     3.03    Partnership Agreement of Beltway Media Partners.

     3.04    Articles of Incorporation of ATEP Radio, Inc.

     3.05    Bylaws of ATEP Radio, Inc.

     3.06    Articles of Incorporation of Bison Media, Inc.

     3.07    Bylaws of Bison Media, Inc.

     3.08    Articles of Incorporation of Caron Broadcasting,
              Inc.

     3.09    Code of By-laws of Caron Broadcasting, Inc.

     3.10    Articles of Incorporation of Common Ground
              Broadcasting, Inc.

     3.11    Bylaws of Common Ground Broadcasting, Inc.

     3.12    Articles of Incorporation of Golden Gate
              Broadcasting Company, Inc.

     3.13    Bylaws of Golden Gate Broadcasting Company, Inc.

     3.14    Articles of Incorporation of Inland Radio, Inc.

     3.15    Bylaws of Inland Radio, Inc., a California
              Corporation.

     3.16    Articles of Incorporation of Inspiration Media,
              Inc.

     3.17    Bylaws of Inspiration Media, Inc.

     3.18    Articles of Incorporation of Inspiration Media of
              Texas, Inc.

     3.19    Bylaws of Inspiration Media of Texas, Inc.

     3.20    Articles of Organization of New England Continental
              Media Inc.

     3.21    By-laws of New England Continental Media Inc.

     3.22.01 Articles of Incorporation of New Inspiration
              Broadcasting Company, Inc.

     3.22.02 Articles of Incorporation of Inspirational Media of
              Southern California, Inc. (see Exhibit 3.22.03 for name change to New Inspiration Broadcasting
              Company, Inc.).

     3.22.03 Certificate of Ownership of Inspirational Media of
              Southern California, Inc. (evidencing merger of
              New Inspiration Broadcasting Company, Inc. with and into the corporation and revision of articles to adopt the name New Inspiration Broadcasting
              Company, Inc.).

     3.23    Bylaws of Inspirational Broadcasting Company, Inc.
              (see Exhibit 3.22.03 for name change to New
              Inspiration Broadcasting Company, Inc.).

     3.24    Articles of Incorporation of Oasis Radio, Inc.

     3.25    Bylaws of Oasis Radio, Inc.

                                                                   SEQUENTIALLY
    EXHIBIT                                                          NUMBERED
    NUMBER   DESCRIPTION OF EXHIBITS                                   PAGE
    -------  -----------------------                               ------------
     3.26    Articles of Incorporation of Pennsylvania Media
              Associates, Inc.

     3.27    Pennsylvania Media Associates, Inc. By-laws

     3.28    Articles of Incorporation of Radio 1210, Inc.

     3.29    Bylaws of Radio 1210, Inc.

     3.30    Certificate of Incorporation of Salem
              Communications Corporation (a Delaware
              corporation).

     3.31 Salem Communications Corporation Bylaws (a Delaware corporation).

     3.32    Certificate of Incorporation of Salem Media
              Corporation.

     3.33    By-laws of Salem Media Corporation.

     3.34.01 Articles of Incorporation of John Brown Schools of
              California, Inc. (see Exhibit 3.34.03 for name change to Salem Media of California, Inc.).

     3.34.02 Certificate of Amendment of Articles of
              Incorporation of John Brown Schools of California,
              Inc. (see Exhibit 3.34.03 for name change to Salem
              Media of California, Inc.).

     3.34.03 Certificate of Amendment of Articles of
              Incorporation of John Brown Schools of California,
              Inc. (amending the name of the corporation to be Salem Media of California, Inc.).

     3.35    By-laws of Salem Media of California, Inc.

     3.36    Articles of Incorporation of Salem Media of
              Colorado, Inc.

     3.37    Bylaws of Salem Media of Colorado, Inc.

     3.38    Articles of Incorporation of Salem Media of
              Louisiana, Inc.

     3.39    By-laws of Salem Media of Louisiana, Inc.

     3.40    Articles of Incorporation of Salem Media of Ohio,
              Inc.

     3.41    Code of By-laws For the Government of the Board of
              Directors of Salem Media of Ohio, Inc.

     3.42    Articles of Incorporation of Salem Media of Oregon,
              Inc.

     3.43    Bylaws of Salem Media of Oregon, Inc.

     3.44    Articles of Incorporation of Salem Media of
              Pennsylvania, Inc.

     3.45    Salem Media of Pennsylvania, Inc. By-laws.

     3.46    Articles of Incorporation of Salem Media of Texas,
              Inc.

     3.47    Bylaws of Salem Media of Texas, Inc.

     3.48    Articles of Incorporation of Salem Music Network,
              Inc.

     3.49    Bylaws of Salem Music Network, Inc.

     3.50    Certificate of Incorporation of Salem Radio Network
              Incorporated.

     3.51    Salem Radio Network Incorporated Bylaws.

     3.52    Articles of Incorporation of Salem Radio
              Representatives, Inc.

     3.53    Bylaws of Salem Radio Representatives, Inc.

     3.54    Articles of Incorporation of South Texas
              Broadcasting, Inc.

     3.55    Bylaws of South Texas Broadcasting, Inc.

                                                                   SEQUENTIALLY
    EXHIBIT                                                          NUMBERED
    NUMBER   DESCRIPTION OF EXHIBITS                                   PAGE
    -------  -----------------------                               ------------
     3.56    Articles of Incorporation of SRN News Network, Inc.

     3.57    Bylaws of SRN News Network, Inc.

     3.58    Articles of Incorporation of Vista Broadcasting,
              Inc.

     3.59    Bylaws of Vista Broadcasting, Inc.

     4.01 Indenture between the Company, the Guarantors and The Bank of New York, as Trustee, dated as of September 25, 1997, relating to the Old Notes and the Notes, including form of Note.

     4.02    Form of Note (filed as part of Exhibit 4.01).

     4.03    Form of Note Guarantee (filed as part of Exhibit
              4.01).

     4.04    Registration Rights Agreement, dated September 25,
              1997, between the Company, the Guarantors and the Initial Purchasers (filed as Exhibit 1.02).

     4.05    Letter of Transmittal (filed as Exhibit 1.03).

     4.06    Notice of Guaranteed Delivery (filed as Exhibit
              1.04).

     4.07 Credit Agreement, dated as of September 25, 1997, among the Company, the several Lenders from time to time parties thereto, and The Bank of New York, as administrative agent for the Lenders.

     4.08    Borrower Security Agreement, dated as of September
              25, 1997, by and between the Company and The Bank of New York, as Administrative Agent of the Lenders.

     4.09 Subsidiary Guaranty and Security Agreement dated as of September 25, 1997, by and between the Company, the Guarantors, and The Bank of New York, as
              Administrative Agent.

     5.01 Opinion and Consent of Gibson, Dunn & Crutcher LLP, regarding validity and enforceability of the Notes and Guarantees.*

    10.01 Employment Agreement, dated as of August 1, 1997, between the Company and Edward G. Atsinger III.

    10.02 Employment Agreement, dated as of August 1, 1997, between the Company and Stuart W. Epperson.

    10.03.01 Employment Contract, dated November 7, 1991, between the Company and Eric H. Halvorson.

    10.03.02 First Amendment to Employment Contract, dated April
              22, 1996, between the Company and Eric H.
              Halvorson.

    10.03.03 Second Amendment to Employment Contract, dated July
              8, 1997, between the Company and Eric H.
              Halvorson.

    10.03.04 Deferred Compensation Agreement, dated November 7,
              1991, between the Company and Eric H. Halvorson.

    10.04.01 Employment Agreement, dated February 9, 1995, between Salem Radio Network Incorporated and Greg
              R. Anderson.

    10.04.02 Letter Agreement dated December 22, 1995, by
              Inspiration Media of Texas, Inc. re compensation of Greg R. Anderson under Employment Agreement with Salem Radio Network Incorporated.

  ---------------------
  * To be filed by amendment.

                                                                   SEQUENTIALLY
     EXHIBIT                                                         NUMBERED
      NUMBER    DESCRIPTION OF EXHIBITS                                PAGE
     -------    -----------------------                            ------------
    10.04.03    First Amendment to Employment Agreement, dated
                 August 1, 1997 between Salem Radio Network
                 Incorporated and Greg R. Anderson.

    10.05.01    Antenna/tower lease between Caron Broadcasting,
                 Inc. (WHLO-AM/Akron, Ohio) and Messrs. Atsinger and Epperson expiring 2007.

    10.05.02    Antenna/tower/studio lease between Caron
                 Broadcasting, Inc. (WTSJ-AM/Cincinnati, Ohio) and Messrs. Atsinger and Epperson expiring 2007.

    10.05.03    Antenna/tower lease between Caron Broadcasting,
                 Inc. (WHK-FM/Canton, Ohio) and Messrs. Atsinger and Epperson expiring 2007.

    10.05.04    Antenna/tower/studio lease between Common Ground
                 Broadcasting, Inc. (KKMS-AM/Eagan, Minnesota) and Messrs. Atsinger and Epperson expiring in 2006.

    10.05.05    Antenna/tower lease between Common Ground
                 Broadcasting, Inc. (WHK-AM/Cleveland, Ohio) and Messrs. Atsinger and Epperson expiring
                 2008.*

    10.05.06    Antenna/tower lease (KFAX-FM/Hayward,
                 California) and Salem Broadcasting Company, a partnership consisting of Messrs. Atsinger and Epperson, expiring in 2003.*

    10.05.07    Antenna/tower/studio lease between Inland Radio,
                 Inc. (KKLA-AM/San Bernardino, California) and
                 Messrs. Atsinger and Epperson expiring 2002.*

    10.05.08    Antenna/tower lease between Inspiration Media,
                 Inc. (KGNW-AM/Seattle, Washington) and Messrs.
                 Atsinger and Epperson expiring in 2002.*

    10.05.09    Antenna/tower lease between Inspiration Media,
                 Inc. (KLFE-AM/Seattle, Washington) and The
                 Atsinger Family Trust and Stuart W. Epperson
                 Revocable Living Trust expiring in 2004.*

    10.05.10    Antenna/tower lease between Oasis Radio, Inc
                 (KAVC-FM/Rosamond, California) and The Atsinger
                 Family Trust under a lease expiring in 2002.*

    10.05.11.01 Antenna/tower/lease between Pennsylvania Media
                 Associates, Inc. (WZZD-AM/ WFIL-AM/Philadelphia,
                 Pennsylvania) and Messrs. Atsinger and Epperson, as assigned from WEAZ-FM Radio, Inc., expiring
                 2004.*

    10.05.11.02 Antenna/tower/studio lease between Pennsylvania
                 Media Associates, Inc. (WZZD-AM/ WFIL-
                 AM/Philadelphia, Pennsylvania) and The Atsinger
                 Family Trust and Stuart W. Epperson Revocable
                 Living Trust expiring 2004.*

    10.05.12    Antenna/tower lease between Radio 1210, Inc.
                 (KPRZ-AM/Olivenhain, California) and The
                 Atsinger Family Trust expiring in 2002.*

    10.05.13    Antenna/tower lease between Salem Media
                 Corporation (WYLL-FM/Arlington Heights,
                 Illinois) and Messrs. Atsinger and Epperson expiring in 2002.*

    10.05.14    Antenna/turner/studio leases between Salem Media
                 Corporation (KLTX-AM/Long Beach and Paramount,
                 California) and Messrs. Atsinger and Epperson expiring in 2002.*

    10.05.15    Antenna/tower lease between Salem Media of
                 Colorado, Inc. (KNUS-AM/Denver-Bolder,
                 Colorado) and Messrs. Atsinger and Epperson expiring 2006.*

  ---------------------
  * To be filed by amendment.

                                                                   SEQUENTIALLY
     EXHIBIT                                                         NUMBERED
      NUMBER    DESCRIPTION OF EXHIBITS                                PAGE
     -------    -----------------------                            ------------
    10.05.16    Antenna/tower lease between Salem Media of Ohio,
                 Inc. (WRFD-AM/Columbus, Ohio) and Messrs.
                 Atsinger and Epperson expiring 2002.*

    10.05.17.01 Studio Lease between Salem Media of Oregon, Inc.
                 (KPDQ-AM/FM/Portland, Oregon) and Edward G.
                 Atsinger III, Mona J. Atsinger, Stuart W.
                 Epperson, and Nancy K. Epperson expiring 2002.*

    10.05.17.02 Antenna/tower lease between Salem Media of
                 Oregon, Inc. (KPDQ-AM/FM/Raleigh Hills,
                 Oregon and Messrs. Atsinger and Epperson expiring 2002.*

    10.05.18    Antenna/tower lease between Salem Media of
                 Pennsylvania, Inc. (WORD-FM/WPIT-AM/
                 Pittsburgh, Pennsylvania) and The Atsinger
                 Family Trust and Stuart W. Epperson Revocable
                 Living Trust expiring 2003.*

    10.05.19    Antenna/tower lease between Salem Media of
                 Texas, Inc. (KSLR-AM/San Antonio, Texas) and
                 Epperson-Atsinger 1983 Family Trust expiring
                 2007.*

    10.05.20    Antenna/tower lease between South Texas
                 Broadcasting, Inc. (KENR-AM/KKHT-FM/Houston-
                 Galveston, Texas) and Atsinger Family Trust and Stuart W. Epperson Revocable Living Trust expiring 2005.*

    10.05.21    Antenna/tower lease between Vista Broadcasting,
                 Inc. (KFIA-AM/Sacramento, California) and The
                 Atsinger Family Trust and Stuart W. Epperson
                 Revocable Living Trust expiring 2005.*

    10.06.01    Asset Purchase Agreement dated as of June 5,
                 1996 by and between Radio 94 of Phoenix Limited
                 Partnership and Salem Media of Arizona, Inc.
                 (KOOL-AM, Phoenix, Arizona).*

    10.06.02    Asset Purchase Agreement dated as of September
                 3, 1996 by and between Caron Broadcasting, Inc.
                 and Mortenson Broadcasting Company of Canton,
                 LLC and Mortensen Broadcasting Company of
                 Akron, LLC (WTOF-FM, Canton, Ohio and WHLO-AM,
                 Akron, Ohio).*

    10.06.03.01 Asset Purchase Agreement dated March 28, 1996 by and between American Radio Assistance
                 Corporation and Common Ground Broadcasting,
                 Inc. (KDBX-FM, Banks, Oregon).*

    10.06.03.02 First Amendment to Asset Purchase Agreement
                 dated as of July 22, 1996 by and between American Radio Systems Corporation and Common
                 Ground Broadcasting, Inc. (KDBX-FM, Banks,
                 Oregon).*

    10.06.04.01 Asset Purchase Agreement dated as of April 23,
                 1996 by and between OmniAmerica Group and WHK
                 License Partnership and Inspiration Media of
                 Ohio, Inc. (WHK-AM, Cleveland, Ohio).*

    10.06.04.02 First Amendment to the Asset Purchase Agreement
                 dated as of July 23, 1996 by and between OmniAmerica Group and WHK License Partnership and Inspiration Media of Ohio, Inc. (WHK-AM,
                 Cleveland, Ohio).*

    10.06.05    Asset Purchase Agreement dated as of September
                 30, 1996 by and between Infinity Broadcasting
                 Corporation of Dallas and Inspiration Media of
                 Texas, Inc. (KEWS, Arlington, Texas; KDFX,
                 Dallas, Texas).*

    10.06.06.01 Asset Purchase Agreement dated as of December 4,
                 1996 by and between Backbay Broadcasters, Inc.
                 and New England Continental Media, Inc. (WBNW-
                 AM, Boston, Massachusetts).*

  ---------------------
  * To be filed by amendment.

                                                                   SEQUENTIALLY
     EXHIBIT                                                         NUMBERED
      NUMBER    DESCRIPTION OF EXHIBITS                                PAGE
     -------    -----------------------                            ------------
    10.06.06.02 First Amendment to the Asset Purchase Agreement
                 dated as of February, 1997 by and between
                 Backbay Broadcasters, Inc. and New England
                 Continental Media, Inc. (WBNW-AM, Boston,
                 Massachusetts).*

    10.06.07    Asset Purchase Agreement dated June, 1997 by and
                 between New England Continental Media, Inc. and
                 Hibernia Communications, Inc. (WPZE-AM, Boston,
                 Massachusetts).*

    10.07.01    Tower Purchase Agreement dated August 22, 1997
                 by and between the Company and Sonsinger
                 Broadcasting Company of Houston, L.P.*

    10.07.02    Amendment to the Tower Purchase Agreement dated
                 November 10, 1997 by and between the Company and Sonsinger Broadcasting Company of Houston,
                 L.P.

    10.07.03    Promissory Note dated November 11, 1997 made by
                 Sonsinger Broadcasting Company of Houston, L.P.
                 payable to the Company.

    10.08.01    Local Programming and Marketing Agreement dated
                 June 13, 1997 between Sonsinger, Inc. and
                 Inspiration Media, Inc.

    10.08.02    Local Programming and Marketing Agreement and
                 Put/Call Agreement dated October 23, 1997 by and between Cherokee Broadcasting Co., Inc. and
                 Salem Media of Georgia, Inc.

    10.09.01    Evidence of Key man life insurance policy no.
                 2256440M insuring Edward G. Atsinger III in the face amount of $5,000,000.

    10.09.02    Evidence of Key man life insurance policy no.
                 2257474H insuring Edward G. Atsinger III in the face amount of $5,000,000.

    10.09.03    Evidence of Key man life insurance policy no.
                 2257476B insuring Stuart W. Epperson in the face amount of $5,000,000.

    12.01       Statement regarding Computation of Ratio of
                 Earnings to Fixed Charges.

    21.01       Subsidiaries of the Company.

    23.01       Consent of Ernst & Young LLP.

    23.02       Consent of Gibson, Dunn & Crutcher LLP (included
                 in Exhibit 5.01).

    24.01       Powers of Attorney (included on Signature Pages
                 of Registration Statement).

    25.01       Statement of Eligibility of Trustee.*

    27.01       Financial Data Schedule.

  ---------------------
  * To be filed by amendment.